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Exhibit 2.1

MADE as of the 27th day of May, 2008

BETWEEN:

SONUS PHARMACEUTICALS, INC.

-and-

ONCOGENEX TECHNOLOGIES INC.

ARRANGEMENT AGREEMENT

DuMoulin Black LLP
Barristers and Solicitors
10th Floor—595 Howe Street
Vancouver, British Columbia
V6C 2T5

TABLE OF CONTENTS

1.	INTERPRETATION		1
	1.1	Definitions	1
	1.2	Interpretation Not Affected by Headings, etc.	13
	1.3	Currency	13
	1.4	Number, etc.	13
	1.5	Date For Any Action	13
	1.6	Entire Agreement	14
	1.7	Accounting Matters	14
	1.8	Construction	14
	1.9	Knowledge	14
	1.10	Exhibits	15
2.	THE ARRANGEMENT		15
	2.1	Implementation Steps by OncoGenex	15
	2.2	Interim Order	15
	2.3	Articles of Arrangement	16
	2.4	OncoGenex Proxy Circular	17
	2.5	Sonus Proxy Statement and Meeting	17
	2.6	Securities Compliance	18
	2.7	Preparation of Filings	20
	2.8	U.S. Tax Treatment	21
	2.9	Voting Agreements	21
	2.10	Execution of Escrow Agreements by Sonus	21
	2.11	Executive Officers of Sonus	21
3.	REPRESENTATIONS AND WARRANTIES		22
	3.1	Representations and Warranties of OncoGenex	22
	3.2	Representations and Warranties of Sonus	48
	3.3	Non-Waiver	76
	3.4	Survival	76
4.	ESCROW PROVISIONS		76
5.	ADDITIONAL COVENANTS		77
	5.1	Retention of Goodwill	77
	5.2	Covenants of OncoGenex	77
	5.3	Covenants of Sonus	81
	5.4	Applications for Regulatory Approvals	86
	5.5	Covenants Regarding Non-Solicitation	86
	5.6	Notice by Sonus of Superior Proposal Determination	87
	5.7	Access to Information	88

	5.8	Covenant Regarding Representations and Warranties	89
	5.9	Closing Matters	89
	5.10	Directors and Officers Insurance	89
6.	CONDITIONS		90
	6.1	Mutual Conditions Precedent	90
	6.2	Additional Conditions Precedent to the Obligations of Sonus	91
	6.3	Additional Conditions Precedent to the Obligations of OncoGenex	92
	6.4	Notice and Cure Provisions	93
	6.5	Satisfaction of Conditions	93
7.	AMENDMENT AND TERMINATION		93
	7.1	Amendment	93
	7.2	Mutual Understanding Regarding Amendments	94
	7.3	Termination	94
	7.4	Effect Of Termination	95
	7.5	Expenses	96
	7.6	Liquidated Damages	96
	7.7	Remedies	96
	7.8	Effect of Break Fee Payment	96
8.	GENERAL		96
	8.1	Notices	96
	8.2	Assignment	97
	8.3	Binding Effect	98
	8.4	Waiver and Modification	98
	8.5	No Personal Liability	98
	8.6	Further Assurances	98
	8.7	Consultation	98
	8.8	Governing Laws	98
	8.9	Severability	98
	8.10	Counterparts	99
	8.11	Withholding Rights	99

Exhibit A—Appropriate Regulatory Approvals
Exhibit B—Arrangement Resolution
Exhibit C—Plan of Arrangement under section 192 of the Canada Business Corporations Act
Exhibit D—Intentionally omitted
Exhibit E—Voting Agreements

ii

ARRANGEMENT AGREEMENT

        THIS AGREEMENT made as of the 27th day of May, 2008.

AMONG:

  SONUS PHARMACEUTICALS, INC., a corporation existing under the laws of the State of Delaware

  (hereinafter referred to as "Sonus")

AND:

  ONCOGENEX TECHNOLOGIES INC., a corporation existing under the federal laws of Canada

  (hereinafter referred to as "OncoGenex")

        THIS AGREEMENT WITNESSETH THAT in consideration of the respective covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each party), the parties hereby covenant and agree as follows:

1.     INTERPRETATION

1.1    Definitions

        In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings respectively:

  "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving Sonus, OncoGenex or their respective Subsidiaries, as applicable: (i) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, arrangement or other similar transaction involving, or, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, all or any significant portion of the assets or twenty-five percent (25%) or more of the equity securities of, Sonus, OncoGenex or any of their respective Subsidiaries, in a single transaction or series of related transactions; (ii) with respect to Sonus, the acquisition by any Person (other than any beneficial owner of more than five percent (5%) of Sonus Common Shares as long as such beneficial owner is eligible to make filings in respect thereof on Schedule 13G under applicable SEC rules and regulations) of beneficial ownership of ten percent (10%) or more of the outstanding Sonus Common Shares (including Sonus Common Shares currently beneficially owned by such Person); (iii) with respect to OncoGenex, the acquisition by any Person (other than as a result of financings with existing shareholders of OncoGenex) of beneficial ownership of ten percent (10%) or more of the outstanding OncoGenex shares; (iv) any tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of capital stock of Sonus or OncoGenex, as applicable, or, with respect to Sonus, the filing of a registration statement under the Securities Act in connection therewith; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, as applicable;

  "Affiliate" has the meaning ascribed thereto in the Plan of Arrangement;

  "Announcement Date" means the day on which Sonus and OncoGenex first publicly announce the entering into this Agreement by Sonus and OncoGenex;

  "Appointed Directors" means three individuals to be designated by OncoGenex, and one individual, who shall be independent, acceptable to OncoGenex and Sonus;

  "Appropriate Regulatory Approvals" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, regulatory agencies or self-regulatory organizations, as set out in Exhibit A hereto;

  "Arrangement" means an arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 6.1 hereof or Article 5 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

  "Arrangement Resolution" means the special resolution of the OncoGenex Securityholders, to be substantially in the form and content of Exhibit B hereto;

  "Articles of Arrangement" means the articles of arrangement of OncoGenex in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is made;

  "Assumed Option" has the meaning ascribed thereto in Section 2.3(d);

  "Assumption Agreement" means the Stock Option Assumption, Amending and Confirmation Agreement relating to the assumption by Sonus of the OncoGenex Stock Option Plan and OncoGenex Options to be made between Sonus and OncoGenex prior to the Effective Date;

  "Average Market Price" means the average closing price of a Sonus Common Share on the NGM (or any other exchange on which Sonus Common Shares are listed for trading) for the ten consecutive Trading Days commencing with the Announcement Date or commencing with the first Trading Day after the Announcement Date if the announcement is after 1:00 p.m. Pacific Time;

  "BC Advantage Debenture" means the US$165,519 principal amount secured debenture of OncoGenex issued to BC Advantage Funds (VCC) Ltd. and outstanding at the date of this Agreement;

  "BC Advantage Debenture Repayment Amount" means the principal and interest owing to the holder of the BC Advantage Debenture on the tenth Trading Day following the Announcement Date;

  "BC Advantage Shares Issuable" means the number of Sonus Common Shares issuable that is equal to the BC Advantage Debenture Repayment Amount divided by 85 percent of the Average Market Price;

  "Business Day" means any day on which commercial banks are open for business in Seattle, Washington and Vancouver, British Columbia other than a Saturday, a Sunday or a day observed as a holiday in Seattle, Washington under the laws of the State of Washington or the federal laws of the United States of America or in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada;

  "Canadian Jurisdictions" means British Columbia, Alberta and Ontario;

  "Capital Adjustment" means the amendment of Sonus' certificate of incorporation prior to the Effective Date such that, immediately following the Reverse Stock Split, the authorized share capital of Sonus consists of (i) that number of Sonus Common Shares as is equal to two times the Sonus Common Shares outstanding immediately following the Effective Time (including the Deposited Securities), and (ii) 5,000,000 Sonus Preferred Shares, or in each case such other number of Sonus Common Shares or Sonus Preferred Shares agreed upon by Sonus and OncoGenex prior to mailing the Proxy Statement;

  "CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended;

  "Certificate of Amendment" means the certificate of amendment to the certificate of incorporation of Sonus to be filed with the Secretary of State of the State of Delaware and effective prior to the Effective Date, effecting the Reverse Stock Split, the Capital Adjustment and the Name Change;

  "Circular" means the notice of the OncoGenex Meetings and accompanying management proxy circular, including all schedules, appendices and exhibits thereto, to be sent to the OncoGenex Securityholders in connection with the OncoGenex Meetings;

  "Code" means the Internal Revenue Code of 1986, as amended;

  "Company" means Sonus, SonusSub, OncoGenex or OncoGenexSub, as the context requires;

  "Confidentiality Agreement" means the confidentiality and non-disclosure agreement dated as of February 22, 2008 between Sonus and OncoGenex;

  "Court" means the Supreme Court of British Columbia;

  "Debenture Shares Issuable" means the BC Advantage Shares Issuable plus the Other Debenture Shares Issuable;

  "Debt Instrument" means any bond, debenture, mortgage, promissory note or other instrument evidencing indebtedness for borrowed money;

  "Deposited Securities" has the meaning ascribed thereto in the Plan of Arrangement;

  "Director" means the Director appointed pursuant to Section 260 of the CBCA;

  "Dissent Procedures" has the meaning set out in section 3.1 of the Plan of Arrangement;

  "Dissent Rights" means the rights of dissent in respect of the Arrangement described in Section 3.1 of the Plan of Arrangement;

  "Dissenting Securityholder" means a holder of OncoGenex Shares or OncoGenex Debentures who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures;

  "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director giving effect to the Arrangement;

  "Effective Time" has the meaning ascribed thereto in the Plan of Arrangement;

  "Employee Benefits" means:

    (a)
    salaries, wages, bonuses, vacation entitlements, commissions, fees, stock option plans, stock purchase plans, incentive plans, deferred compensation plans, profit-sharing plans and other similar benefits, plans or arrangements;

    (b)
    insurance, health, welfare, drug, disability, pension, retirement, travel, hospitalization, medical, dental, legal counseling, eye care and other similar benefits, plans or arrangements; and

    (c)
    agreements or arrangements with any labour union or employee association, written or oral employment agreements or arrangements and agreements or arrangements for the retention of the services of independent contractors, consultants or advisors;

  "Encumbrance" means any mortgage, charge, easement, encroachment, lien, adverse claim, assignment by way of security, security interest, servitude, pledge, hypothecation, conditional sale agreement, security agreement, title retention agreement, financing statement, option, right of pre-emption, privilege, obligation to assign, licence, sublicence (other than non-exclusive licences and sublicences of intellectual property made in the ordinary course of business) or other encumbrance;

  "Environmental Laws" means all applicable domestic, foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

  "ERISA Affiliate" means any entity or trade or business (whether or not incorporated) other than a Company that together with a Company, is considered under common control and treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

  "Escrow Agent" means Computershare Trust Company of Canada or such other Person as the parties hereto may approve, in its capacity as escrow agent under the Escrow Agreements, and includes any successor escrow agent appointed thereunder;

  "Escrow Agreements" means the agreements to be made among Sonus the Escrow Agent and each of the Escrow Shareholders (or the Escrow Shareholders' Agent on behalf of one or more Escrow Shareholders), which shall be substantially in the form and content of Appendix 1 to the Plan of Arrangement, with such changes thereto as the parties hereto, acting reasonably, may approve;

  "Escrow Ratio" means the number calculated by dividing 25,000,000 by the number of OncoGenex Shares outstanding immediately prior to the Effective Time;

  "Escrow Shareholder" means a Person who is an OncoGenex Shareholder immediately prior to the Effective Time and for whose benefit Deposited Securities have been deposited with the Escrow Agent under an Escrow Agreement;

  "Escrow Shareholders' Agent" means Howard Riback, or such other Person as the parties hereto may approve, in his capacity as shareholders' agent under the Escrow Agreements and includes any successor shareholders' agent appointed under the Escrow Agreements;

  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

  "Exchanged Portion" means (i) with respect to the BC Advantage Debenture, the principal amount of the BC Advantage Debenture that is equal to the Original Principal Amount of the BC Advantage Debenture multiplied by the number of Sonus Common Shares issued under Section 2.3(a) divided by the BC Advantage Shares Issuable; and (ii) with respect to the Other Debentures, the principal amount of the Other Debentures that is equal to the aggregate Original Principal Amount of the Other Debentures multiplied by the number of Sonus Common Shares issued under Section 2.3(a) divided by the Other Debenture Shares Issuable;

  "Expiration Date" means the day that is six years after the Effective Date;

  "Final Order" means the final order of the Court granted pursuant to Section 192 of the CBCA approving the Arrangement as such order may be amended at any time prior to the Effective Date or, if appealed, then, unless such appeal is abandoned or denied, as affirmed;

  "Financial Year End" means December 31, 2007;

  "GAAP" means the generally accepted accounting principles used in the United States, as in effect from time to time;

  "Good Clinical Practices" means, as applicable, the then current standards for clinical trials for pharmaceuticals (including all applicable requirements relating to protection of human subjects), as set forth in the FDCA and applicable regulations promulgated thereunder (including, for example, and without limitation, 21 C.F.R. Parts 50, 54, 56, 312, and 314), as amended from time to time, and such standards of good clinical practice (including all applicable requirements relating to protection of human subjects) as are required by other organizations, foreign Governmental Entities or foreign Regulatory Authorities, as applicable, including applicable regulations or guidelines from the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

  "Good Laboratory Practices" means, as applicable, the then current standards for the conduct and reporting of laboratory studies regarding pharmaceuticals, as set forth in the FDCA and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good laboratory practices as are required by other organizations, foreign Governmental Entities or foreign Regulatory Authorities, as applicable, including applicable regulations or guidelines from the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

  "Good Manufacturing Practices" means the then current standards for the manufacture, processing, packaging, testing, transportation, handling and holding of pharmaceutical products, as set forth in the FDCA and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good manufacturing practices as are required by other organizations, foreign Governmental Entities or foreign Regulatory Authorities, as applicable, including applicable regulations or guidelines from the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

  "Governmental Entity" means any:

    (a)
    multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank or Tribunal;

    (b)
    subdivision, agent, commission, board, or authority of any of the foregoing;

    (c)
    quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

  "Guarantee" means any agreement, contract or commitment providing for the guarantee, indemnification, assumption or endorsement or any like commitment with respect to the obligations, liabilities (contingent or otherwise) or indebtedness of any Person;

  "Hazardous Materials" means wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants under any Environmental Laws, including, without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials, including sources of ionizing and nonionizing radiation", "petroleum products or wastes" or other similar designations in, or otherwise subject to regulation under, any Environmental Law.

  "IND" means an investigational new drug application filed with the FDA, including all documents, data and other information concerning the applicable drug which are necessary for or filed with such application;

  "Information" has the meaning ascribed thereto in Section 4.7(b);

  "Interested Person" means any present or former officer, director, shareholder, employee, consultant or advisor, excluding attorneys, accountants and other third party professional advisors of a Company in connection with this Agreement and the transactions contemplated herein, of or to such Company or any Person with which such Company or any of the foregoing does not deal at arm's length within the meaning of the Income Tax Act (Canada) (including a spouse, parent, child or sibling of any such Person);

  "Interim Order" means the interim order of the Court, as the same may be amended, granted pursuant to Section 192 of the CBCA in respect of the Arrangement, as contemplated by Section 2.2;

  "Laws" means all statutes, regulations, statutory rules, principles of law, orders, published policies and guidelines, and terms and conditions of any grant of approval, permission, authority or licence of any court, Governmental Entity, statutory body or self-regulatory authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

  "Material Adverse Change", when used in connection with Sonus or OncoGenex, means any change, effect, event or occurrence with respect to its condition (financial or otherwise), properties, assets, ownership, capital, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations or results of operations or those of its Subsidiaries, if any, that is, or would reasonably be expected to be, material and adverse to the business, properties, assets, operations or condition (financial or otherwise) of such party and its Subsidiaries taken as a whole, other than any change, effect, event or occurrence:

    (a)
    relating to the Canadian or United States' economy or securities markets in general; or

    (b)
    generally affecting the industry in which such party operates;

  "Material Adverse Effect", when used in connection with Sonus or OncoGenex, means any matter or action that has an effect that is, or would reasonably be expected to be, material and adverse to the business, properties, assets, operations or condition (financial or otherwise) of such party and its Subsidiaries taken as a whole, and "Materially Adversely Affected" shall have a corresponding meaning;

  "Meeting of Class A Shareholders" means the special meeting of the holders of OncoGenex Class A Preferred Shares (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement (unless each and every holder of OncoGenex Class A Preferred Shares consents in writing to a resolution approving the Arrangement, to the extent and in the manner permitted pursuant to the Interim Order);

  "Meeting of Class B Shareholders" means the special meeting of the holders of OncoGenex Class B Preferred Shares (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement (unless each and every holder of OncoGenex Class B Shares consents in writing to a resolution approving the Arrangement, to the extent and in the manner permitted pursuant to the Interim Order);

  "Meeting of Common Shareholders and Optionholders" means the special meeting of the holders of OncoGenex Common Shares and the holders of OncoGenex Options (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement (unless each and every holder of OncoGenex Common Shares and each and every holder of OncoGenex Options consents in writing to a resolution approving the Arrangement, to the extent and in the manner permitted pursuant to the Interim Order);

  "Meeting of Debentureholders" means the special meeting of the holders of OncoGenex Debentures (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement (unless each and every holder of OncoGenex Debentures consents in writing to a resolution approving the Arrangement, to the extent and in the manner permitted pursuant to the Interim Order);

  "Name Change" means the change of name of Sonus to "OncoGenex Pharmaceuticals, Inc." or such other name as may be agreed upon by Sonus and OncoGenex;

  "NCM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq Capital Market;

  "NDA" means a new drug application for a drug filed in accordance with 21 C.F.R. Part 314, and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning the applicable drug which are necessary for FDA approval to market such drug in the United States;

  "NGM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq Global Market;

  "Off-Balance Sheet Arrangement" has the meaning set forth in Item 303 of Regulation S-K adopted under the Exchange Act;

  "OncoGenex Affiliated Stockholders" has the meaning set forth in Section 2.9.

  "OncoGenex Business" means the business of OncoGenex and its Subsidiaries as described in Section 3.1.27;

  "OncoGenex Class A Preferred Shares" means OncoGenex Series 1 Class A Preferred Shares and OncoGenex Series 2 Class A Preferred Shares;

  "OncoGenex Class B Preferred Shares" means OncoGenex Series 1 Class B Preferred Shares and OncoGenex Series 2 Class B Preferred Shares;

  "OncoGenex Common Shares" means the common shares in the capital of OncoGenex;

  "OncoGenex Debentureholders" means the holders of OncoGenex Debentures immediately prior to the Effective Time;

  "OncoGenex Debentures" means the BC Advantage Debenture and the Other Debentures, collectively;

  "OncoGenex Disclosure Schedule" means that certain Disclosure Schedule dated as of the date hereof and delivered by OncoGenex to Sonus concurrently herewith;

  "OncoGenex Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person or Governmental Entity alleging any material liabilities or potential material liability arising out of, based on or resulting from the presence, or release or threatened release into the environment of, or any exposure to, any Hazardous Materials at any property or location owned or leased by OncoGenex or OncoGenexSub or other circumstances forming the basis of any material violation or alleged material violation of any Environmental Law.

  "OncoGenex Financial Statements" means the audited annual consolidated financial statements of OncoGenex as at December 31, 2007, consisting of the balance sheet of OncoGenex as at December 31, 2007 and the accompanying statement of operations and deficit and statement of cash flows for the 12-month period ended December 31, 2007, including the notes thereto and the auditor's report thereon, all of which are expressed in United States currency;

  "OncoGenex Intellectual Property" means all intellectual property including, without limitation, trade marks and trade mark applications, trade names, certification marks, patents, patent applications, patentable concepts, copyrights, know-how, formulae, processes, inventions, technical expertise, research data, trade secrets, industrial designs and other similar property, whether registered or unregistered, that is owned by, licensed to or otherwise used by OncoGenex and/or any of its Subsidiaries in the conduct of the OncoGenex Business, and including, without limitation, the OncoGenex Inventions and OncoGenex Trademarks;

  "OncoGenex Inventions" means the inventions described in the patents and patent applications listed in Table 1 of Section 3.1.37 of the OncoGenex Disclosure Schedule;

  "OncoGenex Interim Financial Statements" means the unaudited consolidated financial statements of OncoGenex as at March 31, 2008, consisting of the consolidated balance sheet of OncoGenex as at March 31, 2008 and the accompanying statement of operations and deficit and statement of cash flows for the period from the Financial Year End to and including March 31, 2008, all of which are expressed in United States currency;

  "OncoGenex Leased Property" means all the right, title and interest of OncoGenex or OncoGenexSub in and to the subject matter (whether realty or personalty) of the OncoGenex Leases;

  "OncoGenex Leases" means the real or personal property leases or subleases, or other rights of occupancy relating to real property, which OncoGenex or OncoGenexSub is a party to or bound by or subject to, including those set forth and described in Section 3.1.23 of the OncoGenex Disclosure Schedule;

  "OncoGenex Licences" has the meaning ascribed thereto in Section 3.1.32;

  "OncoGenex Material Agreements" means the agreements, indentures, contracts, leases, licences, options, instruments and other commitments of OncoGenex or OncoGenexSub set forth in Section 3.1.25 of the OncoGenex Disclosure Schedule;

  "OncoGenex Meetings" means the Meeting of Class A Shareholders, the Meeting of Class B Shareholders, the Meeting of Debentureholders and the Meeting of Common Shareholders and Optionholders;

  "OncoGenex Optionholders" means the holders of OncoGenex Options;

  "OncoGenex Options" means the options to purchase OncoGenex Common Shares granted under the OncoGenex Stock Option Plan which are outstanding and unexercised on the Effective Date;

  "OncoGenex Preferred Shares" means OncoGenex Class A Preferred Shares and OncoGenex Class B Preferred Shares;

  "OncoGenex Securityholders" means, collectively, OncoGenex Optionholders, OncoGenex Shareholders and OncoGenex Debentureholders;

  "OncoGenex Series 1 Class A Preferred Shares" means the Series 1 Class A Preferred shares in the capital of OncoGenex;

  "OncoGenex Series 1 Class B Preferred Shares" means the Series 1 Class B Preferred shares in the capital of OncoGenex;

  "OncoGenex Series 2 Class A Preferred Shares" means the Series 2 Class A Preferred shares in the capital of OncoGenex;

  "OncoGenex Series 2 Class B Preferred Shares" means the Series 2 Class B Preferred shares in the capital of OncoGenex;

  "OncoGenex Shareholders" means the holders of OncoGenex Shares;

  "OncoGenex Shares" means OncoGenex Common Shares and OncoGenex Preferred Shares, collectively;

  "OncoGenex Stock Option Plan" means the employee stock option plan of OncoGenex, as amended and in effect on the date hereof;

  "OncoGenex Trademarks" means the trade-marks and trade names listed in Table 2 of Section 3.1.37 of the OncoGenex Disclosure Schedule;

  "OncoGenexSub" means OncoGenex, Inc., a corporation existing under the laws of the State of Washington and being a wholly owned Subsidiary of OncoGenex;

  "Original Principal Amount" means the principal amount of an OncoGenex Debenture immediately prior to the Effective Time;

  "Other Debenture Exchange Ratio" means 1,000 divided by 4,334,481;

  "Other Debenture Repayment Amount" means the aggregate principal and interest owing to the holders of the Other Debentures on the tenth Trading Day following the Announcement Date;

  "Other Debenture Shares Issuable" means the aggregate number of Sonus Common Shares issuable that is equal to the Other Debenture Repayment Amount divided by 85 percent of the Average Market Price;

  "Other Debentures" means the US$4,334,481 aggregate principal amount secured debentures of OncoGenex issued to Ventures West 7 Limited Partnership, Ventures West 7 U.S. Limited Partnership, H.I.G. Horizon Corp., Working Opportunity Fund (EVCC) Ltd., BDC Capital Inc. and WHI Morula Fund, LLC and outstanding at the date of this Agreement;

  "Permitted Encumbrances" means (i) liens for Taxes or governmental assessments, charges or claims not yet due or which are being contested in good faith, and for which adequate reserves or other appropriate provisions have been established in financial statements in accordance with GAAP, (ii) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other liens imposed by applicable Law incurred in the ordinary course of business which are either for sums not yet delinquent, or being contested in good faith, or which would not, individually or in the aggregate, result in a Material Adverse Effect, and(iii) defects and irregularities of title and encumbrances that do not materially impair the use thereof for the purposes for which they are held, and (iv) a contingent liability not to exceed $500,000 issued pursuant to Sonus' lease for its headquarters in Seattle, Washington;

  "Person" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, company, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

  "Personal Information", when used in connection with a Company means any information in the possession of such Company about an individual other than the name, title, business address or telephone number of any employee;

  "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Exhibit C hereto and any amendments or variations thereto made in accordance with Section 6.1 hereof or Article 5 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

  "Pre-Effective Date Period" means the period from and including the date hereof to and including the earlier of the Effective Time and the date of termination of this Agreement pursuant to Section 6;

  "Products" means all products that are owned, created, designed, developed, manufactured, marketed, licensed or sold (whether in existence or in development) by or on behalf of a Company;

  "Proxy Statement" means the proxy statement relating to the Sonus Meeting, as amended or supplemented from time to time;

  "Remaining Portion" means, with respect to the OncoGenex Debentures, the aggregate Original Principal Amounts less the Exchanged Portion;

  "Representatives" has the meaning ascribed thereto in Section 4.7(a);

  "Reverse Stock Split" means a reverse stock split of Sonus Common Shares on the basis of between 10 and 20 Sonus Common Shares being combined into one (1) Sonus Common Share or on such other basis as agreed upon by Sonus and OncoGenex prior to mailing the Proxy Statement;

  "Reverse Stock Split Factor" means the number of Sonus Common Shares that is combined into each one (1) Sonus Common Share pursuant to the Reverse Stock Split;

  "SEC" means the United States Securities and Exchange Commission;

  "Securities Act" means the United States Securities Act of 1933, as amended;

  "Share Cap" has the meaning ascribed thereto in Section 2.3(a);

  "Share Exchange Ratio" means the number calculated by the following formula:

Share Exchange Ratio =	(A + B - C) D

Where:	A =	the number of Sonus Common Shares outstanding immediately prior to the Effective Time
	B =	25,000,000 Sonus Common Shares
	C =	the Debenture Shares Issuable, subject to a maximum equal to the Share Cap
	D =	the number of OncoGenex Shares outstanding immediately prior to the Effective Time;

  "Shareholders' Agreement" means the shareholders' agreement among OncoGenex and certain of its shareholders made as of September 24, 2003, as amended effective August 10, 2005 and September 7, 2006;

  "Software" means all computer software including, without limitation, application software, systems software, software design tools, interfaces, object libraries, and microcode in object code or source code forms and firmware, embedded in or used to develop products, and any related documentation including, without limitation, technical documentation, system designs and specifications, flow charts, record and file layouts, memoranda, correspondence and other such documentation containing or relating to the design, structure or coding or testing of, or algorithms or routines used in, or errors discovered in or corrected in such software, user guides and manuals related thereto and any other documentations or material (in whatever form, whether human or machine readable, and in whatever media) relating to such software;

  "Sonus Affiliated Stockholders" has the meaning set forth in Section 2.9.

  "Sonus Business" means the business of Sonus and its Subsidiaries as described in Section 3.2.26;

  "Sonus Common Shares" means the shares of common stock, having a par value of $0.001 each, in the capital of Sonus;

  "Sonus Disclosure Schedule" means that certain Disclosure Schedule dated as of the date hereof and delivered by Sonus to OncoGenex concurrently herewith;

  "Sonus Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person or Governmental Entity alleging any material liability or potential material liability arising out of, based on or resulting from the presence, or release or threatened release into the environment of, or any exposure to, any Hazardous Materials at any property or location owned or leased by Sonus or any SonusSub or other circumstances forming the basis of any material violation or alleged material violation of any Environmental Law.

  "Sonus Financial Statements" means the audited annual consolidated financial statements of Sonus as at December 31, 2007, consisting of the balance sheet of Sonus as at December 31, 2007 and the accompanying statement of operations and deficit and statement of cash flows for the 12-month period ended December 31, 2007, including the notes thereto and the auditor's report thereon, all of which are expressed in United States currency;

  "Sonus Intellectual Property" means all intellectual property including, without limitation, trade marks and trade mark applications, trade names, certification marks, patents, patent applications, patentable concepts, copyrights, know-how, formulae, processes, inventions, technical expertise, research data, trade secrets, industrial designs and other similar property, whether registered or unregistered, that is owned by, licensed to or otherwise used by Sonus and/or any of its Subsidiaries in the conduct of the Sonus Business, and including, without limitation, the Sonus Inventions and Sonus Trademarks;

  "Sonus Interim Financial Statements" means the unaudited consolidated financial statements of Sonus as at March 31, 2008, consisting of the consolidated balance sheet of Sonus as at March 31, 2008 and the accompanying statement of operations and deficit and statement of cash flows for the period from the Financial Year End to and including March 31, 2008, all of which are expressed in United States currency;

  "Sonus Inventions" means the inventions described in the patents and patent applications listed in Table 1 of Section 3.2.36 of the Sonus Disclosure Schedule;

  "Sonus Leased Property" means all the right, title and interest of Sonus or SonusSub in and to the subject matter (whether realty or personalty) of the Sonus Leases;

  "Sonus Leases" means the real or personal property leases or subleases, or other rights of occupancy relating to real property, which Sonus or SonusSub is a party to or bound by or subject to, including those set forth and described in Section 3.2.22 of the Sonus Disclosure Schedule;

  "Sonus Licences" has the meaning ascribed thereto in Section 3.2.31;

  "Sonus Material Agreements" means the agreements, indentures, contracts, leases, licences, options, instruments and other commitments set forth in Section 3.2.25 of the Sonus Disclosure Schedule;

  "Sonus Meeting" means the special meeting of the holders of Sonus Common Shares (including any adjournment thereof) that is to be convened as provided by this Agreement to consider and, if deemed advisable, approve the Sonus Shareholder Resolutions;

  "Sonus Preferred Shares" means shares of preferred stock, par value $0.001 per share, of Sonus, none of which have been issued and no series of which has been designated;

  "Sonus SEC Documents" means all registration statements, prospectuses, forms, reports, proxy statements, schedules and other documents and filings required to be filed by Sonus under the Securities Act or the Exchange Act, as the case may be, since January 1, 2006;

  "Sonus Shareholder Resolutions" means all necessary approvals by shareholders of Sonus required by Delaware law, applicable securities laws and the Nasdaq Stock Marketplace Rules, to allow Sonus to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, including the Reverse Stock Split, Name Change and election of directors of Sonus;

  "Sonus Shareholders" means the holders of Sonus Common Shares;

  "Sonus Trademarks" means the trade-marks and trade names listed in Table 2 of Section 3.2.36 of the Sonus Disclosure Schedule;

  "SonusSub" means Sonus Pharmaceuticals, Ltd., a corporation existing under the laws of the United Kingdom and being a wholly owned Subsidiary of Sonus;

  "Subsidiary" means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the Board of Directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a Subsidiary;

  "Superior Proposal" means a bona fide Acquisition Proposal made by any Person that the Board of Directors of Sonus determines in its good faith judgment to be more favorable to Sonus' shareholders than the Arrangement and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Sonus, is reasonably capable of being obtained by such Person;

  "Tax" and "Taxes" means, with respect to any entity, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, licence taxes, withholding taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, employment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing;

  "Tax Returns" means all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes;

  "Third Party Expenses" means all legal, accounting, financial advisory, investment banking, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby;

  "Third Party Software" means any software (including "Software") that is not owned by a Company but is licenced to the Company by another Person;

  "Trading Day" means any day that the NGM (or any other exchange on which Sonus Common Shares are listed for trading) is open for trading;

  "Tribunal" means:

    (a)
    any court (including a court of equity);

    (b)
    any federal, provincial, state, county, municipal or other government or governmental department, ministry, commission, board, bureau, agency or instrumentality;

    (c)
    any securities commission, stock exchange or other regulatory or self-regulatory body;

    (d)
    any board of trade, chamber of commerce or other business or professional organization or association;

    (e)
    any arbitrator or arbitration tribunal; and

    (f)
    any other tribunal;

  "UBC Shareholders Agreement" means the amended and restated shareholders agreement dated for reference September 24, 2003, as amended August 10, 2005, between OncoGenex, Ventures West 7 Limited Partnership, Ventures West 7 U.S. Limited Partnership, H.I.G. Horizon Corp., Working Opportunity Fund (EVCC) Ltd., Business Development Bank of Canada (as assigned to BDC), Milestone Medica Corporation, BC Advantage Funds (VCC) Ltd., the University of British Columbia, WHI Morula Fund LLC and certain others as further amended and restated from time to time;

  "Use" means use, modify, produce, distribute and license (including the right to sublicense).

  "Voting Agreement" means the Voting Agreement in the form attached hereto as Exhibit E.

1.2    Interpretation Not Affected by Headings, etc.

        The division of this Agreement into sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references in this Agreement to a "Section" followed by a number and/or a letter refer to the specified section of this Agreement, and all references in this Agreement to an Exhibit followed by a letter refer to the specified Exhibit to this Agreement. Unless otherwise indicated, the terms "this Agreement", "hereof', "herein", "hereunder" and "hereby" and similar expressions refer to this Agreement (including the Exhibits hereto), as amended or supplemented from time to time pursuant to the applicable provisions hereof, and not to any particular section or other portion hereof.

1.3    Currency

        Unless otherwise indicated, all sums of money referred to in this Agreement are expressed in lawful money of the United States of America.

1.4    Number, etc.

        Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

1.5    Date For Any Action

        In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6    Entire Agreement

        This Agreement and the agreements and other documents referred to herein constitute the entire agreement between the parties with respect to the Arrangement and other transactions contemplated hereby and supersede all other prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect thereto, other than the Confidentiality Agreement.

1.7    Accounting Matters

        Unless otherwise indicated, all accounting terms used in this Agreement in respect of a Company shall have the meanings attributable thereto under GAAP and all determinations of an accounting nature in respect of the Company required to be made shall be made in a manner consistent with GAAP and past practice.

1.8    Construction

        In this Agreement, unless otherwise indicated:

  (a)
  the words "include", "including" or "in particular", when following any general term or statement, shall not be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as permitting the general term or statement to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

  (b)
  a reference to a statute means that statute, as amended and in effect as of the date of this Agreement, and includes each and every regulation and rule made thereunder and in effect as of the date hereof,

  (c)
  a reference to an "approval", "authorization", "consent", "designation", "notice" or "agreement" means an approval, authorization, consent, designation, notice or agreement, as the case may be, in writing, signed by an authorized representative of the party or parties thereto;

  (d)
  the phrase "ordinary course of business", or any variation thereof, of any Person refers to the business of such Person, carried on in the regular and ordinary course including commercially reasonable and businesslike actions that are in the regular and ordinary course of business for a company operating in the industry in which such business is conducted notwithstanding that similar actions may not have been undertaken before by such Person and may be on a scale or in a quantum significantly greater or different than the scale or quantum of similar actions undertaken by such Person previously;

  (e)
  where a word, term or phrase is defined, its derivatives or other grammatical forms have a corresponding meaning;

  (f)
  time is of the essence; and

  (g)
  references to a "party" or "parties" are references to a party or parties to this Agreement.

1.9    Knowledge

        In this Agreement, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person, "of which it is aware" or any similar phrase means, unless otherwise indicated, (i) with respect to any Person who is an individual, the actual knowledge of such Person without enquiry, (ii) with respect to OncoGenex, the actual knowledge of the Chief Executive Officer and the Chief Financial Officer without enquiry, and such knowledge that a Person acting in such capacity should have in the ordinary course of business, and (iii) with respect to Sonus, the actual knowledge of the Chief Executive Officer and the Chief Financial Officer without enquiry, and such knowledge that a Person acting in such capacity should have in the ordinary course of business.

1.10    Exhibits

        The following Exhibits are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form an integral part hereof:

    Exhibit A—Appropriate Regulatory Approvals
    Exhibit B—Arrangement Resolution
    Exhibit C—Plan of Arrangement
    Exhibit D—Intentionally omitted
    Exhibit E—Voting Agreements

2.     THE ARRANGEMENT

2.1    Implementation Steps by OncoGenex

        OncoGenex covenants in favour of Sonus that OncoGenex shall:

  (a)
  as soon as reasonably practicable, apply in a manner acceptable to Sonus, acting reasonably, under Section 192 of the CBCA for the Interim Order, and thereafter proceed with and diligently pursue the obtaining of the Interim Order;

  (b)
  subject to Section 2.5, convene and hold the OncoGenex Meetings as promptly as practicable, but in any event not later than 30 days after mailing of the Proxy Statement to the Sonus Shareholders, for the purpose of considering and, if deemed advisable, approving the Arrangement and the transactions contemplated thereby by way of the Arrangement Resolution (and for any other proper purpose as may be set out in the notice for such meetings);

  (c)
  subject to obtaining the approval(s) as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order; and

  (d)
  subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement.

2.2    Interim Order

        The notice of motion for the application referred to in Section 2.1(a) shall include a request that the Interim Order provide:

  (a)
  for the class of Persons to whom notice is to be provided in respect of the Arrangement and the OncoGenex Meetings and for the manner in which such notice is to be provided;

  (b)
  that the requisite approval for the Arrangement Resolution shall be (i)(A) two-thirds of the votes cast on the Arrangement Resolution by the holders of OncoGenex Common Shares and the holders of OncoGenex Options present in person or by proxy at the Meeting of Common Shareholders and Optionholders, voting as a single class, such that each holder of OncoGenex Common Shares is entitled to one vote for each OncoGenex Common Share held and each holder of OncoGenex Options is entitled to one vote for each OncoGenex Common Share such holder would have received on a valid exercise of such OncoGenex Options; or (B) a written consent resolution executed by each and every holder of OncoGenex Common Shares and each and every holder of OncoGenex Options; (ii)(A) two-thirds of the votes cast on the Arrangement Resolution by the holders of OncoGenex Class A Preferred Shares present in person or by proxy at the Meeting of Class A Shareholders, voting as a separate class; or (B) a written consent resolution executed by each and every holder of OncoGenex Class A Preferred Shares; (iii)(A) two-thirds of the votes cast on the Arrangement Resolution by the holders of OncoGenex Class B Preferred Shares present in person or by proxy at the Meeting of Class B Shareholders, voting as a separate class; or (B) a written consent resolution executed by each and every holder of OncoGenex Class B Preferred Shares; (iv)(A) two-thirds of the votes cast on the Arrangement Resolution by the holders of OncoGenex Series 1 Class A Preferred Shares present in person or by proxy at the Meeting of Class A Shareholders, voting as a separate series; or (B) a written consent resolution executed by each and every holder of OncoGenex Series 1 Class A Preferred Shares; (v)(A) two-thirds of the votes cast on the Arrangement Resolution by the holders of OncoGenex Series 2 Class A Preferred Shares present in person or by proxy at the Meeting of Class A Shareholders, voting as a separate series; or (B) a written consent resolution executed by each and every holder of OncoGenex Series 2 Class A Preferred Shares; (vi)(A) two-thirds of the votes cast on the Arrangement Resolution by the holders of OncoGenex Series 1 Class B Preferred Shares present in person or by proxy at the Meeting of Class B Shareholders, voting as a separate series; or (B) a written consent resolution executed by each and every holder of OncoGenex Series 1 Class B Preferred Shares; (vii)(A) two-thirds of the votes cast on the Arrangement Resolution by the holders of OncoGenex Series 2 Class B Preferred Shares present in person or by proxy at the Meeting of Class B Shareholders, voting as a separate series; or (B) a written consent resolution executed by each and every holder of OncoGenex Series 2 Class B Preferred Shares; and (viii)(A) the affirmative vote by those OncoGenex Debentureholders representing three-quarters of the principal amount of the OncoGenex Debentures who vote on the Arrangement Resolution in person or by proxy at the Meeting of Debentureholders, voting as a separate class; or (B) a written consent resolution executed by each and every OncoGenex Debentureholder;

  (c)
  that, in all other respects, the terms, restrictions and conditions of the by-laws and articles of OncoGenex, including quorum requirements and all other matters, shall apply in respect of the OncoGenex Meetings; and

  (d)
  for the grant of the Dissent Rights.

2.3    Articles of Arrangement

        The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and all as subject to the provisions of the Plan of Arrangement, provide substantially as follows:

  (a)
  Subject to Section 2.3(b), each of the OncoGenex Debentures (other than OncoGenex Debentures held by Dissenting Securityholders who are ultimately entitled to be paid fair value of the OncoGenex Debentures held by them) will be transferred by the holder thereof, without any act or formality on its part, to Sonus (or an Affiliate thereof) in exchange for (i) in the case of the BC Advantage Debenture, that number of fully paid and non-assessable Sonus Common Shares equal to the BC Advantage Shares Issuable, and (ii) in the case of the Other Debentures, for each $1,000 principal amount of Other Debentures transferred, that number of fully paid and non-assessable Sonus Common Shares equal to the Other Debenture Exchange Ratio multiplied by the Other Debenture Shares Issuable; provided, however, in no event shall Sonus be obligated to issue pursuant to this Section 2.3(a) a number of Sonus Common Shares that exceeds the number of Sonus Common Shares outstanding immediately prior to the Effective Time (the "Share Cap");

  (b)
  To the extent that the Share Cap limits the number of Sonus Common Shares otherwise issuable pursuant to Section 2.3(a) and notwithstanding Section 2.3(a), only that portion of the OncoGenex Debentures as is equal to the Exchanged Portion shall be deemed to be transferred to Sonus and the Remaining Portion shall be deemed to remain outstanding and be held by the OncoGenex Debentureholders; and to the extent OncoGenex Debentures are transferred to Sonus pursuant to Section 2.3(a) and (b), the name of each such holder will be removed from the register of holders of OncoGenex Debentures and added to the register of holders of Sonus Common Shares, and Sonus will be recorded as the registered holder of OncoGenex Debentures transferred and will be deemed to be the legal and beneficial owner thereof. To the extent that there is a Remaining Portion, the OncoGenex Debentureholders will continue to be recorded as the registered holders of that portion of the OncoGenex Debentures that are not transferred and will be deemed to be the legal and beneficial owners thereof. For the purposes of Section 2.3(a) and this Section 2.3(b), the Other Debentures and BC Advantage Debenture shall rank pari-passu with each other;

  (c)
  each OncoGenex Share (other than OncoGenex Shares held by Dissenting Securityholders who are ultimately entitled to be paid the fair value of the OncoGenex Shares held by them) will be transferred by the holder thereof, without any act or formality on its part, to Sonus in exchange for that number of fully paid and non assessable Sonus Common Shares equal to the Share Exchange Ratio, subject to Section 4; and the name of each such holder will be removed from the register of holders of OncoGenex Shares and added to the register of holders of Sonus Common Shares, and Sonus will be recorded as the registered holder of such OncoGenex Shares so exchanged and will be deemed to be the legal and beneficial owner thereof; and

  (d)
  each OncoGenex Option shall, without any act or formality, be exchanged by the holder thereof for an option (an "Assumed Option") to purchase a number of Sonus Common Shares equal to the product of the Share Exchange Ratio multiplied by the number of OncoGenex Common Shares subject to such OncoGenex Option. Such Assumed Option shall provide for an exercise price per Sonus Common Share equal to the exercise price per share of such OncoGenex Option immediately prior to the Effective Time divided by the Share Exchange Ratio and rounded up to the nearest one hundredth of a cent. If the foregoing calculation results in an Assumed Option being exercisable for a fraction of a Sonus Common Share, then the number of Sonus Common Shares subject to such Assumed Option shall be rounded down to the next whole number of Sonus Common Shares. The term to expiry, conditions to and manner of exercise, vesting schedule and other terms and conditions of each of the Assumed Options shall be the same as the terms and conditions of the OncoGenex Option for which it is exchanged (except as provided for in the Assumption Agreement), and any document or agreement previously evidencing an OncoGenex Option shall be deemed to be an agreement between Sonus and the holder thereof evidencing such Assumed Option. Notwithstanding the above, in the event a holder of an OncoGenex Option would be subject to Section 409A of the Code as a result of the application of this Section 2.3(d) (but for this sentence), the determination of the exercise price and number of Sonus Common Shares that constitute the Assumed Option shall be adjusted as necessary such that the Assumed Option satisfies the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D).

2.4    OncoGenex Proxy Circular

        As promptly as practicable after the execution and delivery of this Agreement, OncoGenex shall prepare the Circular, together with any and all other documents required by the CBCA or other applicable Laws in connection with the Arrangement. As promptly as practicable after the completion of the Circular, OncoGenex shall cause the Circular and all other documentation required in connection with the OncoGenex Meetings to be sent to each OncoGenex Securityholder and to be filed as may be required by the Interim Order and applicable Laws.

2.5    Sonus Proxy Statement and Meeting

  (a)
  As soon as reasonably practicable after the execution and delivery of this Agreement, Sonus shall prepare and file with the SEC the Proxy Statement. Sonus shall use its best efforts to cause the Proxy Statement to be mailed to Sonus Shareholders as promptly as practicable. Sonus also shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Sonus Common Shares and Assumed Options and assumption of the OncoGenex Stock Option Plan pursuant to the Arrangement and Sonus shall furnish all information concerning Sonus and the holders of Sonus Common Shares as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to the Proxy Statement (including, without limitation, any periodic report to be filed under Section 13 of the Exchange Act which will be incorporated therein by reference) or any response to SEC comments will be made by Sonus without OncoGenex's prior consent (which shall not be unreasonably withheld, delayed or conditioned) and without providing OncoGenex the opportunity to review and comment thereon, except as may be permitted pursuant to Section 5.5. Sonus shall advise OncoGenex, promptly after it receives notice thereof, of the time when the issuance of any stop order, the suspension of the qualification of Sonus Common Shares issuable in connection with the Arrangement for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. Sonus shall advise OncoGenex, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. Sonus shall, as promptly as practicable after receipt thereof, provide OncoGenex with copies of any written comments and advise OncoGenex of any oral consents with respect to the Proxy Statement received from the SEC or any other Governmental Authority. If at any time prior to the Effective Time any information relating to Sonus or OncoGenex, or any of their respective Affiliates, officers or directors, should be discovered by Sonus or OncoGenex which should be set forth in an amendment or supplement to the Proxy Statement, so that any of the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by law, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the shareholders of Sonus and OncoGenex.

  (b)
  Sonus shall, as promptly as practicable after the Proxy Statement is approved by the SEC or review period expired, duly call, give notice of, convene and hold the Sonus Meeting in accordance with Delaware Law and its certificate of incorporation and bylaws for the purpose of passing the Sonus Shareholder Resolutions and shall, through its Board of Directors, recommend to its shareholders the Reverse Stock Split, the Capital Adjustment, the Name Change, the election of directors and the issuance of Sonus Common Shares and Assumed Options pursuant to the Arrangement. Unless the Board of Directors of Sonus has withdrawn its recommendation of this Agreement in compliance herewith, Sonus shall use its best efforts to solicit from Sonus Shareholders proxies in favor of the Sonus Shareholder Resolutions and to secure the vote or consent of shareholders required to approve the Sonus Shareholder Resolutions.

2.6    Securities Compliance

  (a)
  Sonus shall use its best efforts to obtain all orders required from the securities authorities of the Canadian Jurisdictions, on terms and conditions acceptable to OncoGenex, acting reasonably, to permit the first resale through the facilities of a stock exchange or market in the United States or through the NGM or NCM (provided that such first resale is made in accordance with the rules of the stock exchange or market upon which the trade is made or the rules of the NGM or NCM in accordance with all laws applicable to that stock exchange or market or applicable to the NGM or NCM) of:

    (i)
    Sonus Common Shares to be issued pursuant to the Arrangement; and

    (ii)
    Sonus Common Shares to be issued from time to time upon the exercise of the Assumed Options,

    in each case without qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Canadian Governmental Entity or regulatory authority under any Canadian federal, provincial or territorial securities or other Canadian Laws or pursuant to the rules and regulations of any regulatory authority administering such Laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" for the purposes of Canadian federal, provincial or territorial securities Laws).

  (b)
  In the event Sonus is unable to obtain the orders described in Section 2.6(a), Sonus shall (i) as expeditiously as reasonably practicable, prepare and file under the applicable securities laws of a jurisdiction listed in Appendix B to National Instrument 45-102—Resale of Securities, a preliminary prospectus and related documents and obtain a receipt for such preliminary prospectus; (ii) use its best efforts to resolve as expeditiously as reasonably practicable any comments with respect to the preliminary prospectus made by the applicable securities regulatory authority and receive confirmation from such securities regulatory authority, prior to the Effective Date, that Sonus is clear to file under the applicable securities laws of such jurisdiction a (final) prospectus; (iii) prepare a (final) prospectus and related documents; and (iv) as soon as possible after the Effective Time file under such applicable securities laws such (final) prospectus and related documents and use its best efforts to obtain, as expeditiously as reasonably practicable thereafter, a receipt for the (final) prospectus from such securities regulatory authority.

  (c)
  Sonus shall use its best efforts to (i) through the Effective Time, maintain the listing of Sonus Common Shares on the NGM unless concurrently with the delisting of Sonus Common Shares from the NGM Sonus Common Shares are listed on the NCM, (ii) promptly file with the Nasdaq Stock Market an additional listing application or initial listing application, as required by the Nasdaq Stock Market, for the listing of Sonus Common Shares, including Sonus Common Shares to be issued pursuant to the Arrangement and upon exercise of Assumed Options, (iii) cause Sonus Common Shares, including Sonus Common Shares to be issued pursuant to the Arrangement and upon exercise of Assumed Options, to be approved for listing on the NGM or NCM prior to the Effective Time, such listing to be effective at or prior to the Effective Time.

  (d)
  Sonus and OncoGenex shall each use their best efforts to cause the issuance of Sonus Common Shares and Assumed Options pursuant to the Arrangement to be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof.

  (e)
  Sonus shall use its best efforts to cause Sonus Common Shares issuable upon exercise of the Assumed Options to be registered as of the Effective Time on a then effective Form S-8 promulgated by the SEC or to file a Form S-8 covering such Assumed Options within three (3) Business Days of the Effective Time and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as any Assumed Option remains outstanding. Sonus shall give holders of Assumed Options notice of their new options as soon as practicable after the Effective Time.

  (f)
  If requested by OncoGenex, Sonus shall use all reasonable commercial efforts to cause Sonus Common Shares to be listed for trading on the Toronto Stock Exchange prior to the Effective Time.

2.7    Preparation of Filings

  (a)
  Sonus and OncoGenex shall cooperate in:

  (i)
  the preparation of such applications for the orders and the preparation of the Circular, the Proxy Statement and such other documents reasonably deemed by Sonus or OncoGenex to be necessary to discharge, in the manner contemplated by Sections 2.4, 2.5 and 2.6, their respective obligations under United States and Canadian federal, provincial, territorial or state securities Laws in connection with the Arrangement and the other transactions contemplated hereby;

  (ii)
  the taking of all such action as may be required under any applicable United States and Canadian federal, provincial, territorial or state securities Laws (including "blue sky laws"), in connection with the issuance of Sonus Common Shares in connection with the Arrangement or the issuance or exercise of the Assumed Options, to the extent the same is contemplated by Section 2.6; provided, however, that with respect to the United States "blue sky" and Canadian provincial qualifications neither Sonus nor OncoGenex shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where such entity is not now so subject, except (A) as set forth in Section 2.6(b) and (B) as to matters and transactions arising solely from the offer and sale of Sonus Common Shares; and

  (iii)
  the taking of all such action as may be required under the CBCA in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

  (b)
  Each of Sonus and OncoGenex shall, on a timely basis, furnish to the other all such information concerning it and its shareholders as may be required (and, in the case of its shareholders, available to it) to effect the actions described in Sections 2.4, 2.5 and 2.6 and the foregoing provisions of this Section 2.7, and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished or to be used.

  (c)
  Each of Sonus and OncoGenex shall promptly notify the other if at any time before or after the Effective Time it becomes aware that the Circular, the Proxy Statement or an application for an order or a preliminary prospectus or prospectus described in Section 2.6 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular, the Proxy Statement or such application or preliminary prospectus or prospectus. In any such event, Sonus and OncoGenex shall cooperate in the preparation of a supplement or amendment to the Proxy Statement or the Circular or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to the OncoGenex Securityholders, the Sonus Shareholders and/or filed with the relevant securities regulatory authorities.

  (d)
  Each of OncoGenex and Sonus shall ensure that the Circular complies with all applicable Laws. Without limiting the generality of the foregoing, each of OncoGenex and Sonus shall ensure that neither the Proxy Statement nor the Circular contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than, in the case of OncoGenex, with respect to any information relating to and provided by Sonus and, in the case of Sonus, with respect to information relating to and provided by OncoGenex or any OncoGenex Securityholder) and shall ensure that the Circular provides OncoGenex Securityholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the OncoGenex Meetings.

2.8    U.S. Tax Treatment

        The Arrangement is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, and this Agreement is intended to be a "plan of reorganization" within the meaning of the Treasury Regulations promulgated under Section 368 of the Code. Each party hereto agrees to treat the Arrangement as a reorganization within the meaning of Section 368(a) of the Code for all U.S. federal income tax purposes, and agrees to treat this Agreement as a "plan of reorganization" within the meaning of the Treasury Regulations promulgated under Section 368 of the Code, and to not take any position on any Tax Return or otherwise take any Tax reporting position inconsistent with such treatment, unless otherwise required by a "determination" within the meaning of Section 1313 of the Code that such treatment is not correct. Each party hereto agrees to act in good faith, consistent with the intent of the parties and the intended treatment of the Arrangement as set forth in this Section 2.8; provided, however, that Sonus and its Affiliates make no representation or warranty concerning the Tax treatment of the Arrangement or the transactions contemplated in this Agreement, and, except as specifically provided in this Section 2.8 relating to the reporting of the Arrangement for Tax purposes, do not covenant, represent or undertake to act or not act in any manner at any time to facilitate any such Tax treatment. Without limiting the generality of the foregoing, OncoGenex and the OncoGenex Securityholders shall rely on their own Tax advisors in determining whether or not the Arrangement and the transactions contemplated in this Agreement constitutes a reorganization within the meaning of Section 368 of the Code.

2.9    Voting Agreements

        As an inducement for each party to enter into this Agreement, each of the directors and certain of the officers and principal stockholders of OncoGenex (the "OncoGenex Affiliated Stockholders"), on the one hand, and each of the directors and executive officers of Sonus (the "Sonus Affiliated Stockholders"), on the other hand, have executed and delivered to Sonus and OncoGenex, respectively, Voting Agreements, providing that, among other things, the OncoGenex Affiliated Stockholders and Sonus Affiliated Stockholders will, subject to the terms and conditions therein, vote to approve the Arrangement and the transactions contemplated thereby, as more specifically set forth in the Arrangement Resolution and the Sonus Shareholder Resolutions, as applicable.

2.10    Execution of Escrow Agreements by Sonus

        Sonus covenants in favour of OncoGenex that, on or prior to the Effective Date and subject to the satisfaction or waiver of the other conditions herein contained in favour of Sonus, to execute and deliver the Escrow Agreements.

2.11    Executive Officers of Sonus.

        At the Effective Time, the Chief Executive Officer and the Chief Financial Officer of Sonus shall be Scott Cormack and Steve Anderson, respectively, and the employment of Michael Martino and Alan Fuhrman shall terminate. The parties agree that the terminations of Michael Martino and Alan Fuhrman shall constitute terminations pursuant to Section 1 of the Severance/Change in Control Agreement dated January 4, 2008, with respect to Michael Martino, and the Severance/Change in

Control Agreement dated January 11, 2008, with respect to Alan Fuhrman (collectively, the "Severance Agreements"). As a result of the forgoing terminations, Michael Martino and Alan Fuhrman shall be paid their current salaries and receive all benefits through their termination date, and shall be entitled to receive the severance benefits specified in Section 2.1 of the Severance Agreements, subject to delivery of a release, as specified in the Severance Agreements.

3.     REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of OncoGenex

        OncoGenex hereby represents and warrants to and in favour of Sonus that each of the following statements is true and correct, except as set forth in the OncoGenex Disclosure Schedule, and further acknowledges that Sonus is relying upon such representations and warranties in connection with the transactions herein contemplated. The OncoGenex Disclosure Schedule shall be arranged by specific Section references corresponding to the numbered and lettered Sections in this Section 3.1, and the disclosure in any Section shall qualify (i) the corresponding Section in this Section 3.1 and (ii) the other Sections in this Section 3.1 to the extent reasonably clear from a reading of such disclosure that it also qualifies or applies to such other Sections.

3.1.1    Incorporation and Organization of OncoGenex

        OncoGenex is a corporation duly incorporated under the CBCA, is validly subsisting, has full corporate and legal power and authority to own, lease and operate the properties currently owned, leased and operated by it and conduct its business as currently conducted, is duly registered as an extra-provincial company under the Business Corporations Act (British Columbia), is in good standing with the Registrar of Companies for the Province of British Columbia with respect to the filing of annual reports and is in good standing with the Director with respect to the filing of annual returns. OncoGenex is duly qualified or licenced to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned, leased or operated or the nature of the business conducted by it would make such qualification or licencing necessary. No proceedings have been instituted or are pending for the dissolution or liquidation of OncoGenex. True and complete copies of the Articles, Articles of Amendment and by-laws of OncoGenex have been provided to Sonus. OncoGenex is not in violation of any provision of its articles or by-laws. No Articles of Amendment have been filed or authorized by the shareholders of OncoGenex since September 19, 2007 and no by-laws have been amended or enacted since February 8, 2002.

3.1.2    Capitalization

        The authorized capital of OncoGenex consists of an unlimited number of OncoGenex Common Shares, an unlimited number of OncoGenex Class A Preferred Shares, an unlimited number of OncoGenex Class B Preferred Shares, and an unlimited number of Class C Preferred Shares. As of the date hereof, 1,285,500 OncoGenex Common Shares, 848,804.8 OncoGenex Class A Preferred Shares, 8,945,448 OncoGenex Class B Preferred Shares and no Class C Preferred Shares or shares of restricted stock are issued and outstanding. No OncoGenex Shares are held in treasury or authorized or reserved for issuance, other than upon the exercise of the OncoGenex Options and the conversion of the OncoGenex Preferred Shares and the OncoGenex Debentures. All outstanding OncoGenex Shares have been duly authorized and are validly issued, and are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon OncoGenex at the time at which they were issued and were issued in compliance with the articles and by-laws of OncoGenex and all applicable Laws. Except as disclosed in Section 3.1.2 of the OncoGenex Disclosure Schedule, there are, and have been, no registration rights, redemption or repurchase rights, anti-dilutive rights, voting agreements, voting trusts, preemptive rights or restrictions on transfer relating to any capital stock of OncoGenex, other than the Voting Agreements, rights under the Shareholders' Agreement, the

UBC Shareholders Agreement and the rights attaching to the OncoGenex Shares, such rights having been either complied with or waived or which will be complied with, waived or terminated prior to the Effective Time. As of the date hereof, OncoGenex Options for the purchase of 1,489,047 OncoGenex Common Shares are outstanding and no Person other than (a) Sonus under this Agreement, (b) the holders of OncoGenex Preferred Shares with respect to their right or obligation to convert such shares to OncoGenex Common Shares in accordance with the share rights attached to the OncoGenex Preferred Shares or (c) the OncoGenex Debentureholders with respect to their right or obligation to convert OncoGenex Debentures into OncoGenex Shares in accordance with the terms of the OncoGenex Debentures, has any other agreement, option, commitment, arrangement, or any other right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement, option or commitment (including any such right or privilege under convertible securities, warrants or convertible obligations of any nature) for:

  (a)
  the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares or any other securities of OncoGenex; or

  (b)
  the purchase or other acquisition from OncoGenex of any of its undertakings, business or assets.

Other than the OncoGenex Debentures, there are no outstanding bonds, debentures or other evidences of indebtedness of OncoGenex having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the OncoGenex Shares on any matter. All outstanding options, warrants, debentures, conversion privileges and other rights, agreements, arrangements or commitments (contingent or otherwise) obligating OncoGenex to issue or sell any shares or securities or obligations of any kind convertible into or exchangeable for any shares of OncoGenex were issued in compliance with the articles and by-laws of OncoGenex and all applicable Laws, and any preemptive rights, rights of first refusal or similar rights.

3.1.3    Authority and No Violation

  (a)
  OncoGenex has all requisite corporate power and authority to enter into this Agreement and the documents required to be executed by OncoGenex in connection with the transactions contemplated herein, to perform its obligations hereunder and, subject to obtaining the approval of the OncoGenex Securityholders as contemplated by this Agreement, to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement and such other documents by OncoGenex and the consummation by OncoGenex of the transactions contemplated by this Agreement and such other documents have been duly authorized by the Board of Directors of OncoGenex and no other corporate proceedings on its part are necessary to authorize this Agreement, the Voting Agreements, or the transactions contemplated hereby or thereby, other than:

  (i)
  with respect to the Circular and other matters relating solely thereto, including the implementation of the Arrangement, the approval of the Board of Directors of OncoGenex; and

  (ii)
  with respect to the completion of the Arrangement, the approval of the OncoGenex Securityholders and such other corporate proceedings of OncoGenex as may be required by the Interim Order.

  (b)
  This Agreement has been duly executed and delivered by OncoGenex and, assuming the due authorization, execution and delivery hereof by Sonus, constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity. All documents required to be executed by OncoGenex in connection with the transactions contemplated herein will be duly executed and delivered by OncoGenex on or before the Effective Date and, when so executed and delivered, will constitute a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity.

  (c)
  The approval of this Agreement and the other documents required to be executed by OncoGenex in connection with the transactions contemplated herein, the execution and delivery by OncoGenex of this Agreement and such other documents, and the performance by OncoGenex of its obligations hereunder and the completion of the Arrangement and the transactions contemplated thereby, will not, except as disclosed in Section 3.1.3(c) of the OncoGenex Disclosure Schedule:

  (i)
  conflict with, result in a violation or breach of or loss of any benefit under, constitute a default or require any consent (other than such as has already been obtained or will be obtained prior to the Effective Time) to be obtained under, give rise to any termination rights or payment obligation under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of OncoGenex or any of its Subsidiaries pursuant to, any provision of:

  (A)
  the articles, by-laws or other charter documents of OncoGenex or any of its Subsidiaries, including any unanimous shareholder agreement or any other agreement or understanding with any party holding an ownership interest in it;

  (B)
  any shareholder, voting or other agreements to which OncoGenex is a party;

  (C)
  any resolutions of its Board of Directors (or any committee thereof) or shareholders;

  (D)
  subject to obtaining the Appropriate Regulatory Approvals relating to OncoGenex or the transactions contemplated herein, any applicable Laws; or

  (E)
  subject to obtaining any consent, approval, permit or acknowledgement which may be required thereunder in connection with the completion of the transactions herein contemplated, details of which are set forth in Section 3.1.3 of the OncoGenex Disclosure Schedule, any license or registration or any agreement, contract, franchise, permit or commitment, written or oral, which OncoGenex or any of its Subsidiaries is a party to, bound by or subject to;

  (ii)
  give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available;

  (iii)
  result in the imposition of any Encumbrance upon any of OncoGenex's or its Subsidiaries' assets, or restrict, hinder, impair or limit their ability to carry on the OncoGenex Business as and where it is now being carried on or as and where it may be carried on in the future; or

  (iv)
  result in any Person becoming entitled to (A) any retirement, severance, unemployment compensation, "golden parachute", bonus or other such payment, the acceleration of the vesting or time to exercise or payment of any outstanding stock options or other Employee Benefits (including the OncoGenex Options), (B) the forgiveness or postponement of payment of any indebtedness owing to OncoGenex, or (C) receive any additional payments or compensation under or in respect of any Employee Benefits (including a "cash-out" of the OncoGenex Options as provided for in the OncoGenex Stock Option Plan).

  (d)
  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person is required to be obtained by OncoGenex or any of its Subsidiaries in connection with the execution and delivery of this Agreement or any of the other documents contemplated hereby, or the consummation by OncoGenex of the transactions contemplated hereby or thereby, other than:

  (i)
  any approvals required by the Interim Order;

  (ii)
  the Final Order;

  (iii)
  notices to and filings with the Director under the CBCA;

  (iv)
  the Appropriate Regulatory Approvals relating to OncoGenex;

  (v)
  any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which, if not obtained, would not in the aggregate have a Material Adverse Effect on OncoGenex; and

  (vi)
  any other consents or approvals set out in Section 3.1.3 of the OncoGenex Disclosure Schedule.

3.1.4    No Defaults

        Neither OncoGenex nor any of its Subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under, any contract, agreement, licence or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect on OncoGenex.

3.1.5    Issued Shares and Options

        Section 3.1.5 of the OncoGenex Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all of the issued and outstanding OncoGenex Shares, including the registered holders of all such shares, and all of the outstanding and unexercised OncoGenex Options, including the name of each holder, dates of grant, exercise prices, expiry dates and exercise or vesting dates of such OncoGenex Options, whether and to what extent the exercisability of such OncoGenex Options will be accelerated upon consummation of the transactions contemplated by this Agreement or any termination of employment thereafter, and the number of OncoGenex Shares which are the subject thereof. Except as disclosed in Section 3.1.5 of the OncoGenex Disclosure Schedule, the certificates evidencing the OncoGenex Shares bear no restrictive legends and none of the articles or by-laws of OncoGenex, the Shareholders' Agreement or any other shareholder agreement or unanimous shareholder agreement governing the affairs of OncoGenex or the relationship, rights and duties of shareholders contains or provides for any restrictions or restrictive legends with respect to the OncoGenex Shares or any of them, other than restrictions contained in the Shareholders' Agreement, which will terminate as of the Effective Time.

3.1.6    Subsidiaries

  (a)
  Except as disclosed in Section 3.1.6 of the Disclosure Schedule, neither OncoGenex nor OncoGenexSub is the beneficial or registered owner of any shares or other ownership interests in any Person, and neither holds any securities or obligations of any kind convertible into or exchangeable for shares or other ownership interests in any Person. All of the issued and outstanding shares of capital stock of each of OncoGenex's Subsidiaries have been validly issued and are fully paid and non-assessable. Neither OncoGenex nor OncoGenexSub is a party to any agreement to acquire any shares or other ownership interests in any Person.

  (b)
  OncoGenexSub is a corporation duly incorporated under the laws of its jurisdiction of incorporation, is validly subsisting, has full corporate and legal power and authority to own,

    lease and operate the properties currently owned, leased and operated by it and conduct its business as currently conducted, and is in good standing under the laws of its jurisdiction of incorporation. OncoGenexSub is duly qualified or licenced to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned, leased or operated or the nature of the business conducted by it would make such qualification or licencing necessary. No proceedings have been instituted or are pending for the dissolution or liquidation of OncoGenexSub. True and complete copies of the articles, bylaws or equivalent organizational documents of OncoGenexSub have been provided to Sonus, and OncoGenexSub is not in material violation of any provision of its organizational documents.

  (c)
  Except as disclosed in Section 3.1.6(c) of the OncoGenex Disclosure Schedule, OncoGenex is the beneficial owner of all of the issued and outstanding shares of OncoGenexSub free of any Encumbrance. No Person has any other agreement, option, commitment, arrangement, or any other right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment (including any such right or privilege under convertible securities, warrants or convertible obligations of any nature) for:

  (i)
  the purchase, subscription, allotment or issuance of, or conversion into, any of the issued or unissued shares or any other securities of OncoGenexSub; or

  (ii)
  the purchase or other acquisition from OncoGenexSub of any of its undertakings, business or assets.

3.1.7    OncoGenex Financial Statements

        The OncoGenex Financial Statements, copies of which have been provided to Sonus, have been prepared in accordance with GAAP applied on a basis consistent with those of previous years, the requirements of applicable Laws, are correct and complete and present fairly, in all material respects:

  (a)
  all the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of OncoGenex as at the Financial Year End; and

  (b)
  the results of operations and cash flows of OncoGenex for the 12-month period ended on the Financial Year End.

3.1.8    Interim Statements

        Except as disclosed in Section 3.1.8 of the OncoGenex Disclosure Schedule, the OncoGenex Interim Financial Statements, copies of which have been provided to Sonus, have been prepared in accordance with GAAP applied on a basis consistent with those of previous years, are correct and complete and present fairly, in all material respects:

  (a)
  all the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of OncoGenex on a consolidated basis, as at March 31, 2008; and

  (b)
  the revenues, earnings, results of operations and cash flows of OncoGenex on a consolidated basis, for the three-month period ended on March 31, 2008.

3.1.9    GAAP Liabilities

        OncoGenex has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and has no knowledge of any potential liabilities or obligations, other than:

  (a)
  liabilities (including liabilities for unpaid Taxes) disclosed on, reflected in or provided for in the OncoGenex Financial Statements or the OncoGenex Interim Financial Statements;

  (b)
  liabilities disclosed in Section 3.1.9 of the OncoGenex Disclosure Schedule or provided for in the operating budget of OncoGenex for the financial year ending December 31, 2008, a copy of which has been provided to Sonus;

  (c)
  liabilities incurred in the ordinary course of business and attributable to the period since the date of the OncoGenex Interim Financial Statements, none of which, individually or in the aggregate, has a Material Adverse Effect on OncoGenex; and

  (d)
  liabilities incurred in connection with this Agreement or the transactions contemplated in this Agreement.

3.1.10    Debt Instruments

        Except for the OncoGenex Debentures or as set forth and described in Section 3.1.10 of the OncoGenex Disclosure Schedule, neither OncoGenex nor any of its Subsidiaries is bound by or subject to:

  (a)
  any Debt Instrument; or

  (b)
  any agreement, contract or commitment to create, assume or issue any Debt Instrument;

and no Debt Instrument or Encumbrance which OncoGenex or any of its Subsidiaries is bound by or subject to is dependent upon the Guarantee of or any security provided by any other Person.

3.1.11    Accounts Receivable

        All accounts receivable of and book debts and other debts due to OncoGenex reflected in the OncoGenex Financial Statements or which have come into existence since the Financial Year End were created in the ordinary course of OncoGenex's business and, except to the extent that the same have been paid in the ordinary course of its business since the Financial Year End, are valid and enforceable and payable in full, without any right of set-off or counterclaim or any reduction for doubtful accounts other than as reflected in the OncoGenex Financial Statements and, in the case of accounts receivable which have come into existence since the Financial Year End, other than a reasonable allowance for doubtful accounts consistent with OncoGenex's previous practice.

3.1.12    Accuracy of Books and Records

        Except as disclosed in Section 3.1.12 of the OncoGenex Disclosure Schedule, the books and records, accounting, financial and otherwise, of OncoGenex fairly and correctly set out and disclose in all material respects, in accordance with GAAP, the financial position of OncoGenex as at the date hereof and all material financial transactions of OncoGenex have been accurately recorded in such books and records on a consistent basis and in conformity with GAAP. Except as disclosed in Section 3.1.12 of the OncoGenex Disclosure Schedule, all records, controls, data or information owned by OncoGenex and required to operate the OncoGenex Business are in the full possession and control of OncoGenex.

3.1.13    Guarantees

        Except as set forth and described in Section 3.1.13 of the OncoGenex Disclosure Schedule, neither OncoGenex nor any of its Subsidiaries is a party to or bound by or subject to any Guarantee of the indebtedness of any other Person and is not a party to any Off-Balance Sheet Arrangement.

3.1.14    Inventories

        Except as disclosed in Section 3.1.14 of the OncoGenex Disclosure Schedule, the inventories of OncoGenex and its Subsidiaries, if any:

  (a)
  consist solely of items of tangible personal property of the kind and quality regularly used or produced in its business;

  (b)
  are saleable or useable in the ordinary course of the OncoGenex Business for the purpose for which they were intended;

  (c)
  are at a level consistent with the requirements of potential customers of the OncoGenex Business, as reasonably anticipated by OncoGenex;

  (d)
  are not obsolete; and

  (e)
  have been valued in the OncoGenex Financial Statements in accordance with GAAP, on a basis consistent with that of past practice.

3.1.15    OncoGenex Business Carried on in Ordinary Course

        The OncoGenex Business has been carried on in the ordinary course since the Financial Year End, and since the Financial Year End:

  (a)
  except as disclosed in Section 3.1.15(a) of the OncoGenex Disclosure Schedule, there has been no Material Adverse Change with respect to OncoGenex;

  (b)
  there has been no damage, destruction or loss of any material tangible assets (including any medium in which OncoGenex's Intellectual Property resides), whether covered by insurance or not, that could reasonably be expected to have a Material Adverse Effect on OncoGenex;

  (c)
  there has been no split, combination or reclassification of any of the outstanding OncoGenex Shares, and OncoGenex has not declared or paid any dividends on or made any other distributions (in either case, in stock or property) on or in respect of the outstanding OncoGenex Shares;

  (d)
  OncoGenex has not allotted, reserved, set aside or issued, authorized or proposed the allotment, reservation, setting aside or issuance of, or purchased or redeemed or proposed the purchase or redemption of, any shares in its capital stock or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities, nor has OncoGenex agreed to do any of the foregoing, except for:

  (i)
  the issuance of OncoGenex Common Shares pursuant to (A) the exercise of OncoGenex Options, which are or have become fully vested, (B) the conversion of OncoGenex Preferred Shares and (C) the conversion of OncoGenex Debentures;

  (ii)
  the grant of OncoGenex Options to certain officers, directors, employees, consultants and suppliers of OncoGenex since the Financial Year End; and

  (iii)
  the allotment and reservation for issuance of OncoGenex Common Shares pursuant to OncoGenex Options granted since the Financial Year End;

    particulars of which are set forth in Section 3.1.15(d) of the OncoGenex Disclosure Schedule;

  (e)
  except as disclosed in Section 3.1.15(e) of the OncoGenex Disclosure Schedule, there has been no increase in the salary or other cash compensation payable or to become payable by OncoGenex or any of its Subsidiaries to any of their respective officers, directors, employees or advisors, other than in the ordinary course of business, and there has been no declaration, payment or commitment or obligation of any kind for the payment or granting by OncoGenex or any of its Subsidiaries of a bonus, stock option or other additional salary or compensation to any such Person, or any grant to any such Person of any increase in severance or termination pay, nor has OncoGenex or any of its Subsidiaries agreed to do any of the foregoing;

  (f)
  except as disclosed in Section 3.1.15(f) of the OncoGenex Disclosure Schedule, there has been no increase in or modification of any Employee Benefits or agreement to increase or modify any Employee Benefits (including, in either case, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its directors or officers, other than increases in salary or cash compensation payable or to become payable by OncoGenex or any of its Subsidiaries to any of their respective officers or directors, provided any such increase is in the ordinary course of business of OncoGenex;

  (g)
  except as disclosed in Section 3.1.15(g) of the OncoGenex Disclosure Schedule, neither OncoGenex nor any of its Subsidiaries has (i) acquired or sold, pledged, leased, encumbered or otherwise disposed of any material property or assets or agreed to do any of the foregoing or (ii) incurred or committed to incur capital expenditures in excess of $100,000, in the aggregate, or agreed to do any of the foregoing;

  (h)
  except as set forth in Section 3.1.15(h) of the OncoGenex Disclosure Schedule, neither OncoGenex or any of its Subsidiaries has entered into any material contract, agreement, licence, franchise, lease transaction, commitment or other right or obligation and has not amended, modified, relinquished, terminated or failed to renew any Material Agreement, other than in the ordinary course of business of OncoGenex;

  (i)
  there has been no transfer (by way of a licence or otherwise) of or agreement to transfer to any Person rights to any of OncoGenex's Intellectual Property, other than non-exclusive licences in the ordinary course of business;

  (j)
  OncoGenex has not made any change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise), respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense;

  (k)
  except as set forth in Section 3.1.15(k) of the OncoGenex Disclosure Schedule, there has been no notice delivered to OncoGenex or any of its Subsidiaries of any claim of ownership by a third party of any OncoGenex Intellectual Property owned or developed by OncoGenex or any of its Subsidiaries, or of infringement by OncoGenex or any of its Subsidiaries of any third party's intellectual property rights;

  (l)
  except as set forth in Section 3.1.15(l) of the OncoGenex Disclosure Schedule, there has been no amendment to the articles or by-laws of OncoGenex or similar governing documents of any of its Subsidiaries;

  (m)
  there has been no disruption in the normal work of OncoGenex's workforce or claim of wrongful discharge or other unlawful labour practice in respect of OncoGenex;

  (n)
  there has been no waiver by OncoGenex or any of its Subsidiaries of, or agreement to waive, any right of substantial value, and neither OncoGenex nor any of its Subsidiaries has entered into any commitment or transaction not in the ordinary course of business where such right, commitment or transaction is or would be material in relation to OncoGenex or the OncoGenex Business; and

  (o)
  except as set forth in Section 3.1.15(o) of the OncoGenex Disclosure Schedule, there has been no creation, or agreement by OncoGenex or any of its Subsidiaries to create any Encumbrance on any of its property or assets (except for any lien for unpaid Taxes not yet due).

3.1.16    Partnerships or Joint Ventures

        Except as set forth in Section 3.1.16 of the OncoGenex Disclosure Schedule, neither OncoGenex nor any of its Subsidiaries is a partner or participant in any partnership, joint venture, profit-sharing arrangement or other business combination of any kind and is not party to any agreement under which OncoGenex agrees to carry on any part of its business or any other activity in such manner or by which OncoGenex or any of its Subsidiaries agrees to share any revenue or profit with any other Person other than royalty and milestone payments to its licensors under licence agreements disclosed in Section 3.1.16 of the OncoGenex Disclosure Schedule.

3.1.17    Minute Books and Corporate Records

        To the knowledge of OncoGenex, the minute and record books of OncoGenex contain complete and accurate minutes of all meetings of, and copies of all by-laws and resolutions passed by, or consented to in writing by, the directors (and any committees thereof) and shareholders of OncoGenex since its incorporation and which are required to be maintained in such books under the CBCA; all such meetings were duly called and held and all such by-laws and resolutions were duly passed or enacted. The share certificate books, registers of shareholders, registers of transfers, registers of directors, registers of holders of Debt Instruments and other corporate registers of OncoGenex comply in all material respects with the provisions of all applicable Laws and are complete and accurate in all material respects. Except for the Shareholders' Agreement and the UBC Shareholders Agreement, OncoGenex is not a party to or bound by or subject to any shareholder agreement or unanimous shareholder agreement governing the affairs of OncoGenex or the relationships, rights and duties of shareholders and is not subject to a shareholder rights plan or "poison pill" or similar plan.

3.1.18    Interested Persons

  (a)
  Except as set forth and described in Section 3.1.18 of the OncoGenex Disclosure Schedule, since the Financial Year End, no payment has been made or authorized by OncoGenex or any of its Subsidiaries to or for the benefit of any Interested Person, except in the ordinary course of business and at the regular rates, payable as Employee Benefits, management and other similar fees, the reimbursement of expenses incurred on behalf of OncoGenex or any Subsidiary, or otherwise.

  (b)
  Except as set forth and described in Section 3.1.18 of the OncoGenex Disclosure Schedule, since the Financial Year End the aggregate amount of Employee Benefits, management and other fees, reimbursement of expenses incurred on behalf of OncoGenex and its Subsidiaries or other payments in any such case made to an Interested Person have been paid at rates no greater than those prevailing at the Financial Year End.

  (c)
  Except as set forth and described in Section 3.1.18 of the OncoGenex Disclosure Schedule:

  (i)
  Neither OncoGenex nor any of its Subsidiaries is a party to or bound by or subject to any agreement, contract or commitment with any Interested Person, except for contracts of employment or personal services contracts with independent contractors;

  (ii)
  Neither OncoGenex nor any of its Subsidiaries has any loan or indebtedness outstanding (except for obligations incurred in the ordinary course of business with respect to Employee Benefits, personal services contracts or the reimbursement of expenses incurred on behalf of OncoGenex or a Subsidiary or otherwise) to any Interested Person;

  (iii)
  no Interested Person owns, directly or indirectly, in whole or in part, any property that OncoGenex or any of its Subsidiaries uses in the operation of its business as heretofore carried on; and

    (iv)
    no Interested Person has any cause of action or other claim whatsoever against, or owes any amount to, OncoGenex or any of its Subsidiaries in connection with OncoGenex's Business as heretofore carried on, except for any liability reflected in the OncoGenex Financial Statements or the OncoGenex Interim Financial Statements and claims in the ordinary course of business such as, without limitation, for accrued vacation pay and accrued benefits under the Employee Benefits.

3.1.19    Directors and Officers

        Section 3.1.19 of the OncoGenex Disclosure Schedule sets forth the names and titles of all directors and officers of OncoGenex and each of its Subsidiaries as at the date of this Agreement.

3.1.20    Employment and Employee Benefit Matters

  (a)
  As at May 15, 2008, OncoGenex had fifteen full time and one permanent part time employees, of which none are located in the United States and OncoGenexSub had five full time employees and two permanent part time employees, each of whom is located in the United States. The names of such individuals, their years of service, their job titles and the Employee Benefits to which they are entitled are set forth and described in Section 3.1.20 of the OncoGenex Disclosure Schedule. Section 3.1.20 also identifies each employee, if any, who holds a temporary work authorization, including H-1B, L-1, F-1 or J-1 visas or work authorizations (the "Work Permits"), and shows for each such employee the type of Work Permit and the length of time remaining on such Work Permit. To the knowledge of OncoGenex, no employee intends to terminate his employment with OncoGenex or any Subsidiary of OncoGenex, whether as a result of the transactions contemplated by this Agreement or otherwise.

  (b)
  Section 3.1.20 of the OncoGenex Disclosure Schedule contains a complete list of individuals who are not employees of OncoGenex, and who supply their services to OncoGenex or any Subsidiary under personal services contracts (whether written, oral or otherwise, and including independent contractors, employees of agencies, secondees or leased employees and consultants), specifying location, start and end date of engagement, services supplied, supplying agency and fees and other amounts payable by OncoGenex or any Subsidiary. There are no complaints, claims or charges outstanding or, to the knowledge of OncoGenex, anticipated relating to the engagement of such individuals.

  (c)
  Section 3.1.20 of the OncoGenex Disclosure Schedule lists each employee of OncoGenexSub who is absent from active employment (i) due to short or long term disability (ii) on a leave pursuant to the United States Family and Medical Leave Act or a comparable state Law, (iii) on any other leave or approved absence (together with the reason for each leave or absence) or (iv) due to military service (under conditions that give the employee rights to re-employment).

  (d)
  Section 3.1.20 of the OncoGenex Disclosure Schedule contains a complete list of all Employee Benefits maintained, or otherwise contributed to or required to be contributed to, by OncoGenex for the benefit of employees or former employees of OncoGenex or its Subsidiaries. OncoGenex has delivered or made available to Sonus true, correct and complete copies of all policies, handbooks and manuals relating to employment matters. With respect to continuation rights rising under federal or state Law as applied to employee benefit plans that are group health plans (as defined in Section 601 et seq. of ERISA), Section 3.1.20 of the OncoGenex Disclosure Schedule lists (i) each employee, former employee or qualifying beneficiary who has elected continuation coverage and (ii) each employee, former employee or qualifying beneficiary who has not elected continuation coverage but is still within the period in which such election may be made.

  (e)
  Except as set forth and described in Section 3.1.20 of the OncoGenex Disclosure Schedule:

  (i)
  Neither OncoGenex nor any of its Subsidiaries is a party to or bound by or subject to any agreement or arrangement with respect to Employee Benefits and no such agreement or arrangement contains any specific provision as to notice of termination of employment or severance pay in lieu thereof;

  (ii)
  Neither OncoGenex nor any of its Subsidiaries has any obligations to amend any Employee Benefit and no amendments will be made or promised prior to the Effective Date, except with the prior written consent of Sonus;

  (iii)
  all material obligations of OncoGenex and its Subsidiaries with respect to Employee Benefits are reflected in and have been fully accrued in the OncoGenex Financial Statements or OncoGenex Interim Financial Statements;

  (iv)
  Neither OncoGenex nor any of its Subsidiaries is a party to or bound by or subject to any collective bargaining agreement or other similar arrangement with any labour union or employee association nor has it made any commitment to or conducted any negotiation or discussion with any labour union or employee association with respect to any future agreement or arrangement and, to the knowledge of OncoGenex, there is no current application for certification or other attempt to organize or establish any labour union or employee association with respect to employees of OncoGenex or any of its Subsidiaries;

  (v)
  Each of OncoGenex and its Subsidiaries has, in all material respects, complied with, and operated its business in accordance with, all applicable Laws relating to employment and labour matters, including employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labour relations matters; there are no current, pending or, to the knowledge of OncoGenex, threatened claims, complaints or proceedings of any kind involving OncoGenex, its Subsidiaries or to OncoGenex's knowledge, any of their respective employees before any Tribunal with respect to any of the above matters; and there are no facts known to OncoGenex that could reasonably be expected to give rise to any such claim, complaint or proceeding;

  (vi)
  there are no existing or, to the knowledge of OncoGenex, threatened labour strikes, slow downs, work stoppages or other similar labour troubles affecting OncoGenex or any of its Subsidiaries;

  (vii)
  Neither OncoGenex nor any of its Subsidiaries has made representations or commitments to its employees with respect to future material increases in wages or other compensation;

  (viii)
  to the knowledge of OncoGenex, no employee of OncoGenex or any of its Subsidiaries is bound by any confidentiality, non-solicitation or non-competition agreement in favour of any Person other than OncoGenex or one of its Subsidiaries which is material and relevant to the employment of such employee by OncoGenex or such Subsidiary and which imposes obligations on such employee greater than those owed by such employee under common law;

  (ix)
  to the knowledge of OncoGenex, no employee of OncoGenex or any of its Subsidiaries is, in any material respect, in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by OncoGenex or such Subsidiary because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others;

    (x)
    Neither OncoGenex nor any of its Subsidiaries is a party to any side letter or other written or oral material commitment with any employee or contractor;

    (xi)
    all accruals for unpaid vacation pay, premiums for employment insurance, health premiums, Canada or Québec Pension Plan premiums, accrued wages, salaries and commissions and other Employee Benefits have been reflected in the books and records of OncoGenex; and

    (xii)
    the execution and delivery of this Agreement by OncoGenex does not, the performance of this Agreement by OncoGenex will not, and the consummation of the transactions contemplated by this Agreement will not, (i) entitle any current or former employee or officer of OncoGenex, any of its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation, due any such employee or officer, or (iii) accelerate the vesting of any stock option or of any shares of restricted stock or other securities of OncoGenex.

3.1.21    Employee Benefit Plans

  (a)
  Section 3.1.21 of the OncoGenex Disclosure Schedule sets forth a list of all OncoGenex Benefit Plans (as defined below) that are sponsored, maintained, contributed to or required to be maintained or contributed to by OncoGenex, any of its Subsidiaries or any OncoGenex Commonly Controlled Entity (as defined below). Each OncoGenex Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the United States Internal Revenue Service ("IRS") to be so qualified or has a document issued by the IRS confirming such qualification, and, to the knowledge of OncoGenex, no circumstances exist that could reasonably be expected by OncoGenex to result in the revocation of any such determination. Each OncoGenex Benefit Plan is in compliance with the applicable terms, if any, of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code and any other applicable laws, rules and regulations, except where the breach or violation of which would not result in a Material Adverse Effect on OncoGenex. Each OncoGenex Benefit Plan has been administered in all material respects in accordance with the documents and instruments governing such OncoGenex Benefit Plan. No litigation is pending with regard to any OncoGenex Benefit Plan other than routine uncontested claims for benefits, and no OncoGenex Benefit Plan is currently under examination or audit by the Department of Labor or the IRS.

  (b)
  Neither OncoGenex nor any OncoGenex Commonly Controlled Entity (as defined below) has ever sponsored or contributed to a defined benefit pension plan that is subject to the funding obligations of Title IV of ERISA.

  (c)
  No OncoGenex Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan"). Neither OncoGenex nor any OncoGenex Commonly Controlled Entity has completely or partially withdrawn from any Multiemployer Plan. No termination liability to the Pension Benefit Guaranty Corporation or withdrawal liability to any Multiemployer Plan that is material in the aggregate has been or is reasonably expected to be incurred with respect to any Multiemployer Plan by OncoGenex or any OncoGenex Commonly Controlled Entity.

  (d)
  Except as set forth in Section 3.1.21 of the OncoGenex Disclosure Schedule, no amount (whether in cash or property or the vesting of property) that could be received by, or benefit provided to, any officer, director or employee of OncoGenex or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed United States Treasury Regulations Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Except as set forth in Section 3.1.21 of the OncoGenex Disclosure Schedule, no such Person is entitled to receive any additional payment from OncoGenex or any other Person (a "OncoGenex Parachute Gross Up Payment") in the event that the excise tax of Section 4999(a) of the Code is imposed on such Person. Except as set forth in Section 3.15(d) of the OncoGenex Disclosure Schedule, the Board of Directors of OncoGenex has not granted to any officer, director or employee of OncoGenex or any OncoGenexSub any right to receive any OncoGenex Parachute Gross Up Payment.

  (e)
  (i) all required material reports and descriptions, if any (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions), have been filed or distributed appropriately with respect to each OncoGenex Benefit Plan, and (ii) the requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Section 4980B of the Code ("Cobra") and the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") have been satisfied in all material respects with respect to each OncoGenex Benefit Plan.

  (f)
  No OncoGenex Benefit Plan is an employee stock ownership plan or otherwise invests in "employer securities" (as such term is defined in Section 409(l) of the Code).

  (g)
  OncoGenex has made all material contributions and other payments required by and due under the terms of each OncoGenex Benefit Plan and has taken no action (including, without limitation, actions required by Law) relating to any OncoGenex Benefit Plan that will increase OncoGenex's or any OncoGenex Commonly Controlled Entity's obligation under any OncoGenex Benefit Plan.

  (h)
  Except as set forth in Section 3.1.21 of the OncoGenex Disclosure Schedule, no OncoGenex Benefit Plan is a "qualified foreign plan" (as such term is defined in Section 404A of the Code), and no OncoGenex Benefit Plan is subject to the laws of any jurisdiction other than the United States of America or one of its political subdivisions.

  (i)
  Except as disclosed in Section 3.1.21(i) of the OncoGenex Disclosure Schedule, no OncoGenex Benefit Plan promises or provides post-retirement medical life insurance or other benefits due now or in the future to current, former or retired employees of OncoGenex, any of its Subsidiaries or any OncoGenex Common Controlled Entity other than benefits required pursuant to Cobra, except in each case for benefits that, individually or in the aggregate, have not had and would not have a Material Adverse Effect on OncoGenex.

  (j)
  No "pension plan", as such term is defined in Section 3(2) of ERISA, maintained by OncoGenex, any of its Subsidiaries or a OncoGenex Commonly Controlled Entity, has been frozen or terminated (including partial termination) in the last three (3) calendar years.

  (k)
  As used herein: (i) "Benefit Plans" means any pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation or bonus plans or agreements or other incentive plans or agreements, all other employee programs, arrangements or agreements and all other employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of ERISA; (ii) "OncoGenex Benefit Plans" means the Benefit Plans currently adopted, maintained by, sponsored in whole or in part by, or contributed to by OncoGenex, any of its Subsidiaries or any OncoGenex Commonly Controlled Entity for the benefit of present or former employees or directors of OncoGenex and of OncoGenexSub or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity; (iii) "OncoGenex Commonly Controlled Entity" means an entity required to be aggregated with OncoGenex which is a member of the "controlled group of corporations"

    which includes OncoGenex within the meaning of Section 414(b), (c) or (m) of the Code; and (iv) "OncoGenex ERISA Plan" means any OncoGenex Benefit Plan which is an "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA.

  (l)
  Section 3.1.21 of the OncoGenex Disclosure Schedule lists each corporation, trade or business (separately for each category below that applies): (i) that is (or was during the preceding five years) a OncoGenex Commonly Controlled Entity, (ii) that is (or was during the preceding five years) the legal employer of persons providing services to OncoGenex as leased employees within the meaning of Section 414(n) of the Code and (iii) with respect to which OncoGenex or OncoGenexSub is a successor employer for purposes of group health or other welfare plan continuation rights (including Section 601 et seq. of ERISA) or the United States Family and Medical Leave Act.

  (m)
  OncoGenex believes in good faith that any "nonqualified deferred compensation plan" (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which OncoGenex makes, is obligated to make or promises to make, payments (each a "OncoGenex 409A Plan") complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of OncoGenex after reasonable investigation, no payment to be made under any OncoGenex 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code, whether pursuant to the consummation of the transactions contemplated by this Agreement or otherwise.

3.1.22    Real Property

        Neither OncoGenex nor any of its Subsidiaries owns, nor is OncoGenex or any Subsidiary a party to or bound by or subject to any agreement, contract or commitment, or any option to purchase, any real or immovable property.

3.1.23    Leases and Leased Property

  (a)
  Neither OncoGenex nor OncoGenexSub is a party to or bound by or subject to nor has OncoGenex or OncoGenexSub agreed or become bound to enter into, any real or personal property lease, sublease or other right of occupancy relating to real property, whether as lessor or lessee, except for the OncoGenex Leases described in Section 3.1.23 of the OncoGenex Disclosure Schedule, copies of which have been provided to Sonus prior to the date hereof. OncoGenex or OncoGenexSub occupies and has the exclusive right to occupy and use all immovable OncoGenex Leased Property and has the exclusive right to use all movable OncoGenex Leased Property.

  (b)
  Each of the OncoGenex Leases is valid and subsisting and in good standing, all rental and other payments required to be paid by OncoGenex or OncoGenexSub as lessee or sublessee and due and payable pursuant to each of the OncoGenex Leases have been duly paid to date and neither OncoGenex nor OncoGenexSub is otherwise in default in meeting its obligations under any of the OncoGenex Leases and is entitled to all rights and benefits thereunder. No event exists which, but for the passing of time or the giving of notice, or both, would constitute a default by OncoGenex or OncoGenexSub or, to the knowledge of OncoGenex, any other party to any of the OncoGenex Leases and no party to any of the OncoGenex Leases is claiming any such default or taking any action purportedly based upon any such default. The completion of the transactions contemplated herein will not, subject to obtaining any required consents set out in Section 3.1.23 of the OncoGenex Disclosure Schedule, afford any of the parties to any of the OncoGenex Leases or any other Person the right to terminate any of the OncoGenex Leases nor will the completion of the transactions contemplated herein result in any additional or more onerous obligation on OncoGenex or OncoGenexSub under any of the OncoGenex Leases.

3.1.24    Insurance

  (a)
  Each of OncoGenex and its Subsidiaries maintains insurance covering its property, assets and personnel and protecting its business against loss or damage on a basis that is comparable to the insurance maintained by reasonable Persons operating businesses similar to its business as heretofore carried on. Section 3.1.24(a) of the OncoGenex Disclosure Schedule sets forth a list of all insurance policies currently maintained by OncoGenex and each of its Subsidiaries. Each of such insurance policies is valid and subsisting and in good standing, there is no default, whether as to the payment of premiums or otherwise, under any material term or condition of such insurance policies, and, to the knowledge of OncoGenex, each Person which is an insured party under any of such insurance policies is entitled to all rights and benefits thereunder.

  (b)
  There are no pending claims under any such insurance policies. Neither OncoGenex nor any of its Subsidiaries has failed to give any notice or present any claim under any such insurance policies in due and timely fashion. To the knowledge of OncoGenex, no circumstances have occurred which might entitle OncoGenex or any of its Subsidiaries to make a claim under any such insurance policies or which might be required under any such insurance policies to be notified to the insurers thereunder and no material claim under any of such insurance policies has been made by OncoGenex or any of its Subsidiaries since the Financial Year End.

  (c)
  Except as disclosed in Section 3.1.24(c) of the OncoGenex Disclosure Schedule, none of such insurance policies is subject to any premium in excess of the stipulated or normal rate.

    No notice of cancellation of, material increase of premiums under, non-renewal with respect to, or disallowance of any claim under, any such insurance policies has been received by OncoGenex or any of its Subsidiaries.

3.1.25    Material Agreements

        Except for the Material Agreements disclosed in Section 3.1.25 of the OncoGenex Disclosure Schedule, neither OncoGenex nor any of its Subsidiaries is a party to or bound by or subject to any of the following:

  (a)
  any continuing contract for the purchase of materials, supplies, equipment or services involving, in the case of any such contract, more than $10,000 over the life of the contract;

  (b)
  any contract that expires, or may be renewed at the option of any Person other than OncoGenex or one of its Subsidiaries so as to expire, more than one year after the date of this Agreement;

  (c)
  any contract for capital expenditures in excess of $100,000 in the aggregate;

  (d)
  except as disclosed in Section 3.1.25(d) of the OncoGenex Disclosure Schedule, any confidentiality, secrecy or non-disclosure contract;

  (e)
  any non-competition, non-solicitation, field restriction, territory restriction, exclusivity or similar restrictions on OncoGenex or any of its Subsidiaries, or which requires OncoGenex or any of its Subsidiaries to offer products or services of any other Person on a priority or exclusive basis;

  (f)
  any leases of real or personal property, (including the OncoGenex Leases) under which the obligations of OncoGenex or any of its Subsidiaries exceed $25,000, on an annual basis;

  (g)
  any contract pursuant to which OncoGenex or any of its Subsidiaries is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property under which the obligations of OncoGenex or any of its Subsidiaries exceed $10,000, on an annual basis;

  (h)
  any contract with any Person with whom OncoGenex or any of its Subsidiaries does not deal at arm's length within the meaning of the Income Tax Act (Canada);

  (i)
  any Guarantee or Off-Balance Sheet Arrangement;

  (j)
  any licence, sublicence or other agreement pursuant to which any Person (other than employees or independent contractors of OncoGenex or any of its Subsidiaries for purposes of their employment or contract with OncoGenex or such Subsidiary) has been or may be assigned, authorized to use, or given access to any of OncoGenex's Intellectual Property;

  (k)
  any license, sublicense or other agreement pursuant to which OncoGenex or any of its Subsidiaries has been granted or may be assigned or authorized to use, or has or may have incurred any obligation in connection with, (i) any third party intellectual property that is incorporated in or forms a part of any current or proposed OncoGenex Product or service or (ii) any of OncoGenex's Intellectual Property;

  (l)
  any employment contracts with employees and service contracts with independent contractors, or any contract, agreement or arrangement that would entitle any present or former director, officer employee or agent of OncoGenex or any of its Subsidiaries to indemnification from OncoGenex or any of its Subsidiaries;;

  (m)
  any agreement to indemnify, hold harmless or defend any other Person with respect to any assertion of personal injury, damage to property or intellectual property infringement, misappropriation or violation or warranting the lack thereof other than any licence of Third Party Software that is not part of OncoGenex's Intellectual Property and which relates to software that is generally available to the public; and

  (n)
  any agreement that gives rise to any material payments or material benefits as a result of the performance of this Agreement or any of the other transactions contemplated hereby; and

  (o)
  any other agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment which is or would reasonably be expected to be material to the business, properties, assets, operations, condition (financial or otherwise) or prospects of OncoGenex;

whether written or oral, and of any nature or kind whatsoever.

3.1.26    No Breach of Material Agreements

        Each of OncoGenex and its Subsidiaries has performed all of the material obligations required to be performed by it, and is entitled to all benefits under, and, to the knowledge of OncoGenex, is not alleged to be in default in respect of, any OncoGenex Material Agreement. Except as disclosed in Section 3.1.26 of the OncoGenex Disclosure Schedule, each of the OncoGenex Material Agreements is in full force and effect, unamended, and there exists no material breach thereof or material default or event of material default or event, occurrence, condition or act with respect to OncoGenex or any of its Subsidiaries, as the case may be, or, to OncoGenex's knowledge, with respect to the other contracting party or otherwise that, with or without the giving of notice, the lapse of time or the happening of any other event or conditions, would (A) become a default or event of default under any OncoGenex Material Agreement, or (B) result in the loss or expiration of any material right or option by OncoGenex (or the material gain thereof by any third party) under any OncoGenex Material Agreement. OncoGenex has delivered a true, correct and complete copy of each of the OncoGenex Material Agreements to Sonus.

3.1.27    OncoGenex Business

        The OncoGenex Business consists primarily of the development and commercialization of its pharmaceutical product candidates referred to as OGX-011, OGX-427 and OGX-225.

3.1.28    Obligations to Customers and Suppliers

        Except as set forth in Section 3.1.28 of the OncoGenex Disclosure Schedule, there are no outstanding consulting contracts or other maintenance obligations with or to customers or other users of the Products and services of OncoGenex or any of its Subsidiaries, and neither OncoGenex nor any of its Subsidiaries is required to provide any bonding or other financial security arrangements in connection with any transactions with any customers, contractors, users or suppliers, whether or not in the ordinary course of its business.

3.1.29    Legal Proceedings

        There are no actions, suits, claims, investigations or proceedings (whether private, governmental or otherwise, and whether or not purportedly on behalf of OncoGenex or any of its Subsidiaries) in progress, pending, or to the knowledge of OncoGenex, threatened, against or affecting OncoGenex or any of its Subsidiaries (including actions, suits, investigations or proceedings against any of their respective directors, officers or employees which relate to the business, affairs, assets or operations of OncoGenex or any of its Subsidiaries), at law or in equity, or before or by any Tribunal, or for which OncoGenex or any of its Subsidiaries is obligated to indemnify a third party. There is no judgment, decree, injunction, ruling, order or award of any Tribunal outstanding against or affecting OncoGenex or any of its Subsidiaries. Except as set forth in Section 3.1.29 of the OncoGenex Disclosure Schedule, OncoGenex is not aware of any grounds on which any such action, suit, investigation or proceeding might be commenced with any reasonable likelihood of success, and does not have any present plans or intentions to initiate any litigation, arbitration or other proceedings against any third party.

3.1.30    Banking Information

        Section 3.1.30 of the OncoGenex Disclosure Schedule sets forth and describes:

  (a)
  the name and location (including municipal address) of each bank, trust company or other institution in which OncoGenex or any of its Subsidiaries has an account, money on deposit or a safety deposit box and the name of each Person authorized to draw thereon or to have access thereto; and

  (b)
  the name of each Person holding a general or special power of attorney from OncoGenex or any of its Subsidiaries and a summary of the terms thereof.

3.1.31    Tax Matters

  (a)
  Except as disclosed in Section 3.1.31(a) of the OncoGenex Disclosure Schedule, except in respect of the income tax return for the current taxation year (which return is not yet due), and any income tax return which is required to be filed as a result of or in connection with the transactions contemplated herein, each of OncoGenex and its Subsidiaries has duly filed in the prescribed manner and within the prescribed time all Tax Returns required to be filed by it on or before the date hereof with any taxing or regulatory authority to which it is subject; such Tax Returns and the material accompanying such Tax Returns are accurate and complete in all material respects and each of OncoGenex and its Subsidiaries has provided to Sonus true and complete copies of all Tax Returns filed by it.

  (b)
  Each of OncoGenex and its Subsidiaries has paid all Taxes that are due and payable, and any interest, penalties and fines in connection therewith, properly due and payable, and has paid all of same in connection with all known assessments, reassessments and adjustments.

  (c)
  Except as set forth in the OncoGenex Financial Statements or the OncoGenex Interim Financial Statements, and except for Taxes incurred in the ordinary course of business or incurred or arising as a result of the transactions contemplated herein which Taxes are not yet due and payable, there are no Taxes or fines in respect of Taxes claimed by any Governmental Entity against OncoGenex or any of its Subsidiaries or which are known to OncoGenex or any of its Subsidiaries to be due and owing by OncoGenex or any of its Subsidiaries and, to the knowledge of OncoGenex or any of its Subsidiaries, there are no pending or threatened reassessments by any Governmental Entity in respect of Taxes owing by OncoGenex or any of its Subsidiaries, and there are no matters in dispute or under discussion with or any audits being conducted by any Governmental Entity relating to Taxes or fines in respect of Taxes asserted by such Governmental Entity against OncoGenex or any of its Subsidiaries.

  (d)
  The OncoGenex Financial Statements fully reflect accrued liabilities as at the Financial Year End for all Taxes.

  (e)
  Except as set forth and described in Section 3.1.31 of the OncoGenex Disclosure Schedule, there are no actions, suits, investigations, audits or proceedings and no assessment, reassessment or request for information in progress, pending or, to the knowledge of OncoGenex or any of its Subsidiaries, threatened against or affecting OncoGenex or any of its Subsidiaries in respect of Taxes nor are any issues under discussion with any taxing authority relating to any matters which could result in claims for additional Taxes or fines.

  (f)
  There are no agreements, waivers or other arrangements made by OncoGenex or any of its Subsidiaries providing for an extension of time with respect to any assessment or reassessment of Tax, the filing of any Tax Return or the payment of any Tax by OncoGenex or any of its Subsidiaries, or the provision of any documents or information currently under request by any Governmental Entity.

  (g)
  Except as set forth in Section 3.1.31 of the OncoGenex Disclosure Schedule, each of OncoGenex and its Subsidiaries has withheld the amount of all Taxes and other deductions required under any applicable Laws to be withheld from each payment made by it and has remitted all amounts withheld which are due and payable before the date hereof and all installments of Taxes which are due and payable before the date hereof to the relevant taxing or other authority within the time prescribed under any applicable Laws.

  (h)
  OncoGenex and each of its Subsidiaries have receipts or similar documentation relating to all material non-US Taxes paid by OncoGenex or any of its Subsidiaries.

  (i)
  Neither the OncoGenex nor any of its Subsidiaries is a party to, is bound by or has any obligation under any material Tax sharing or Tax indemnity agreement or similar contract or arrangement other than any agreement, contract or other arrangement between the OncoGenex and its Subsidiaries.

  (j)
  Neither OncoGenex nor any of its Subsidiaries have participated in any "reportable transactions" within the meaning of Treasury Regulations Section 1.6011-4, and neither OncoGenex nor any of its Subsidiaries have been a "material advisor" to any such transactions within the meaning of Section 6111 of the Code.

  (k)
  Neither the OncoGenex nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

  (l)
  Neither OncoGenex nor any of its Subsidiaries is a party to any contract or agreement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by the Sonus that are not deductible (in whole or in part) as a result of the application of Section 280G of the Code.

3.1.32    Compliance with Applicable Laws

        Each of OncoGenex and its Subsidiaries (i) has conducted and is conducting its business in compliance with all applicable Laws in each jurisdiction in which its business is carried on, (ii) is not in breach of any of such Laws and (iii) is duly licenced or registered in each jurisdiction in which it owns or leases its property and assets or carries on its business, so as to enable its business to be carried on as now conducted and its property and assets to be so owned or leased, (iv) is in possession of all licences, permits, approvals, consents, certificates, registrations, or authorizations (whether governmental, regulatory or similar type and including, without limitation, all INDs and NDAs and other authorizations under the FDCA) necessary to carry on its business as presently carried on or to own or lease any of the property or the assets utilized by it (collectively, the "OncoGenex Licenses"), except with respect to clauses (i), (ii), (iii) and (iv) of this Subsection 3.1.32 as would not, individually or in the aggregate, have a Material Adverse Effect on OncoGenex. Section 3.1.32 of the OncoGenex Disclosure Schedule sets out a complete and accurate list of all OncoGenex Licenses. Each OncoGenex Licence is valid and subsisting and in good standing and there is no default or breach of any OncoGenex Licence and, to the best of the knowledge of OncoGenex, no proceeding is pending or threatened to revoke or limit any OncoGenex Licence. Except as set forth in Section 3.1.32 of the OncoGenex Disclosure Schedule, no OncoGenex License requires the consent, approval, permit or acknowledgement of any Person in connection with the completion of the transactions herein contemplated.

3.1.33    Consents and Approvals

        Except for the Appropriate Regulatory Approvals, the Interim Order and the Final Order, there is no requirement for OncoGenex, any of its Subsidiaries or, to the best of OncoGenex's knowledge, any other Person to make any filing with, give any notice to or to obtain any licence, permit, certificate, registration, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation of the transactions contemplated by this Agreement or the Plan of Arrangement, except for the filings, notifications, licences, permits, certificates, registrations, consents and approvals which relate solely to the identity of Sonus or which are of a purely administrative nature and could be completed or obtained without adverse effect on OncoGenex or its business immediately after the Effective Date.

3.1.34    No Business Restrictions

        There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which OncoGenex or any of its Subsidiaries is party or which is otherwise binding upon OncoGenex or any of its Subsidiaries which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Sonus or OncoGenex, any acquisition of property (tangible or intangible) by Sonus or OncoGenex or the conduct of business by Sonus or OncoGenex, as currently conducted or proposed to be conducted by Sonus or OncoGenex. Without limiting the foregoing, neither OncoGenex nor any of its Subsidiaries has entered into any agreement under which Sonus or OncoGenex is restricted from selling, licencing or otherwise distributing any of its Products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

3.1.35    Environmental Matters

  (a)
  Except as disclosed in Section 3.1.35 of the OncoGenex Disclosure Schedule: (i) each of OncoGenex and OncoGenexSub is and has been at all times in compliance in all material respects with all applicable Environmental Laws (as defined below); (ii) neither OncoGenex nor OncoGenexSub has received any written communication that alleges that OncoGenex or OncoGenexSub is not in compliance with applicable Environmental Laws; (iii) all material permits and other governmental authorizations currently held by OncoGenex and OncoGenexSub pursuant to the Environmental Laws that are required for the occupation of their facilities and the operation of their businesses ("OncoGenex Environmental Permits") are in full force and effect, OncoGenex and OncoGenexSub are and have been at all times in compliance in all material respects with all of the terms of such OncoGenex Environmental Permits, and no other permits or other governmental authorizations are required by OncoGenex or OncoGenexSub for the conduct of their respective businesses, except where the failure to obtain such permits or government authorizations would not reasonably be expected to result in a Material Adverse Effect on OncoGenex; and (iv) the management, handling, storage, transportation, treatment, and disposal by OncoGenex and OncoGenexSub of any Hazardous Materials (as defined below) is and has been at all times in compliance in all material respects with all applicable Environmental Laws. OncoGenex has made available to Sonus true and complete copies of all documents, reports, or analyses which are in the possession of OncoGenex or its agents, relating to the presence or absence of Hazardous Materials on, at, under or migrating from or onto any real property currently or previously owned or leased by OncoGenex or any of its Subsidiaries.

  (b)
  To the knowledge of OncoGenex, there is no OncoGenex Environmental Claim pending or threatened against or involving OncoGenex, OncoGenexSub or against any Person whose liability for any environmental claim OncoGenex or OncoGenexSub has or may have retained or assumed either contractually or by operation of law.

  (c)
  Except as disclosed in Section 3.1.35(c) of the OncoGenex Disclosure Schedule, except for matters which would not have a Material Adverse Effect on OncoGenex, to the knowledge of OncoGenex, there are no past or present actions or activities by OncoGenex, OncoGenexSub or any other Person involving the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Hazardous Materials, that could reasonably form the basis of any OncoGenex Environmental Claim against OncoGenex or OncoGenexSub or against any Person whose liability for any OncoGenex Environmental Claim OncoGenex or OncoGenexSub may have retained or assumed either contractually or by operation of law. None of OncoGenex or any of its Subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to an order relating to (A) compliance with Environmental Laws or OncoGenex Environmental Permits or (B) the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to OncoGenex's knowledge, threatened with respect thereto, or (ii) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.

3.1.36    Condition and Sufficiency of Assets

        All facilities, machinery and equipment owned or used by each of OncoGenex and its Subsidiaries that are material to its business are in good operating condition and in a state of good repair and maintenance, reasonable wear and tear excepted. Each of OncoGenex and its Subsidiaries owns or leases all of the property and assets (excluding Intellectual Property, which is dealt with in Section 3.1.37 below) used in or necessary for the conduct of its business as it is currently being conducted with good and marketable title to all property and assets which are owned by OncoGenex or any of its Subsidiaries, free and clear of any and all Encumbrances other than Permitted Encumbrances or as otherwise set forth in Section 3.1.36 of the OncoGenex Disclosure Schedule. Since the incorporation of OncoGenex, there has not been any significant interruption of operations, supplies, access or services by contractors of OncoGenex's business as heretofore carried on due to inadequate maintenance of any of the property or assets owned and used by OncoGenex. With the exception of assets which, by their nature, are portable and intended to be used in different locations (such as notebook computers), all of the tangible assets of OncoGenex and its Subsidiaries are situate at the locations specified in Section 3.1.36 of the OncoGenex Disclosure Schedule.

3.1.37    Intellectual Property

  (a)
  Set forth in Section 3.1.37(a) of the OncoGenex Disclosure Schedule is a true and complete list of the OncoGenex Inventions and the OncoGenex Trademarks. Except as disclosed in Section 3.1.37 of the OncoGenex Disclosure Schedule or the agreements referred to therein:

  (i)
  OncoGenex or one of its Subsidiaries, as the case may be, (A) has the exclusive and unrestricted right to Use all of the OncoGenex Intellectual Property (in each case, free and clear of any Encumbrances, except for Permitted Encumbrances), (B) or Isis Pharmaceuticals, Inc. or University of British Columbia as the case may be, is listed in the records of the appropriate United States, foreign or other registry as the sole and exclusive current owner, or licensee of record for each patent, patent application and trademark registration included in the OncoGenex Inventions or OncoGenex Trademarks owned or licensed by OncoGenex or any of its Subsidiaries, as the case may be, and (C) has not assigned, encumbered or granted any license or other rights to commercialize the OncoGenex Inventions or OncoGenex Trade-names to any other Person;

  (ii)
  Each of OncoGenex and its Subsidiaries has made all necessary filings, recordations and payments necessary to protect and maintain its interests in all OncoGenex Inventions or OncoGenex Trademarks owned or licensed by OncoGenex or any of its Subsidiaries, as the case may be;

  (iii)
  Neither OncoGenex nor any of its Subsidiaries is required to pay any royalty or other fee to any Person in respect of the Use of any of the OncoGenex Intellectual Property;

  (iv)
  Neither OncoGenex nor any of its Subsidiaries has entered into, nor is subject to, any order, indemnification, forbearance to sue, settlement agreement, license or other arrangement that (i) restricts OncoGenex's or any of its Subsidiaries' right to use or exploit any OncoGenex Intellectual Property, (ii) restricts OncoGenex's or any of its Subsidiaries' business in any material manner in order to accommodate any third Person's intellectual property rights, or (iii) permits any Person to use any material OncoGenex Intellectual Property except as expressly permitted under an OncoGenex IP Contract (as defined in Section 3.1.37(d) below);

  (v)
  each of the OncoGenex Trademarks is in use;

  (vi)
  to the knowledge of OncoGenex, there is no and has not been any unauthorized use, infringement or misappropriation of any of the OncoGenex Inventions or OncoGenex Trademarks by any Person, whether directly or indirectly;

  (vii)
  to the knowledge of OncoGenex, neither OncoGenex nor any of its Subsidiaries has received notice of pending or threatened claims or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the OncoGenex Intellectual Property and, to the best of the knowledge of OncoGenex, there is no basis for such claim;

  (viii)
  to the knowledge of OncoGenex, the OncoGenex Inventions were made only by the individuals (the "OncoGenex Inventors") listed in Table 1 of Section 3.1.37 of the OncoGenex Disclosure Schedule;

    (ix)
    the OncoGenex Inventors have assigned all of their rights to the OncoGenex Inventions to OncoGenex, the University of British Columbia, or Isis Pharmaceuticals, Inc., as the case may be; and

    (x)
    there are no distributors, sales agents, representatives or any other Persons who have rights to market or license the OncoGenex Inventions;

  (b)
  Except for third party software programs that are "shrink wrapped" (that is, not customized for OncoGenex) and/or that are purchased off-the-shelf by OncoGenex or any of its Subsidiaries, neither OncoGenex nor any of its Subsidiaries owns or uses any software and no software has been licensed by OncoGenex or any of its Subsidiaries to any third parties.

  (c)
  To the knowledge of OncoGenex, the conduct of the OncoGenex Business does not infringe and the use of the OncoGenex Intellectual Property does not misappropriate, infringe or otherwise violate, whether directly or indirectly, any copyright, patent, trade-mark, trade name, industrial design, trade secret or other intellectual property or proprietary right of any other Person, and the conduct of the OncoGenex Business does not include any activity which may constitute passing off. Neither OncoGenex nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice from any Person (i) alleging misappropriation, infringement, or other violation by OncoGenex or any of its Subsidiaries of any intellectual property or proprietary rights of any Person, (ii) alleging that the use by OncoGenex or any of its Subsidiaries of OncoGenex Intellectual Property licensed by OncoGenex or any of its Subsidiaries is in breach of any applicable grant, license, agreement, instrument or other arrangement pursuant to which OncoGenex or any Subsidiary acquired the right to use such intellectual property, or (iii) alleging misuse or antitrust violations arising from the use or other exploitation of any OncoGenex Intellectual Property. No OncoGenex Intellectual Property has been or is being used or enforced by OncoGenex or any of its Subsidiaries or by any of their licensors, in a manner that, individually or in the aggregate, is reasonably likely to result in the cancellation, invalidity or unenforceability of such OncoGenex Intellectual Property.

  (d)
  To OncoGenex's knowledge, the agreements under which OncoGenex or any of its Subsidiaries has been granted rights in any intellectual property owned or controlled by a third Person are valid and legally enforceable, and free and clear of all Encumbrances, except for Permitted Encumbrances. With respect to any OncoGenex Intellectual Property which is held under sublicense, OncoGenex's or its Subsidiaries' rights, as the case may be, shall survive any termination of the sublicensor's rights from its licensor. None of the OncoGenex Intellectual Property that is being licensed by OncoGenex or any of its Subsidiaries shall be limited or their use thereof impaired, by the execution of this Agreement and the consummation of the transactions contemplated hereby. Each of OncoGenex and its Subsidiaries has made all necessary filings, recordations and payments to comply in all material respects with contractual obligations that it may have to third Persons, if any, to protect and maintain all intellectual property rights that are licensed to OncoGenex or any of its Subsidiaries by such third Persons. OncoGenex has provided Sonus with access to true and complete copies of all agreements under which OncoGenex or any of its Subsidiaries has obtained or granted any rights, title or interests in or to, or which by their terms expressly restrict OncoGenex or any of its Subsidiaries with respect to, any intellectual property (each, an "OncoGenex IP Contract") related to any or all of the OncoGenex Products, other than standard license agreements for commercially-available, off-the-shelf software. Except as provided in the OncoGenex IP Contracts, OncoGenex or one of its Subsidiaries has the exclusive right to develop, commercialize, manufacture, market, sell, import and otherwise exploit each of the OncoGenex Products, and neither OncoGenex nor any of its Subsidiaries has granted, assigned, licensed or otherwise transferred to any Person any right, title or interest in or to any OncoGenex Intellectual Property relating to any OncoGenex Product.

  (e)
  None of OncoGenex nor OncoGenexSub, to the best of the knowledge of OncoGenex, any employee of OncoGenex or OncoGenexSub is in violation in any material respect of any term of any employment contract, general non-disclosure agreement, non competition agreement or any other covenant or any other common law obligation to a former employer or anyone else which relates to the right of any such employee to be employed by OncoGenex or OncoGenexSub or to the use of trade secrets or proprietary information of any third party.

  (f)
  To the best of the knowledge of OncoGenex, all technical information developed by and belonging to OncoGenex or OncoGenexSub for which a copyright has not been registered or for which a patent application has not been made, which has not otherwise been deliberately or consciously made public or disclosed pursuant to a written non-disclosure agreement, has been kept confidential.

  (g)
  All employees of OncoGenex and OncoGenexSub have entered into proprietary rights or similar agreements with OncoGenex or OncoGenexSub pursuant to which the employee assigns to OncoGenex or OncoGenexSub all OncoGenex Intellectual Property, technical information and other information developed and/or worked on by the employees while employed or engaged by OncoGenex or OncoGenexSub.

  (h)
  All employees and Persons having access to or knowledge of the OncoGenex Intellectual Property through OncoGenex or OncoGenexSub of a confidential nature that is necessary or required or otherwise used for or in connection with the conduct or operation or proposed conduct or operation of the OncoGenex Business have entered into appropriate non-disclosure agreements with OncoGenex or OncoGenexSub.

3.1.38    Information Technology

  (a)
  OncoGenex has taken reasonable steps and implemented reasonable procedures to ensure that its internal operating business systems are free from disabling codes or instructions, viruses and contaminants.

  (b)
  OncoGenex has in place disaster recovery plans, procedures and facilities and has taken commercially reasonable steps to safeguard OncoGenex's internal operating systems and to restrict unauthorized access thereto. OncoGenex believes that such plans, procedures, facilities and steps are adequate given the size and nature of OncoGenex and the OncoGenex Business.

3.1.39    Unlawful Payments

        None of OncoGenex, any OncoGenexSub, or any officer, director, employee, agent or representative of OncoGenex or OncoGenexSub has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of OncoGenex or OncoGenexSub, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

3.1.40    Regulatory Compliance

  (a)
  OncoGenex has previously made available to Sonus complete and accurate copies of all OncoGenex Licenses and regulatory dossiers relating thereto, and all other communications, documents and other information submitted to or received from the U.S. Food and Drug Administration (the "FDA"), similar federal, state or local Governmental Entities, and similar foreign Governmental Entities having jurisdiction over its business or any of its assets or properties (each, a "Regulatory Authority," and collectively, the "Regulatory Authorities"), including inspection reports, warning letters, deficiency letters, non-approvable letters/orders, withdrawal letters/orders and similar documents, relating to OncoGenex or any of its Subsidiaries, the conduct of their business, or OncoGenex's Products that are material to the business of OncoGenex and its Subsidiaries, taken as a whole, as currently conducted (collectively, the "OncoGenex Regulatory Correspondence"). OncoGenex shall promptly deliver to Sonus copies of all OncoGenex Regulatory Correspondence received or reduced to written form between the date of this Agreement and the Effective Date. Each OncoGenex Licence from any Regulatory Authority relating to OncoGenex or any of its Subsidiaries, OncoGenex Products, and/or the conduct of their business is on file with the applicable Regulatory Authorities and is in compliance in all material respects with all formal filing and maintenance requirements. Each of OncoGenex and its Subsidiaries has filed all required notices and responses to notices, supplemental applications, reports and other information with each applicable Regulatory Authority, except where the failure to so file, individually or in the aggregate, has not had and would not have a Material Adverse Effect on OncoGenex. No fines or penalties are due and payable in respect of any such OncoGenex Licence or any violation thereof.

  (b)
  Except as set forth on Section 3.1.40 of the OncoGenex Disclosure Schedule, as to each Product subject to the jurisdiction of the FDA under the United States Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder ("FDCA"), or the United States Public Health Services Act, as amended ("PHSA"), and the regulations thereunder, and each product subject to the jurisdiction of the United States Drug Enforcement Administration ("DEA") under the United States Controlled Substances Act, as amended, and United States Controlled Substances Import and Export Act, as amended ("CSA"), and the regulations under each of the foregoing (each such product, a "Pharmaceutical Product") that is or has been manufactured, packaged, labeled, sold, distributed, marketed, and/or tested by OncoGenex or OncoGenexSub or on behalf of OncoGenex or OncoGenexSub by any third party (each such party, an "OncoGenex Partner"), such Pharmaceutical Product is being or was manufactured, packaged, labeled, sold, distributed, marketed, and/or tested by OncoGenex, OncoGenexSub or an OncoGenex Partner in compliance with all applicable requirements under FDCA, PHSA, CSA, and similar laws, rules, regulations, and guidelines except where the failure to be in compliance would not have a Material Adverse Effect on OncoGenex. Except as disclosed in the Section 3.1.40 of the OncoGenex Disclosure Schedule, neither OncoGenex nor OncoGenexSub has received any notice of adverse findings, inspection report, warning letter, Section 305 notice, or other communication from the FDA, DEA, or any other Governmental Entity (i) contesting the premarket clearance, licensure, registration, approval, use, distribution, manufacturing, testing, sale, labeling, or promotion of any Pharmaceutical Product described in this Section 3.1.40 or (ii) otherwise alleging any violation of any laws, rules, regulations, or guidelines by OncoGenex, OncoGenexSub or any OncoGenex Partner, and which would have a Material Adverse Effect on OncoGenex or any Pharmaceutical Product.

  (c)
  Except as set forth on Section 3.1.40 of the OncoGenex Disclosure Schedule, no Pharmaceutical Products of OncoGenex or OncoGenexSub have been recalled, withdrawn, replaced, suspended or discontinued nor have any DEA registrations been terminated by OncoGenex or OncoGenexSub in the United States or outside the United States (whether voluntarily or otherwise) which would have a Material Adverse Effect on OncoGenex.

  (d)
  Neither OncoGenex nor OncoGenexSub, nor any officer, employee or agent of OncoGenex or OncoGenexSub, nor, to OncoGenex's knowledge, any OncoGenex Partner, has made any untrue statement of a material fact or fraudulent statement to any Regulatory Authority, failed to disclose a fact required to be disclosed to a Regulatory Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991), and any amendments thereto, or any similar policy. Neither OncoGenex, its Subsidiaries nor, to OncoGenex's knowledge, any OncoGenex Partner has engaged in any activity prohibited under U.S. federal or state criminal or civil health care laws (including without limitation the U.S. federal Anti-Kickback Statute, Stark Law, False Claims Act, Health Insurance Portability and Accountability Act, and any comparable state laws), or the regulations promulgated pursuant to such laws (each, a "Health Care Law"). There is no civil, criminal, administrative or other proceeding, notice or demand pending, received or, to OncoGenex's knowledge, threatened against OncoGenex, its Subsidiaries or OncoGenex Partners, which relates to violation of any Health Care Law. Neither OncoGenex nor OncoGenexSub nor any officer, employee, or agent of OncoGenex or OncoGenex Sub, nor, to OncoGenex's knowledge, any OncoGenex Partner, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. sec. 335a(a) or any similar law or authorized by 21 U.S.C. sec. 335a(b) or any similar law. There are no consent decrees (including plea agreements) or similar actions to which OncoGenex, its Subsidiaries or, to OncoGenex's knowledge, any OncoGenex Partner, is bound or which relate to the OncoGenex Pharmaceutical Products.

  (e)
  Except as set forth on Section 3.1.40 of the OncoGenex Disclosure Schedule, neither OncoGenex nor OncoGenexSub has received any written notice that the FDA or any other Governmental Entity has commenced, or threatened to initiate, any action, including lawsuits, arbitrations, or legal or administrative or regulatory proceedings, charges, complaints, or investigations, nor are there any completed or pending efforts to withdraw its approval of, request the recall of, suspension of, seizure of, change the quotas for controlled substances, or change the controlled substances schedules of any Pharmaceutical Product of OncoGenex or OncoGenexSub, or commenced, or threatened to initiate, any action to impose a clinical hold on any clinical investigation by OncoGenex or OncoGenexSub, withdraw advertising or sales promotion materials, or any action to enjoin production at, or suspend or revoke the DEA registration or any facility of, or enter into a consent decree of permanent injunction with OncoGenex or OncoGenexSub which would have a Material Adverse Effect on OncoGenex.

  (f)
  The development, manufacture and testing of OncoGenex Products, and all required pre-clinical toxicology studies and OncoGenex-sponsored clinical trials conducted or being conducted with respect thereto, by OncoGenex, any of its Subsidiaries have been and are being conducted in compliance in all material respects with applicable OncoGenex Licences and applicable Law, including, without limitation, the applicable requirements of Good Manufacturing Practices, Good Laboratory Practices, and Good Clinical Practices. Except as disclosed in Section 3.1.40(f) of the OncoGenex Disclosure Schedule, the results of any such studies, tests and trials, and all other material information related to such studies, tests and trials, have been made available to Sonus. Each clinical trial with respect to Pharmaceutical Products of OncoGenex and OncoGenexSub has been conducted in accordance with its clinical trial protocol and OncoGenex or OncoGenexSub has filed all required notices (and made available to Sonus copies thereof) of adverse drug experiences, injuries or deaths relating to clinical trials of such Pharmaceutical Products, and OncoGenex or OncoGenexSub has filed all required notices of any such occurrence, except where the failure to be in compliance with the protocol or relevant reporting requirements would not have a Material Adverse Effect on OncoGenex.

  (g)
  No Person has filed a claim for loss or potential loss under any indemnity covering participants in clinical trials of Pharmaceutical Products of OncoGenex or OncoGenexSub.

  (h)
  OncoGenex has provided or made available to Sonus all documents in its possession or the possession of the OncoGenexSub concerning communications to or from the FDA or DEA, or prepared by the FDA or DEA which bear in any material respect on compliance with FDA or DEA regulatory requirements, including but not limited to, any deficiency letter, warning letter, non-approvable letter/order, withdrawal letter/order, or similar communications.

3.1.41    Significant Suppliers

        Except as set out in Section 3.1.41 of the OncoGenex Disclosure Schedule, none of the suppliers of OncoGenex or any of its Subsidiaries is a sole supplier and the products and services provided by each such supplier are available from other suppliers.

3.1.42    Government Programs

        Except as set out in Section 3.1.42 of the OncoGenex Disclosure Schedule, no agreements, loans, funding arrangements or assistance programs are outstanding in favour of OncoGenex or any of its Subsidiaries from any Governmental Entity, and, to the knowledge of OncoGenex, no basis exists for any Governmental Entity to seek payment or repayment from OncoGenex or any of its Subsidiaries of any amount or benefit received, or to seek performance of any obligation of OncoGenex or any of its Subsidiaries, under any such program.

3.1.43    GST Registration

        OncoGenex is a registrant for the purposes of the Excise Tax Act (Canada).

3.1.44    Personal Information

  (a)
  OncoGenex has a written privacy policy which governs its collection, use and disclosure of employee Personal Information applicable to the OncoGenex Business and, since the date of adoption of such privacy policy, OncoGenex is in compliance in all material respects with such privacy policy.

  (b)
  There has not been any, and as of the date hereof, there is no complaint, investigation, proceeding or action completed, resolved, pending, or to the knowledge of OncoGenex, threatened against or involving in any way OncoGenex or the OncoGenex Business under or in relation to the Personal Information Protection and Electronic Documents Act S.C. 2000, c.5 or the Personal Information Protection Act S.B.C. 2003 c.63.

3.1.45    Advisory Fees

        Except as set forth in Section 3.1.45 of the OncoGenex Disclosure Schedule, and except for the accountants and lawyers of OncoGenex retained to negotiate, advance, carry out and complete the transactions contemplated herein, there is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of OncoGenex or any of its directors, officers or shareholders who might be entitled to any fee, commission or reimbursement of expenses from OncoGenex upon consummation of the transactions contemplated by this Agreement.

3.1.46    Other Negotiations: Brokers; Third Party Expenses

        None of OncoGenex, its Subsidiaries or, to the knowledge of OncoGenex, any of their respective directors, officers or shareholders (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of OncoGenex or at OncoGenex's direction) (a) has entered into any agreement that conflicts with any of the transactions contemplated by this Agreement (except the Shareholders' Agreement, which the parties thereto have agreed to terminate as of the Effective Time and in respect of which all consents required under such agreement in respect of this

Agreement and the transactions contemplated herein have been obtained), or (b) has entered into any agreement or had any discussions with any Person regarding any transaction involving OncoGenex or any of its Subsidiaries which could reasonably be expected to result in Sonus, OncoGenex, any of its Subsidiaries or any of their respective officers, directors, employees, agents or shareholders of any of them being subject to any claim for liability to such Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. Section 3.1.46 of the OncoGenex Disclosure Schedule lists any agreement (other than any agreement with Sonus or any of its Affiliates) with respect to, and a reasonable estimate of, all Third Party Expenses which are reasonably expected to be incurred by OncoGenex in connection with the negotiation and implementation of the terms and conditions of this Agreement and the transactions contemplated hereby.

3.1.47    Disclosure

        The representations and warranties of OncoGenex contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement, including the OncoGenex Disclosure Schedule, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading to Sonus.

3.1.48    Approval of Arrangement

  (a)
  The Board of Directors of OncoGenex has determined unanimously:

  (i)
  that the Arrangement is fair to and in the best interests of the OncoGenex Securityholders as a whole and is in the best interests of OncoGenex; and

  (ii)
  to recommend that the OncoGenex Securityholders vote in favour of the Arrangement.

  (b)
  All of OncoGenex's directors have advised OncoGenex that they intend to vote the securities of OncoGenex held directly by them in favour of the Arrangement and will, accordingly, so represent in the Circular.

3.1.49    Working Capital Position

        As of the date of this Agreement, the aggregate amount of OncoGenex's (i) cash on hand, plus (ii) liquid investments with a maturity of three year or less, plus (iii) accounts receivable, plus (iv) interest receivable, minus (v) accounts payable, minus (vi) accrued liabilities (excluding convertible debentures), plus (vii) an amount equal to fees and expenses actually incurred in connection with the preparation and filing of a prospectus in Canada pursuant to Section 2.6(b) of this Agreement and in connection with listing for trading of Sonus Common Shares on the Toronto Stock Exchange ((i) through (vii) "OncoGenex Current Working Capital") is at least US$4,145,000. OncoGenex owns all such assets free and clear of all Encumbrances, other than Permitted Encumbrances. As of the date of this Agreement, OncoGenex has no indebtedness except as reflected in the OncoGenex Financial Statements, or as otherwise incurred in the ordinary course of business.

3.2    Representations and Warranties of Sonus

        Sonus hereby represents and warrants to and in favour of OncoGenex that each of the following statements is true and correct, except as set forth in the Sonus Disclosure Schedule, and further acknowledges that OncoGenex is relying upon such representations and warranties in connection with the transactions herein contemplated. The Sonus Disclosure Schedule shall be arranged by specific Section references corresponding to the numbered and lettered Sections in this Section 3.2, and the disclosure in any Section shall qualify (i) the corresponding Section in this Section 3.2 and (ii) the other Sections in this Section 3.2 to the extent reasonably clear from a reading of such disclosure that it also qualifies or applies to such other Sections.

3.2.1    Incorporation and Organization of Sonus

        Sonus has been duly incorporated under the laws of the State of Delaware, is validly subsisting, has full corporate or legal power and authority to own, lease and operate the properties currently owned, leased and operated by it and conduct its business as currently conducted, and is in good standing with the appropriate Governmental Entity in its jurisdiction of incorporation with respect to the filing of annual returns or equivalent documents. Sonus is duly qualified or licenced to do business and is in good standing as a foreign corporation or organization authorized to do business in the State of Washington. There are no other jurisdictions in which the character of the properties owned, leased or operated or the nature of the business conducted by it would make such qualification or licencing necessary except where the lack of such qualification or licencing would not have a Material Adverse Effect on Sonus. No proceedings have been instituted or are pending for the dissolution or liquidation of Sonus. True and complete copies of Sonus' certificate of incorporation and by-laws, together with all amendments, have been provided to OncoGenex. Except for the Certificate of Amendment to be filed prior to the Effective Date, no amendments to Sonus' certificate of incorporation have been filed or authorized by the shareholders of Sonus since May 5, 2004, and no by-laws have been amended or enacted since December 4, 2007.

3.2.2    Capitalization

  (a)
  On the date hereof and immediately prior to the filing of the Certificate of Amendment, the authorized capital of Sonus consists of 75,000,000 Sonus Common Shares and 5,000,000 Sonus Preferred Shares. As of the date hereof, 37,062,049 Sonus Common Shares and no Sonus Preferred Shares were issued and outstanding. All outstanding Sonus Common Shares have been duly authorized and are validly issued, fully paid and non-assessable and were issued in compliance with all applicable Laws, Sonus' certificate of incorporation and bylaws, and any preemptive rights, rights of first refusal or similar rights. There are no outstanding bonds, debentures, other evidences of indebtedness or other securities of Sonus having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Sonus Common Shares on any matter. Except for the Voting Agreements and as may be set forth in Section 3.2.2(a) the Sonus Disclosure Schedule, there are no registration rights, redemption or repurchase rights, anti-dilutive rights, voting agreements, voting trusts, preemptive rights or restrictions on transfer with respect to any capital stock of Sonus.

  (b)
  As of April 30, 2008, except for (i) stock options granted by Sonus pursuant to any of its 2007 Stock Incentive Plan, 2000 Stock Incentive Plan, 1999 Nonqualified Stock Incentive Plan, 1995 Stock Option Plan for Directors, and 1991 Incentive Stock Option, Non-Qualified Stock Option and Restricted Stock Purchase Plan, which are, when vested, exercisable to acquire up to 4,715,473 Sonus Common Shares, (ii) warrants issued by Sonus which are exercisable to acquire up to 4,080,533 Sonus Common Shares, (iii) the rights of Sonus' employees to participate in Sonus' 2006 Employee Stock Sonus Plan, and (iv) the matters disclosed in Section 3.2.2(b) of the Sonus Disclosure Schedule, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (contingent or otherwise) obligating Sonus to issue or sell any shares or securities or obligations of any kind convertible into or exchangeable for any shares of Sonus. All outstanding options, warrants, conversion privileges and other rights, agreements, arrangements or commitments (contingent or otherwise) obligating Sonus to issue or sell any shares or securities or obligations of any kind convertible into or exchangeable for any shares of Sonus were issued in compliance with all applicable Laws, Sonus' certificate of incorporation and bylaws, and any preemptive rights, rights of first refusal or similar rights. No Sonus Common Shares and no Sonus Preferred Shares are held in treasury or authorized or reserved for issuance, other than upon the exercise of the warrants, options and purchase rights referred to above. Section 3.2.2(b) of the Sonus Disclosure Schedule sets forth (i) for each outstanding stock option, the name, address, current (or former, if applicable) position with Sonus of the holder and the name of the plan under which the option is granted and the date of grant, amount of Sonus Common Shares, exercise price, vesting provisions and expiration date with respect to such option, (ii) for each outstanding warrant, the name and address of the holder and the date of grant, amount of Sonus Common Shares, exercise price and expiration date with respect to such warrant, and (iii) the particulars of each employee's current participation in the 2006 Employee Stock Sonus Plan. All outstanding stock options, warrants and other rights to acquire securities of Sonus include provisions that will result in such stock option, warrant or right, if still outstanding at the effective time of the Reverse Stock Split, to adjust automatically in accordance with the Reverse Split Ratio as to both exercise price and the amount of Sonus Common Shares issuable thereunder. Except for such adjustment and except as set forth in Section 3.2.2(b) of the Sonus Disclosure Schedule, the consummation of the Arrangement and the other transactions contemplated hereunder will not trigger any change of control provision and will not result in any acceleration, termination, payout or change under the terms of any of Sonus' outstanding warrants, stock options and other stock-based compensation plans and arrangements.

3.2.3    Authority and No Violation

  (a)
  Sonus has all requisite corporate power and authority to enter into this Agreement and the documents required to be executed by Sonus in connection with the transactions contemplated herein, to perform its obligations hereunder and, subject to obtaining the approval of the Sonus Shareholders as contemplated by this Agreement, to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement and such other documents by Sonus and the consummation by Sonus of the transactions contemplated by this Agreement and such other documents, including, but not limited to, the Reverse Stock Split, the Capital Adjustment, the Name Change, and the filing of the Certificate of Amendment, subject to further approval upon fixing the Reverse Stock Split, Capital Adjustment and other changes contemplated by this Agreement, have been duly authorized by the Board of Directors of Sonus and no other corporate proceedings on its part are necessary to authorize this Agreement, the Escrow Agreements, the Voting Agreements, or the transactions contemplated hereby or thereby, other than:

  (i)
  with respect to the Proxy Statement and other matters relating solely thereto, including the implementation of the Arrangement, the approval of the Board of Directors of Sonus; and

  (ii)
  with respect to the completion of the Arrangement, the approval of the Sonus Shareholder Resolutions.

  (b)
  This Agreement has been duly executed and delivered by Sonus and, assuming the due authorization, execution and delivery hereof by OncoGenex, constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity. All documents required to be executed by Sonus in connection with the transactions contemplated herein will be duly executed and delivered by Sonus on or before the Effective Date and, when so executed and delivered, will constitute a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity.

  (c)
  The approval of this Agreement and the other documents required to be executed by Sonus in connection with the transactions contemplated herein, the execution and delivery by Sonus of this Agreement and such other documents, and the performance by Sonus of its obligations hereunder and the completion of the Arrangement and the transactions contemplated thereby, will not:

    (i)
    conflict with, result in a violation or breach of or loss of any benefit under, constitute a default or require any consent (other than such as has already been obtained or will be obtained prior to the Effective Time) to be obtained under, give rise to any termination rights or payment obligation under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of Sonus or any of its Subsidiaries pursuant to, any provision of:

    (A)
    the certificate of incorporation, articles, by-laws or other charter documents of Sonus or any of its Subsidiaries, including any unanimous shareholder agreement or any other agreement or understanding with any party holding an ownership interest in it;

    (B)
    any material contract, agreement, licence, franchise or permit to which it Sonus or any of its Subsidiaries is bound;

    (C)
    any resolutions of its Board of Directors (or any committee thereof) or shareholders; or

    (D)
    subject to obtaining the Appropriate Regulatory Approvals relating to Sonus or the transactions contemplated herein, any Laws, regulation, order, judgment or decree;

    (ii)
    give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available;

    (iii)
    result in the Sonus Shareholders having any appraisal or dissent rights;

    (iv)
    result in the imposition of any Encumbrance upon any of Sonus' or its Subsidiaries' assets, or restrict, hinder, impair or limit their ability to carry on the Sonus Business as and where it is now being carried on or as and where it may be carried on in the future; or

    (v)
    except as set out in Section 3.2.3 of the Sonus Disclosure Schedule, result in any Person becoming entitled to (A) any retirement, severance, unemployment compensation, "golden parachute", bonus or other such payment, the acceleration of the vesting or time to exercise or payment of any outstanding stock options or other Employee Benefits, (C) the forgiveness or postponement of payment of any indebtedness owing to Sonus, or (D) receive any additional payments or compensation under or in respect of any Employee Benefits (including a "cash-out" of any stock options).

  (d)
  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person is required to be obtained by Sonus or any of its Subsidiaries in connection with the execution and delivery of this Agreement or any of the other documents contemplated hereby, or the consummation by Sonus of the transactions contemplated hereby or thereby other than:

  (i)
  the Appropriate Regulatory Approvals relating to Sonus or the transactions contemplated herein; and

  (ii)
  any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which, if not obtained, would not in the aggregate have a Material Adverse Effect on Sonus.

3.2.4    No Defaults

        Subject to obtaining the Appropriate Regulatory Approvals relating to Sonus, neither Sonus nor any of its Subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under, any contract, agreement, licence or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect on Sonus.

3.2.5    Subsidiaries

  (a)
  Except as disclosed in Section 3.2.5 of the Disclosure Schedule, neither Sonus nor SonusSub is the beneficial or registered owner of any shares or other ownership interests in any Person, and neither holds any securities or obligations of any kind convertible into or exchangeable for shares or other ownership interests in any Person. All of the issued and outstanding shares of capital stock of each of Sonus' Subsidiaries have been validly issued and are fully paid and non-assessable. Neither Sonus nor SonusSub is a party to any agreement to acquire any shares or other ownership interests in any Person.

  (b)
  SonusSub is a corporation duly incorporated under the laws of its jurisdiction of incorporation, is validly subsisting, has full corporate and legal power and authority to own, lease and operate the properties currently owned, leased and operated by it and conduct its business as currently conducted, and is in good standing under the laws of its jurisdiction of incorporation. SonusSub is duly qualified or licenced to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned, leased or operated or the nature of the business conducted by it would make such qualification or licencing necessary. No proceedings have been instituted or are pending for the dissolution or liquidation of SonusSub. True and complete copies of the articles, bylaws or equivalent organizational documents of SonusSub have been provided to OncoGenex, and SonusSub is not in material violation of any provision of its organizational documents.

  (c)
  Except as disclosed in Section 3.2.5(c) of the Sonus Disclosure Schedule, Sonus is the beneficial owner of all of the issued and outstanding shares of SonusSub free of any Encumbrance. No Person has any other agreement, option, commitment, arrangement, or any other right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment (including any such right or privilege under convertible securities, warrants or convertible obligations of any nature) for:

  (i)
  the purchase, subscription, allotment or issuance of, or conversion into, any of the issued or unissued shares or any other securities of SonusSub; or

  (ii)
  the purchase or other acquisition from SonusSub of any of its undertakings, business or assets.

3.2.6    Sonus Financial Statements

        The Sonus Financial Statements, copies of which have been provided to OncoGenex, have been prepared in accordance with GAAP applied on a basis consistent with those of previous years, the requirements of applicable Laws, are correct and complete and present fairly, in all material respects:

  (a)
  all the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of Sonus as at the Financial Year End; and

  (b)
  the results of operations and cash flows of Sonus for the 12-month period ended on the Financial Year End.

3.2.7    Interim Statements

        Except as disclosed in Section 3.2.7 of the Sonus Disclosure Schedule, the Sonus Interim Financial Statements, copies of which have been provided to OncoGenex, have been prepared in accordance with GAAP applied on a basis consistent with those of previous years, are correct and complete and present fairly, in all material respects:

  (a)
  all the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of Sonus on a consolidated basis, as at March 31, 2008; and

  (b)
  the revenues, earnings, results of operations and cash flows of Sonus on a consolidated basis, for the three-month period ended on March 31, 2008.

3.2.8    Liabilities

        Sonus has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and has no knowledge of any potential liabilities or obligations, other than:

  (a)
  liabilities (including liabilities for unpaid Taxes) disclosed on, reflected in or provided for in the Sonus Financial Statements or the Sonus Interim Financial Statements;

  (b)
  liabilities disclosed in Section 3.2.8 of the Sonus Disclosure Schedule or provided for in the operating budget of Sonus for the financial year ending December 31, 2008, a copy of which has been provided to OncoGenex;

  (c)
  liabilities incurred in the ordinary course of business and attributable to the period since the date of the Sonus Interim Financial Statements, none of which, individually or in the aggregate, has a Material Adverse Effect on Sonus; and

  (d)
  liabilities incurred in connection with this Agreement or the transactions contemplated in this Agreement.

3.2.9    Debt Instruments

        Except as set forth and described in Section 3.2.9 of the Sonus Disclosure Schedule, neither Sonus nor any of its Subsidiaries is bound by or subject to:

  (a)
  any Debt Instrument; or

  (b)
  any agreement, contract or commitment to create, assume or issue any Debt Instrument;

and no Debt Instrument or Encumbrance which Sonus or any of its Subsidiaries is bound by or subject to is dependent upon the Guarantee of or any security provided by any other Person.

3.2.10    Accounts Receivable

        All accounts receivable of and book debts and other debts due to Sonus reflected in the Sonus Financial Statements or which have come into existence since the Financial Year End were created in the ordinary course of Sonus' business and, except to the extent that the same have been paid in the ordinary course of its business since the Financial Year End, are valid and enforceable and payable in full, without any right of set-off or counterclaim or any reduction for doubtful accounts other than as reflected in the Sonus Financial Statements and, in the case of accounts receivable which have come into existence since the Financial Year End, other than a reasonable allowance for doubtful accounts consistent with Sonus' previous practice.

3.2.11    Accuracy of Books and Records

        Except as disclosed in Section 3.2.11 of the Sonus Disclosure Schedule, the books and records, accounting, financial and otherwise, of Sonus fairly and correctly set out and disclose in all material respects, in accordance with GAAP, the financial position of Sonus as at the date hereof and all material financial transactions of Sonus have been accurately recorded in such books and records on a consistent basis and in conformity with GAAP. Except as disclosed in Section 3.2.11 of the Sonus Disclosure Schedule, all records, controls, data or information owned by Sonus and required to operate the Sonus Business are in the full possession and control of Sonus.

3.2.12    Guarantees

        Except as set forth and described in Section 3.2.12 of the Sonus Disclosure Schedule, neither Sonus nor any of its Subsidiaries is a party to or bound by or subject to any Guarantee of the indebtedness of any other Person and is not a party to any Off-Balance Sheet Arrangement.

3.2.13    Inventories

        Except as disclosed in Section 3.2.13 of the Sonus Disclosure Schedule, the inventories of Sonus and its Subsidiaries, if any:

  (a)
  consist solely of items of tangible personal property of the kind and quality regularly used or produced in its business;

  (b)
  are saleable or useable in the ordinary course of the Sonus Business for the purpose for which they were intended;

  (c)
  are at a level consistent with the requirements of potential customers of the Sonus Business, as reasonably anticipated by Sonus;

  (d)
  are not obsolete; and

  (e)
  have been valued in the Sonus Financial Statements in accordance with GAAP, on a basis consistent with that of past practice.

3.2.14    Sonus Business Carried on in Ordinary Course

        The Sonus Business has been carried on in the ordinary course since the Financial Year End, and since the Financial Year End:

  (a)
  there has been no Material Adverse Change with respect to Sonus;

  (b)
  there has been no damage, destruction or loss of any material tangible assets (including any medium in which Sonus' Intellectual Property resides), whether covered by insurance or not, that could reasonably be expected to have a Material Adverse Effect on Sonus;

  (c)
  there has been no split, combination or reclassification of any of the outstanding Sonus Common Shares, and Sonus has not declared or paid any dividends on or made any other distributions (in either case, in stock or property) on or in respect of the outstanding Sonus Common Shares;

  (d)
  Sonus has not allotted, reserved, set aside or issued, authorized or proposed the allotment, reservation, setting aside or issuance of, or purchased or redeemed or proposed the purchase or redemption of, any shares in its capital stock or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities, nor has Sonus agreed to do any of the foregoing, except for:

    (i)
    the issuance of Sonus Common Shares pursuant to (A) the exercise of stock options, which are or have become fully vested and (B) the exercise of warrants to purchase Sonus Common Shares and (C) Sonus' employee share purchase plan;

    (ii)
    the grant of Sonus stock options to certain officers, directors, employees, consultants and suppliers of Sonus since the Financial Year End; and

    (iii)
    the allotment and reservation for issuance of Sonus Common Shares pursuant to Sonus stock options granted since the Financial Year End;

      particulars of which are set forth in Section 3.2.14(d) of the Sonus Disclosure Schedule;

  (e)
  except as disclosed in Section 3.2.14(e) of the Sonus Disclosure Schedule, there has been no increase in the salary or other cash compensation payable or to become payable by Sonus or any of its Subsidiaries to any of their respective officers, directors, employees or advisors, other than in the ordinary course of business, and there has been no declaration, payment or commitment or obligation of any kind for the payment or granting by Sonus or any of its Subsidiaries of a bonus, stock option or other additional salary or compensation to any such Person, or any grant to any such Person of any increase in severance or termination pay, nor has Sonus or any of its Subsidiaries agreed to do any of the foregoing;

  (f)
  except as disclosed in Section 3.2.14(f) of the Sonus Disclosure Schedule, there has been no increase in or modification of any Employee Benefits or agreement to increase or modify any Employee Benefits (including, in either case, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its directors or officers, other than increases in salary or cash compensation payable or to become payable by Sonus or any of its Subsidiaries to any of their respective officers or directors, provided any such increase is in the ordinary course of business of Sonus;

  (g)
  except as disclosed in Section 3.2.14(g) of the Sonus Disclosure Schedule, neither Sonus nor any of its Subsidiaries has (i) acquired or sold, pledged, leased, encumbered or otherwise disposed of any material property or assets or agreed to do any of the foregoing or (ii) incurred or committed to incur capital expenditures in excess of $100,000, in the aggregate, or agreed to do any of the foregoing;

  (h)
  except as set forth in Section 3.2.14(h) of the Sonus Disclosure Schedule, neither Sonus nor any of its Subsidiaries has entered into any material contract, agreement, licence, franchise, lease transaction, commitment or other right or obligation and has not amended, modified, relinquished, terminated or failed to renew any Sonus Material Agreement, other than in the ordinary course of business of Sonus;

  (i)
  except as set forth in Section 3.2.14(i) of the Sonus Disclosure Schedule, there has been no transfer (by way of a licence or otherwise) of or agreement to transfer to any Person rights to any of Sonus' Intellectual Property, other than non-exclusive licences in the ordinary course of business;

  (j)
  Sonus has not made any change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise), respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense;

  (k)
  except as set forth in Section 3.2.14(k) of the Sonus Disclosure Schedule, there has been no notice delivered to Sonus or any of its Subsidiaries of any claim of ownership by a third party of any Sonus Intellectual Property owned or developed by Sonus or any of its Subsidiaries or of infringement by Sonus or any of its Subsidiaries of any third party's intellectual property rights or any offer by a third party to license intellectual property to Sonus;

  (l)
  except as set forth in Section 3.2.14(l) of the Sonus Disclosure Schedule, there has been no amendment to the articles or by-laws of Sonus or similar governing documents of any of its Subsidiaries;

  (m)
  there has been no disruption in the normal work of Sonus' workforce or claim of wrongful discharge or other unlawful labour practice in respect of Sonus;

  (n)
  there has been no waiver by Sonus or any of its Subsidiaries of, or agreement to waive, any right of substantial value, and neither Sonus nor any of its Subsidiaries has entered into any commitment or transaction not in the ordinary course of business where such right, commitment or transaction is or would be material in relation to Sonus or the Sonus Business; and

  (o)
  except as set forth in Section 3.2.14(o) of the Sonus Disclosure Schedule, there has been no creation, or agreement by Sonus or any of its Subsidiaries to create any Encumbrance on any of its property or assets (except for any lien for unpaid Taxes not yet due).

3.2.15    Partnerships or Joint Ventures

        Except as set forth in Section 3.2.15 of the Sonus Disclosure Schedule, neither Sonus nor any of its Subsidiaries is a partner or participant in any partnership, joint venture, profit-sharing arrangement or other business combination of any kind and is not party to any agreement under which Sonus agrees to carry on any part of its business or any other activity in such manner or by which Sonus or any of its Subsidiaries agrees to share any revenue or profit with any other Person other than royalty payments to its licensors under licence agreements disclosed in Section 3.2.15 of the Sonus Disclosure Schedule.

3.2.16    Minute Books and Corporate Records

        To the knowledge of Sonus, the minute and record books of Sonus contain complete and accurate minutes of all meetings of, and copies of all by-laws and resolutions passed by, or consented to in writing by, the directors (and any committees thereof) and shareholders of Sonus since its incorporation and which are required to be maintained in such books under the laws of the State of Delaware; all such meetings were duly called and held and all such by-laws and resolutions were duly passed or enacted. The share certificate books, registers of shareholders, registers of transfers, registers of directors, registers of holders of Debt Instruments and other corporate registers of Sonus comply in all material respects with the provisions of all applicable Laws and are complete and accurate in all material respects. Sonus is not a party to or bound by or subject to any shareholder agreement or unanimous shareholder agreement governing the affairs of Sonus or the relationships, rights and duties of shareholders and, except as set forth in Section 3.2.16 of the Sonus Disclosure Schedule, is not subject to a shareholder rights plan or "poison pill" or similar plan.

3.2.17    Interested Persons

  (a)
  Except as set forth and described in Section 3.2.17 of the Sonus Disclosure Schedule, since the Financial Year End, no payment has been made or authorized by Sonus or any of its Subsidiaries to or for the benefit of any Interested Person, except in the ordinary course of business and at the regular rates, payable as Employee Benefits, management and other similar fees, the reimbursement of expenses incurred on behalf of Sonus or any of Subsidiary, or otherwise.

  (b)
  Except as set forth and described in Section 3.2.17 of the Sonus Disclosure Schedule, since the Financial Year End the aggregate amount of Employee Benefits, management and other fees,

    reimbursement of expenses incurred on behalf of Sonus or any of its Subsidiaries or other payments in any such case made to an Interested Person have been paid at rates no greater than those prevailing at the Financial Year End.

  (c)
  Except as set forth and described in Section 3.2.17 of the Sonus Disclosure Schedule:

  (i)
  Neither Sonus nor any of its Subsidiaries is a party to or bound by or subject to any agreement, contract or commitment with any Interested Person, except for contracts of employment or personal services contracts with independent contractors;

  (ii)
  Neither Sonus nor any of its Subsidiaries has any loan or indebtedness outstanding (except for obligations incurred in the ordinary course of business with respect to Employee Benefits, personal services contracts or the reimbursement of expenses incurred on behalf of Sonus or a Subsidiary or otherwise) to any Interested Person;

  (iii)
  no Interested Person owns, directly or indirectly, in whole or in part, any property that Sonus or any of its Subsidiaries uses in the operation of its business as heretofore carried on; and

  (iv)
  no Interested Person has any cause of action or other claim whatsoever against, or owes any amount to, Sonus or any of its Subsidiaries in connection with the Sonus Business as heretofore carried on, except for any liability reflected in the Sonus Financial Statements or the Sonus Interim Financial Statements and claims in the ordinary course of business such as, without limitation, for accrued vacation pay and accrued benefits under the Employee Benefits.

3.2.18    Directors and Officers

        Section 3.2.18 of the Sonus Disclosure Schedule sets forth the names and titles of all directors and officers of Sonus as at the date of this Agreement.

3.2.19    Employment and Employee Benefit Matters

  (a)
  As of the date hereof, Sonus had 26 full time, 4 part time employees and 1 temporary employee, all of whom are located in the United States and SonusSub had no full time employees. The names of such individuals, their years of service, their job titles and the Employee Benefits to which they are entitled are set forth and described in Section 3.2.20 of the Sonus Disclosure Schedule. Section 3.2.19 also identifies each employee, if any, who holds a temporary work authorization, including H-1B, L-1, F-1 or J-1 visas or work authorizations (the "Work Permits"), and shows for each such employee the type of Work Permit and the length of time remaining on such Work Permit. To the knowledge of Sonus, no employee intends to terminate his or her employment with Sonus, whether as a result of the transactions contemplated by this Agreement or otherwise.

  (b)
  Section 3.2.19 of the Sonus Disclosure Schedule contains a complete list of individuals who are not employees of Sonus, and who supply their services to Sonus or any of its Subsidiaries under personal services contracts (whether written, oral or otherwise, and including independent contractors, employees of agencies, secondees or leased employees and consultants), specifying location, start and end date of engagement, services supplied, supplying agency and fees and other amounts payable by Sonus or any Subsidiary. There are no complaints, claims or charges outstanding or, to the knowledge of Sonus, anticipated relating to the engagement of such individuals.

  (c)
  Section 3.2.19 of the Sonus Disclosure Schedule lists each employee of Sonus who is absent from active employment (i) due to short or long term disability (ii) on a leave pursuant to the United States Family and Medical Leave Act or a comparable state Law, (iii) on any other leave or approved absence (together with the reason for each leave or absence) or (iv) due to military service (under conditions that give the employee rights to re-employment).

  (d)
  Section 3.2.19 of the Sonus Disclosure Schedule contains a complete list of all Employee Benefits maintained, or otherwise contributed to or required to be contributed to, by Sonus for the benefit of employees or former employees of Sonus or any of its Subsidiaries, and lists all policies, handbooks and manuals relating to employment matters. With respect to continuation rights rising under federal or state Law as applied to employee benefit plans that are group health plans (as defined in Section 601 et seq. of ERISA), Section 3.2.19 of the Sonus Disclosure Schedule lists (i) each employee, former employee or qualifying beneficiary who has elected continuation coverage and (ii) each employee, former employee or qualifying beneficiary who has not elected continuation coverage but is still within the period in which such election may be made.

  (e)
  Except as set forth and described in Section 3.2.19 of the Sonus Disclosure Schedule:

  (i)
  Neither Sonus nor any of its Subsidiaries is a party to or bound by or subject to any agreement or arrangement with respect to Employee Benefits and no such agreement or arrangement contains any specific provision as to notice of termination of employment or severance pay in lieu thereof;

  (ii)
  Neither Sonus nor any of its Subsidiaries has any obligations to amend any Employee Benefit and no amendments will be made or promised prior to the Effective Date, except with the prior written consent of OncoGenex;

  (iii)
  all material obligations of Sonus and its Subsidiaries with respect to Employee Benefits are reflected in and have been fully accrued in the Sonus Financial Statements or Sonus Interim Financial Statements;

  (iv)
  Neither Sonus nor any of its Subsidiaries is a party to or bound by or subject to any collective bargaining agreement or other similar arrangement with any labour union or employee association nor has it made any commitment to or conducted any negotiation or discussion with any labour union or employee association with respect to any future agreement or arrangement and, to the knowledge of Sonus, there is no current application for certification or other attempt to organize or establish any labour union or employee association with respect to employees of Sonus;

  (v)
  Each of Sonus and its Subsidiaries has, in all material respects, complied with, and operated its business in accordance with, all applicable Laws relating to employment and labour matters, including employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labour relations matters; there are no current, pending or, to the knowledge of Sonus, threatened claims, complaints or proceedings of any kind involving Sonus,, its Subsidiaries, or to Sonus' knowledge, any of their employees before any Tribunal with respect to any of the above matters; and there are no facts known to Sonus that could reasonably be expected to give rise to any such claim, complaint or proceeding;

  (vi)
  there are no existing or, to the knowledge of Sonus, threatened labour strikes, slow downs, work stoppages or other similar labour troubles affecting Sonus or any of its Subsidiaries;

  (vii)
  Neither Sonus nor any of its Subsidiaries has made any material representations or commitments to its employees with respect to future material increases in wages or other compensation;

    (viii)
    to the knowledge of Sonus, no employee of Sonus or any of its Subsidiaries is bound by any confidentiality, non-solicitation or non-competition agreement in favour of any Person other than Sonus which is material and relevant to the employment of such employee by Sonus or such Subsidiary and which imposes obligations on such employee greater than those owed by such employee under common law;

    (ix)
    to the knowledge of Sonus, no employee of Sonus or any of its Subsidiaries is, in any material respect, in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Sonus or such Subsidiary because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others;

    (x)
    Neither Sonus nor any of its Subsidiaries is a party to any side letter or other written or oral material commitment with any employee or contractor;

    (xi)
    all accruals for unpaid vacation pay, premiums for employment insurance, health premiums, accrued wages, salaries and commissions and other Employee Benefits have been reflected in the books and records of Sonus; and

    (xii)
    the execution and delivery of this Agreement by Sonus does not, the performance of this Agreement by Sonus will not, and the consummation of the transactions contemplated by this Agreement will not, (i) entitle any current or former employee or officer of Sonus, any of its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation, due any such employee or officer, or (iii) accelerate the vesting of any stock option or of any shares of restricted stock or other securities of Sonus.

3.2.20    Employee Benefit Plans

  (a)
  Section 3.2.20 of the Sonus Disclosure Schedule sets forth a list of all Sonus Benefit Plans (as defined below) that are sponsored, maintained, contributed to or required to be maintained or contributed to by Sonus, any of its Subsidiaries or any Sonus Commonly Controlled Entity (as defined below). Each Sonus Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified or has a document issued by the IRS confirming such qualification, and, to the knowledge of Sonus, no circumstances exist that could reasonably be expected by Sonus to result in the revocation of any such determination. Each Sonus Benefit Plan is in compliance with the applicable terms, if any, of the ERISA and the Code and any other applicable laws, rules and regulations, except where the breach or violation of which would not result in a Material Adverse Effect on Sonus. Each Sonus Benefit Plan has been administered in all material respects in accordance with the documents and instruments governing such Sonus Benefit Plan. No litigation is pending with regard to any Sonus Benefit Plan other than routine uncontested claims for benefits, and no Sonus Benefit Plan is currently under examination or audit by the Department of Labor or the IRS.

  (b)
  Neither Sonus nor any Sonus Commonly Controlled Entity (as defined below) has ever sponsored or contributed to a defined benefit pension plan that is subject to the funding obligations of Title IV of ERISA.

  (c)
  No Sonus Benefit Plan is or has been a Multiemployer Plan. Neither Sonus nor any Sonus Commonly Controlled Entity has completely or partially withdrawn from any Multiemployer Plan. No termination liability to the Pension Benefit Guaranty Corporation or withdrawal liability to any Multiemployer Plan that is material in the aggregate has been or is reasonably expected to be incurred with respect to any Multiemployer Plan by Sonus or any Sonus Commonly Controlled Entity.

  (d)
  Except as set forth in Section 3.2.20 of the Sonus Disclosure Schedule, no amount (whether in cash or property or the vesting of property) that could be received by, or benefit provided to, any officer, director or employee of Sonus or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed United States Treasury Regulations Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Except as set forth in Section 3.2.20 of the Sonus Disclosure Schedule, no such Person is entitled to receive any additional payment from Sonus or any other Person (a "Sonus Parachute Gross Up Payment") in the event that the excise tax of Section 4999(a) of the Code is imposed on such Person. Except as set forth in Schedule 3.15(d) of the Sonus Disclosure Schedule, the Board of Directors of Sonus has not granted to any officer, director or employee of Sonus any right to receive any Sonus Parachute Gross Up Payment.

  (e)
  (i) all required material reports and descriptions, if any (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions), have been filed or distributed appropriately with respect to each Sonus Benefit Plan, and (ii) the requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Cobra and HIPAA have been satisfied in all material respects with respect to each Sonus Benefit Plan.

  (f)
  Except as set forth in Section 3.2.20 of the Sonus Disclosure Schedule, no Sonus Benefit Plan is an ESOP or otherwise invests in "employer securities" (as such term is defined in Section 409(l) of the Code).

  (g)
  Sonus has made all material contributions and other payments required by and due under the terms of each Sonus Benefit Plan and has taken no action (including, without limitation, actions required by Law) relating to any Sonus Benefit Plan that will increase Sonus' or any Sonus Commonly Controlled Entity's obligation under any Sonus Benefit Plan.

  (h)
  Except as set forth in Section 3.2.20 of the Sonus Disclosure Schedule, no Sonus Benefit Plan is a "qualified foreign plan" (as such term is defined in Section 404A of the Code), and no Sonus Benefit Plan is subject to the laws of any jurisdiction other than the United States of America or one of its political subdivisions.

  (i)
  No Sonus Benefit Plan promises or provides post-retirement medical life insurance or other benefits due now or in the future to current, former or retired employees of Sonus, any of its Subsidiaries or any Sonus Common Controlled Entity other than benefits required pursuant to Cobra, except in each case for benefits that, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Sonus.

  (j)
  Except as set forth in Section 3.2.20 of the Sonus Disclosure Schedule, no "pension plan", as such term is defined in Section 3(2) of ERISA, maintained by Sonus or a Sonus Commonly Controlled Entity, has been frozen or terminated (including partial termination) in the last three (3) calendar years.

  (k)
  As used herein: (i) "Benefit Plans" means any pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation or bonus plans or agreements or other incentive plans or agreements, all other employee programs, arrangements or agreements and all other employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of ERISA; (ii) "Sonus Benefit Plans" mean the Benefit Plans currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Sonus, any of its

    Subsidiaries or any Sonus Commonly Controlled Entity for the benefit of present or former employees or directors of Sonus and of SonusSub or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity; (iii) "Sonus Commonly Controlled Entity" means an entity required to be aggregated with Sonus which is a member of the "controlled group of corporations" which includes Sonus within the meaning of Section 414(b), (c) or (m) of the Code; and (iv) "Sonus ERISA Plan" means any Sonus Benefit Plan which is an "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA.

  (l)
  Section 3.2.20 of the Sonus Disclosure Schedule lists each corporation, trade or business (separately for each category below that applies): (i) that is (or was during the preceding five years) a Sonus Commonly Controlled Entity, (ii) that is (or was during the preceding five years) the legal employer of persons providing services to Sonus as leased employees within the meaning of Section 414(n) of the Code and (iii) with respect to which Sonus is a successor employer for purposes of group health or other welfare plan continuation rights (including Section 601 et seq. of ERISA) or the United States Family and Medical Leave Act.

  (m)
  Sonus believes in good faith that any "nonqualified deferred compensation plan" (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which Sonus makes, is obligated to make or promises to make, payments (each a "Sonus 409A Plan") complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of Sonus after reasonable investigation, no payment to be made under any Sonus 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code, whether pursuant to the consummation of the transactions contemplated by this Agreement or otherwise.

3.2.21    Real Property

        Neither Sonus nor any of its Subsidiaries owns, nor is Sonus or any of its Subsidiaries a party to or bound by or subject to any agreement, contract or commitment, or any option to purchase, any real or immovable property.

3.2.22    Leases and Leased Property

  (a)
  Neither Sonus nor SonusSub is a party to or bound by or subject to nor has Sonus or SonusSub agreed or become bound to enter into, any real or personal property lease, sublease or other right of occupancy relating to real property, whether as lessor or lessee, except for the Sonus Leases described in Section 3.2.22 of the Sonus Disclosure Schedule, copies of which have been provided to OncoGenex prior to the date hereof. Sonus or SonusSub occupies and has the exclusive right to occupy and use all immovable Sonus Leased Property and has the exclusive right to use all movable Sonus Leased Property.

  (b)
  Each of the Leases is valid and subsisting and in good standing, all rental and other payments required to be paid by Sonus or SonusSub as lessee or sublessee and due and payable pursuant to each of the Sonus Leases have been duly paid to date and neither Sonus nor SonusSub is otherwise in default in meeting its obligations under any of the Sonus Leases and is entitled to all rights and benefits thereunder. No event exists which, but for the passing of time or the giving of notice, or both, would constitute a default by Sonus or SonusSub or, to the knowledge of Sonus, any other party to any of the Sonus Leases and no party to any of the Sonus Leases is claiming any such default or taking any action purportedly based upon any such default. The completion of the transactions contemplated herein will not, subject to obtaining any required consents set out in Section 3.2.22 of the Sonus Disclosure Schedule, afford any of the parties to any of the Sonus Leases or any other Person the right to terminate any of the Sonus Leases nor will the completion of the transactions contemplated herein result in any additional or more onerous obligation on Sonus or SonusSub under any of the Sonus Leases.

3.2.23    Insurance

  (a)
  Each of Sonus and its Subsidiaries maintains insurance covering its property, assets and personnel and protecting its business against loss or damage on a basis that is comparable to the insurance maintained by reasonable Persons operating businesses similar to its business as heretofore carried on. Section 3.2.23(a) of the Sonus Disclosure Schedule sets forth a list of all insurance policies currently maintained by Sonus and each of its Subsidiaries. Each of such insurance policies is valid and subsisting and in good standing, there is no default, whether as to the payment of premiums or otherwise, under any material term or condition of such insurance policies, and, to the knowledge of Sonus, each Person which is an insured party under any of such insurance policies is entitled to all rights and benefits thereunder.

  (b)
  There are no pending claims under any such insurance policies. Neither Sonus nor any of its Subsidiaries has failed to give any notice or present any claim under any such insurance policies in due and timely fashion. To the knowledge of Sonus, no circumstances have occurred which might entitle Sonus or any of its Subsidiaries to make a claim under any such insurance policies or which might be required under any such insurance policies to be notified to the insurers thereunder and no material claim under any of such insurance policies has been made by Sonus or any of its Subsidiaries since the Financial Year End.

  (c)
  Except as disclosed in Section 3.2.23(c) of the Sonus Disclosure Schedule, none of such insurance policies is subject to any premium in excess of the stipulated or normal rate.

    No notice of cancellation of, material increase of premiums under, non-renewal with respect to, or disallowance of any claim under, any such insurance policies has been received by Sonus or any of its Subsidiaries.

3.2.24    Material Agreements

        Except for the Sonus Material Agreements disclosed in Section 3.2.24 of the Sonus Disclosure Schedule, neither Sonus nor any of its Subsidiaries is a party to or bound by or subject to any of the following:

  (a)
  any continuing contract for the purchase of materials, supplies, equipment or services involving, in the case of any such contract, more than $10,000 over the life of the contract;

  (b)
  any contract that expires, or may be renewed at the option of any Person other than Sonus or one of its Subsidiaries so as to expire, more than one year after the date of this Agreement;

  (c)
  any contract for capital expenditures in excess of $100,000 in the aggregate;

  (d)
  any confidentiality, secrecy or non-disclosure contract;

  (e)
  any non-competition, non-solicitation, field restriction, territory restriction, exclusivity or similar restrictions on Sonus or any of its Subsidiaries, or which requires Sonus or any of its Subsidiaries to offer products or services of any other Person on a priority or exclusive basis;

  (f)
  any leases of any real or personal property (including the Sonus Leases) under which the obligations of Sonus or any of its Subsidiaries exceed $25,000, on an annual basis;

  (g)
  any contract pursuant to which Sonus or any of its Subsidiaries is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property under which the obligations of Sonus or any of its Subsidiaries exceed $10,000, on an annual basis;

  (h)
  any contract with any Person with whom Sonus or any of its Subsidiaries does not deal at arm's length within the meaning of the Income Tax Act (Canada);

  (i)
  any Guarantee or Off-Balance Sheet Arrangement;

  (j)
  any licence, sublicence or other agreement to which any Person (other than employees or independent contractors of Sonus or any of its Subsidiaries for purposes of their employment or contract with Sonus or such Subsidiary) has been or may be assigned, authorized to use, or given access to any of Sonus' Intellectual Property;

  (k)
  any licence, sublicence or other agreement pursuant to which Sonus or any of its Subsidiaries has been granted or may be assigned or authorized to use, or has or may have incurred any obligation in connection with, (i) any third party intellectual property that is incorporated in or forms a part of any current or proposed Sonus Product or service or (ii) any of Sonus' Intellectual Property;

  (l)
  any employment contracts with employees and service contracts with independent contractors, or any contract, agreement or arrangement that would entitle any present or former director, officer employee or agent of Sonus or any of its Subsidiaries to indemnification from Sonus or any of its Subsidiaries;

  (m)
  any agreement to indemnify, hold harmless or defend any other Person with respect to any assertion of personal injury, damage to property or intellectual property infringement, misappropriation or violation or warranting the lack thereof other than any licence of Third Party Software that is not part of Sonus' Intellectual Property and which relates to software that is generally available to the public; and

  (n)
  any agreement that gives rise to any material payments or material benefits as a result of the performance of this Agreement or any of the other transactions contemplated hereby;

  (o)
  any other agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment which is or would reasonably be expected to be material to the business, properties, assets, operations, condition (financial or otherwise) or prospects of Sonus;

whether written or oral, and of any nature or kind whatsoever.

3.2.25    No Breach of Material Agreements

        Each of Sonus and its Subsidiaries has performed all of the material obligations required to be performed by it, and is entitled to all benefits under, and, to the knowledge of Sonus, is not alleged to be in default in respect of, any Sonus Material Agreement. Except as disclosed in Section 3.2.25 of the Sonus Disclosure Schedule, each of the Sonus Material Agreements is in full force and effect, unamended, and there exists no material breach thereof or material default or event of material default or event, occurrence, condition or act with respect to Sonus or any of its Subsidiaries, as the case may be, or, to Sonus' knowledge, with respect to the other contracting party or otherwise that, with or without the giving of notice, the lapse of time or the happening of any other event or conditions, would (A) become a default or event of default under any Sonus Material Agreement, or (B) result in the loss or expiration of any material right or option by Sonus (or the material gain thereof by any third party) under any Sonus Material Agreement. Sonus has delivered a true, correct and complete copy of each of the Sonus Material Agreements to OncoGenex.

3.2.26    Sonus Business

        The Sonus Business is as described in Sonus' Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and as described in other Sonus SEC Documents filed by Sonus from time to time since December 31, 2007.

3.2.27    Obligations to Customers and Suppliers

        Except as set forth in Section 3.2.27 of the Sonus Disclosure Schedule, there are no outstanding consulting contracts or other maintenance obligations with or to customers or other users of the Products and services of Sonus or any of its Subsidiaries, and neither Sonus nor any of its Subsidiaries is required to provide any bonding or other financial security arrangements in connection with any transactions with any customers, users or suppliers, whether or not in the ordinary course of its business.

3.2.28    Legal Proceedings

        There are no actions, suits, claims, investigations or proceedings (whether private, governmental or otherwise, and whether or not purportedly on behalf of Sonus or any of its Subsidiaries) in progress, pending, or to the knowledge of Sonus, threatened, against or affecting Sonus or any of its Subsidiaries (including actions, suits, investigations or proceedings against any of their respective directors, officers or employees which relate to the business, affairs, assets or operations of Sonus or any of its Subsidiaries), at law or in equity, or before or by any Tribunal, or for which Sonus or any of its Subsidiaries is obligated to indemnify a third party. There is no judgment, decree, injunction, ruling, order or award of any Tribunal outstanding against or affecting Sonus or any of its Subsidiaries. Except as set forth in Section 3.1.28 of the Sonus Disclosure Schedule, Sonus is not aware of any grounds on which any such action, suit, investigation or proceeding might be commenced with any reasonable likelihood of success, and does not have any present plans or intentions to initiate any litigation, arbitration or other proceedings against any third party.

3.2.29    Banking Information

        Section 3.2.29 of the Sonus Disclosure Schedule sets forth and describes:

  (a)
  the name and location (including municipal address) of each bank, trust company or other institution in which Sonus or any of its Subsidiaries has an account, money on deposit or a safety deposit box and the name of each Person authorized to draw thereon or to have access thereto; and

  (b)
  the name of each Person holding a general or special power of attorney from Sonus or any of its Subsidiaries and a summary of the terms thereof.

3.2.30    Tax Matters

  (a)
  Except in respect of the income tax return for the current taxation year (which return is not yet due), and any income tax return which is required to be filed as a result of or in connection with the transactions contemplated herein, each of Sonus and its Subsidiaries has duly filed in the prescribed manner and within the prescribed time all Tax Returns required to be filed by it on or before the date hereof with any taxing or regulatory authority to which it is subject; such Tax Returns and the material accompanying such Tax Returns are accurate and complete in all material respects and each of Sonus and its Subsidiaries has provided to OncoGenex true and complete copies of all Tax Returns filed by it.

  (b)
  Each of Sonus and its Subsidiaries has paid all Taxes that are due and payable, and any interest, penalties and fines in connection therewith, properly due and payable, and has paid all of same in connection with all known assessments, reassessments and adjustments.

  (c)
  Except as set forth in the Sonus Financial Statements or the Sonus Interim Financial Statements, and except for Taxes incurred in the ordinary course of business or incurred or arising as a result of the transactions contemplated herein which Taxes are not yet due and payable, there are no Taxes or fines in respect of Taxes claimed by any Governmental Entity against Sonus or any of its Subsidiaries or which are known to Sonus or any of its Subsidiaries to be due and owing by Sonus or any of its Subsidiaries and, to the knowledge of Sonus or any of its Subsidiaries, there are no pending or threatened reassessments by any Governmental Entity in respect of Taxes owing by Sonus or any of its Subsidiaries, and there are no matters in dispute or under discussion with or any audits being conducted by any

    Governmental Entity relating to Taxes or fines in respect of Taxes asserted by such Governmental Entity against Sonus or any of its Subsidiaries.

  (d)
  The Sonus Financial Statements fully reflect accrued liabilities as at the Financial Year End for all Taxes.

  (e)
  Except as set forth and described in Section 3.2.30 of the Sonus Disclosure Schedule, there are no actions, suits, investigations, audits or proceedings and no assessment, reassessment or request for information in progress, pending or, to the knowledge of Sonus or any of its Subsidiaries, threatened against or affecting Sonus or any of its Subsidiaries in respect of Taxes nor are any issues under discussion with any taxing authority relating to any matters which could result in claims for additional Taxes or fines.

  (f)
  There are no agreements, waivers or other arrangements made by Sonus or any of its Subsidiaries providing for an extension of time with respect to any assessment or reassessment of Tax, the filing of any Tax Return or the payment of any Tax by Sonus or any of its Subsidiaries, or the provision of any documents or information currently under request by any Governmental Entity.

  (g)
  Except as set forth in Section 3.2.30 of the Sonus Disclosure Schedule, each of Sonus and its Subsidiaries has withheld the amount of all Taxes and other deductions required under any applicable Laws to be withheld from each payment made by it and has remitted all amounts withheld which are due and payable before the date hereof and all installments of Taxes which are due and payable before the date hereof to the relevant taxing or other authority within the time prescribed under any applicable Laws.

  (h)
  Neither Sonus nor any of its Subsidiaries has participated in any "reportable transactions" within the meaning of Treasury Regulations Section 1.6011-4, and neither the Sonus nor any of its Subsidiaries has been a "material advisor" to any such transactions within the meaning of Section 6111 of the Code.

  (i)
  Neither the Sonus nor any of its Subsidiaries is a party to, is bound by or has any obligation under any material Tax sharing or Tax indemnity agreement or similar contract or arrangement other than any agreement, contract or other arrangement between the Sonus and its Subsidiaries.

  (j)
  Neither Sonus nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

3.2.31    Compliance with Applicable Laws

        Each of Sonus and its Subsidiaries (i) has conducted and is conducting its business in compliance with all applicable Laws in each jurisdiction in which its business is carried on, (ii) is not in breach of any of such Laws and (iii) is duly licenced or registered in each jurisdiction in which it owns or leases its property and assets or carries on its business, so as to enable its business to be carried on as now conducted and its property and assets to be so owned or leased, (iv) is in possession of all licences, permits, approvals, consents, certificates, registrations, or authorizations (whether governmental, regulatory or similar type and including, without limitation, all INDs and NDAs and other authorizations under the FDCA) necessary to carry on its business as presently carried on or to own or lease any of the property or the assets utilized by it (collectively, the "Sonus Licenses"), except with respect to clauses (i), (ii), (iii) and (iv) of this Subsection 3.2.31 as would not, individually or in the aggregate, have a Material Adverse Effect on Sonus. Section 3.2.31 of the Sonus Disclosure Schedule sets out a complete and accurate list of all Sonus Licenses. Each Sonus Licence is valid and subsisting and in good standing and there is no default or breach of any Sonus Licence and, to the best of the knowledge of Sonus, no proceeding is pending or threatened to revoke or limit any Sonus Licence. Except as set forth in Section 3.2.31 of the Sonus Disclosure Schedule, no Sonus License requires the consent, approval, permit or acknowledgement of any Person in connection with the completion of the transactions herein contemplated.

3.2.32    Consents and Approvals

        Except for the Appropriate Regulatory Approvals, the Interim Order and the Final Order, there is no requirement for Sonus, any of its Subsidiaries, or, to the best of Sonus' knowledge, any other Person to make any filing with, give any notice to or to obtain any licence, permit, certificate, registration, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation of the transactions contemplated by this Agreement or the Plan of Arrangement, except for the filings, notifications, licences, permits, certificates, registrations, consents and approvals which relate solely to the identity of OncoGenex or which are of a purely administrative nature and could be completed or obtained without adverse effect on Sonus or its business immediately after the Effective Date.

3.2.33    No Business Restrictions

        There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which Sonus or any of its Subsidiaries is party or which is otherwise binding upon Sonus or any of its Subsidiaries which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Sonus or OncoGenex, any acquisition of property (tangible or intangible) by Sonus or OncoGenex or the conduct of business by Sonus or OncoGenex, as currently conducted or proposed to be conducted by Sonus or OncoGenex. Without limiting the foregoing, neither Sonus nor any of its Subsidiaries has entered into any agreement under which Sonus or OncoGenex is restricted from selling, licencing or otherwise distributing any of its Products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

3.2.34    Environmental Matters

  (a)
  Except as disclosed in Section 3.2.34 of the Sonus Disclosure Schedule: (i) each of Sonus and SonusSub is and has been at all times in compliance in all material respects with all applicable Environmental Laws; (ii) neither Sonus nor SonusSub has received any written communication that alleges that Sonus or SonusSub is not in compliance with applicable Environmental Laws; (iii) all material permits and other governmental authorizations currently held by Sonus and SonusSub pursuant to the Environmental Laws that are required for the occupation of their facilities and the operation of their businesses ("Sonus Environmental Permits") are in full force and effect, and Sonus and SonusSub are and have been at all times in compliance in all material respects with all of the terms of such Sonus Environmental Permits, and no other permits or other governmental authorizations are required by Sonus or SonusSub for the conduct of its respective business except where the failure to obtain such permits or government authorizations would not reasonably be expected to result in a Material Adverse Effect on Sonus; and (iv) the management, handling, storage, transportation, treatment, and disposal by Sonus and SonusSub of any Hazardous Materials is and has been at all times in compliance in all material respects with all applicable Environmental Laws. Sonus has made available to OncoGenex true and complete copies of all documents, reports, or analyses which are in the possession of Sonus or its agents, relating to the presence or absence of Hazardous Materials on, at, under or migrating from or onto any real property currently or previously owned or leased by Sonus or any of its Subsidiaries.

  (b)
  To the knowledge of Sonus, there is no Sonus Environmental Claim pending or threatened against or involving Sonus or SonusSub or against any Person whose liability for any Sonus

    Environmental Claim Sonus or SonusSub has or may have retained or assumed either contractually or by operation of law.

  (c)
  Except for matters which would not have a Material Adverse Effect on Sonus, to the knowledge of Sonus, there are no past or present actions or activities by Sonus, SonusSub or any other Person involving the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Hazardous Materials, that could reasonably form the basis of any Sonus Environmental Claim against Sonus or SonusSub or against any Person whose liability for any Sonus Environmental Claim Sonus or SonusSub may have retained or assumed either contractually or by operation of law. None of Sonus or any of its Subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to an order relating to (A) compliance with Environmental Laws or Sonus Environmental Permits or (B) the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to Sonus' knowledge, threatened with respect thereto, or (ii) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.

3.2.35    Condition and Sufficiency of Assets

        All facilities, machinery and equipment owned or used by each of Sonus and its Subsidiaries that are material to its business are in good operating condition and in a state of good repair and maintenance, reasonable wear and tear excepted. Each of Sonus and its Subsidiaries owns or leases all of the property and assets (excluding Intellectual Property, which is dealt with in Section 3.2.36 below) used in or necessary for the conduct of its business as it is currently being conducted with good and marketable title to all property and assets which are owned by Sonus or any of its Subsidiaries, free and clear of any and all Encumbrances, other than Permitted Encumbrances or as otherwise set forth in Section 3.2.35 of the Sonus Disclosure Schedule. Since the incorporation of Sonus there has not been any significant interruption of operations, supplies, access or services by contractors of Sonus' business as heretofore carried on due to inadequate maintenance of any of the property or assets owned and used by Sonus. With the exception of assets which, by their nature, are portable and intended to be used in different locations (such as notebook computers), all of the tangible assets of Sonus and its Subsidiaries are situate at the locations specified in Section 3.2.35 of the Sonus Disclosure Schedule.

3.2.36    Intellectual Property

  (a)
  Set forth in Section 3.2.36(a) of the Sonus Disclosure Schedule is a true and complete list of the Sonus Inventions and the Sonus Trademarks. Except as disclosed in Section 3.2.36 of the Sonus Disclosure Schedule or the agreements referred to therein:

  (i)
  Sonus or one of its Subsidiaries, as the case may be, (A) has the exclusive and unrestricted right to Use all of the Sonus Intellectual Property (in each case, free and clear of any Encumbrances, except for Permitted Encumbrances), (B) is listed in the records of the appropriate United States, foreign or other registry as the sole and exclusive current owner, or licensee of record for each patent, patent application and trademark registration included in the Sonus Inventions or Sonus Trademarks owned or licensed by Sonus or any of its Subsidiaries, as the case may be, and (C) has not assigned, encumbered or granted any license or other rights to commercialize the Sonus Inventions or Sonus Trade-names to any other Person;

  (ii)
  Each of Sonus and its Subsidiaries has made all necessary filings, recordations and payments necessary to protect and maintain its interests in all Sonus Inventions or Sonus Trademarks owned or licensed by Sonus or any of its Subsidiaries, as the case may be;

    (iii)
    Neither Sonus nor any of its Subsidiaries is required to pay any royalty or other fee to any Person in respect of the Use of any of the Sonus Intellectual Property;

    (iv)
    Neither Sonus nor any of its Subsidiaries has entered into, nor is subject to, any order, indemnification, forbearance to sue, settlement agreement, license or other arrangement that (i) restricts Sonus' or any of its Subsidiaries' right to use or exploit any Sonus Intellectual Property, (ii) restricts Sonus' or any of its Subsidiaries' business in any material manner in order to accommodate any third Person's intellectual property rights, or (iii) permits any Person to use any material Sonus Intellectual Property except as expressly permitted under an Sonus IP Contract (as defined in Section 3.2.36(d) below);

    (v)
    None of the Sonus Trademarks is in use;

    (vi)
    to the knowledge of Sonus, there is no and has not been any unauthorized use, infringement or misappropriation of any of the Sonus Inventions or Sonus Trademarks by any Person, whether directly or indirectly;

    (vii)
    to the knowledge of Sonus, neither Sonus nor any of its Subsidiaries has received notice of pending or threatened claims or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the Sonus Intellectual Property and, to the best of the knowledge of Sonus, there is no basis for such claim;

    (viii)
    to the knowledge of Sonus, the Sonus Inventions were made only by the individuals (the "Sonus Inventors") listed in Section 3.2.36 of the Sonus Disclosure Schedule;

    (ix)
    the Sonus Inventors have assigned all of their rights to the Sonus Inventions to Sonus; and

    (x)
    there are no distributors, sales agents, representatives or any other Persons who have rights to market or license the Sonus Inventions;

  (b)
  Except for third party software programs that are "shrink wrapped" (that is, not customized for Sonus) and/or that are purchased off-the-shelf by Sonus or any of its Subsidiaries, neither Sonus nor any of its Subsidiaries owns or uses any software and no software has been licensed by Sonus or any of its Subsidiaries to any third parties.

  (c)
  Except as disclosed in Section 3.2.36 of the Sonus Disclosure Schedule, to the knowledge of Sonus, the conduct of the Sonus Business does not infringe and the use of the Sonus Intellectual Property does not misappropriate, infringe or otherwise violate, whether directly or indirectly, any copyright, patent, trade-mark, trade name, industrial design, trade secret or other intellectual property or proprietary right of any other Person, and the conduct of the Sonus Business does not include any activity which may constitute passing off. Neither Sonus nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice from any Person (i) alleging misappropriation, infringement, or other violation by Sonus or any of its Subsidiaries of any intellectual property or proprietary rights of any Person, (ii) alleging that the use by Sonus or any of its Subsidiaries of Sonus Intellectual Property licensed by Sonus or any of its Subsidiaries is in breach of any applicable grant, license, agreement, instrument or other arrangement pursuant to which Sonus or any Subsidiary acquired the right to use such intellectual property, or (iii) alleging misuse or antitrust violations arising from the use or other exploitation of any Sonus Intellectual Property. No Sonus Intellectual Property has been or is being used or enforced by Sonus or any of its Subsidiaries or by any of their licensors, in a manner that, individually or in the aggregate, is reasonably likely to result in the cancellation, invalidity or unenforceability of such Sonus Intellectual Property.

  (d)
  To Sonus' knowledge, the agreements under which Sonus or any of its Subsidiaries has been granted rights in any intellectual property owned or controlled by a third Person are valid and legally enforceable, and free and clear of all Encumbrances, except for Permitted Encumbrances. With respect to any Sonus Intellectual Property which is held under sublicense, Sonus' or its Subsidiaries' rights, as the case may be, shall survive any termination of the sublicensor's rights from its licensor. None of the Sonus Intellectual Property that is being licensed by Sonus or any of its Subsidiaries shall be limited or their use thereof impaired, by the execution of this Agreement and the consummation of the transactions contemplated hereby. Each of Sonus and its Subsidiaries has made all necessary filings, recordations and payments to comply in all material respects with contractual obligations that it may have to third Persons, if any, to protect and maintain all intellectual property rights that are licensed to Sonus or any of its Subsidiaries by such third Persons. Sonus has provided OncoGenex with access to true and complete copies of all agreements under which Sonus or any of its Subsidiaries has obtained or granted any rights, title or interests in or to, or which by their terms expressly restrict Sonus or any of its Subsidiaries with respect to, any intellectual property (each, an "Sonus IP Contract") related to any or all of the Sonus Products, other than standard license agreements for commercially-available, off-the-shelf software. Except as provided in the Sonus IP Contracts, (i) Sonus or one of its Subsidiaries has the exclusive right to develop, commercialize, manufacture, market, sell, import and otherwise exploit each of the Sonus Products, and (ii) neither Sonus nor any of its Subsidiaries has granted, assigned, licensed or otherwise transferred to any Person any right, title or interest in or to any Sonus Intellectual Property relating to any Sonus Product.

  (e)
  None of Sonus, SonusSub, nor, to the best of the knowledge of Sonus, any employee of Sonus or SonusSub is in violation in any material respect of any term of any employment contract, general non-disclosure agreement, non competition agreement or any other covenant or any other common law obligation to a former employer or anyone else which relates to the right of any such employee to be employed by Sonus or SonusSub or to the use of trade secrets or proprietary information of any third party.

  (f)
  To the best of the knowledge of Sonus, all technical information developed by and belonging to Sonus or SonusSub for which a copyright has not been registered or for which a patent application has not been made, which has not otherwise been deliberately or consciously made public or disclosed pursuant to a written non-disclosure agreement, has been kept confidential.

  (g)
  All employees of Sonus and SonusSub have entered into proprietary rights or similar agreements with Sonus or SonusSub pursuant to which the employee assigns to Sonus or SonusSub all Sonus Intellectual Property, technical information and other information developed and/or worked on by the employees while employed or engaged by Sonus or SonusSub.

  (h)
  All employees and Persons having access to or knowledge of the Sonus Intellectual Property through Sonus or SonusSub of a confidential nature that is necessary or required or otherwise used for or in connection with the conduct or operation or proposed conduct or operation of the Sonus Business have entered into appropriate non-disclosure agreements with Sonus or SonusSub.

3.2.37    Regulatory Compliance

  (a)
  Sonus has previously made available to OncoGenex complete and accurate copies of all Sonus Licenses and regulatory dossiers relating thereto, and all other communications, documents and other information submitted to or received from the FDA and other Regulatory Authorities, including inspection reports, warning letters, deficiency letters, non-approvable letters/orders, withdrawal letters/orders and similar documents, relating to Sonus or any of its

    Subsidiaries, the conduct of their business, or Sonus' Products that are material to the business of Sonus and its Subsidiaries, taken as a whole, as currently conducted (collectively, the "Sonus Regulatory Correspondence"). Sonus shall promptly deliver to OncoGenex copies of all Sonus Regulatory Correspondence received or reduced to written form between the date of this Agreement and the Effective Date. Each Sonus Licence from any Regulatory Authority relating to Sonus or any of its Subsidiaries, Sonus Products, and/or the conduct of their business is on file with the applicable Regulatory Authorities and is in compliance in all material respects with all formal filing and maintenance requirements. Each of Sonus and its Subsidiaries has filed all required notices and responses to notices, supplemental applications, reports and other information with each applicable Regulatory Authority, except where the failure to so file, individually or in the aggregate, has not had and would not have a Material Adverse Effect on Sonus. No fines or penalties are due and payable in respect of any such Sonus Licence or any violation thereof.

  (b)
  Except as set forth on Section 3.2.37 of the Sonus Disclosure Schedule, as to each Pharmaceutical Product subject to the jurisdiction of the FDA under the FDCA or the PHSA, and the regulations thereunder, and each product subject to the jurisdiction of the DEA under the CSA, and the regulations under each of the that is or has been manufactured, packaged, labeled, sold, distributed, marketed, and/or tested by Sonus or SonusSub or on behalf of Sonus or SonusSub by any third party (each such party, an "Sonus Partner"), such Pharmaceutical Product is being or was manufactured, packaged, labeled, sold, distributed, marketed, and/or tested by Sonus, SonusSub or an Sonus Partner in compliance with all applicable requirements under FDCA, PHSA, CSA, and similar laws, rules, regulations, and guidelines except where the failure to be in compliance would not have a Material Adverse Effect on Sonus. Except as disclosed in the Section 3.2.37 of the Sonus Disclosure Schedule, neither Sonus nor SonusSub has received any notice of adverse findings, inspection report, warning letter, Section 305 notice, or other communication from the FDA, DEA, or any other Governmental Entity (i) contesting the premarket clearance, licensure, registration, approval, use, distribution, manufacturing, testing, sale, labeling, or promotion of any Pharmaceutical Product described in this Section 3.2.37 or (ii) otherwise alleging any violation of any laws, rules, regulations, or guidelines by Sonus, SonusSub or any Sonus Partner, and which would have a Material Adverse Effect on Sonus or any Pharmaceutical Product.

  (c)
  Except as set forth on Section 3.2.37 of the Sonus Disclosure Schedule, no Pharmaceutical Products of Sonus or SonusSub have been recalled, withdrawn, replaced, suspended or discontinued nor have any DEA registrations been terminated by Sonus or SonusSub in the United States or outside the United States (whether voluntarily or otherwise) which would have a Material Adverse Effect on Sonus.

  (d)
  Neither Sonus nor SonusSub, nor any officer, employee or agent of Sonus or SonusSub, nor, to Sonus' knowledge, any Sonus Partner, has made any untrue statement of a material fact or fraudulent statement to any Regulatory Authority, failed to disclose a fact required to be disclosed to a Regulatory Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991), and any amendments thereto, or any similar policy. Neither Sonus, its Subsidiaries nor, to Sonus' knowledge, any Sonus Partner, has engaged in any activity prohibited under any Health Care Law. There is no civil, criminal, administrative or other proceeding, notice or demand pending, received or, to Sonus' knowledge, threatened against Sonus, its Subsidiaries or Sonus Partners, which relates to violation of any Health Care Law. Neither Sonus nor SonusSub nor any officer, employee, or agent of Sonus or Sonus Sub, nor, to Sonus' knowledge, any Sonus Partner, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. sec. 335a(a) or any similar law or authorized by 21 U.S.C. sec. 335a(b) or any similar law. There are no consent decrees (including plea agreements) or similar actions to which Sonus, its Subsidiaries or, to Sonus' knowledge, any Sonus Partner, is bound or which relate to the Sonus Pharmaceutical Products.

  (e)
  Except as set forth on Section 3.2.37 of the Sonus Disclosure Schedule, neither Sonus nor SonusSub has received any written notice that the FDA or any other Governmental Entity has commenced, or threatened to initiate, any action, including lawsuits, arbitrations, or legal or administrative or regulatory proceedings, charges, complaints, or investigations, nor are there any completed or pending efforts to withdraw its approval of, request the recall of, suspension of, seizure of, change the quotas for controlled substances, or change the controlled substances schedules of any Pharmaceutical Product of Sonus or SonusSub, or commenced, or threatened to initiate, any action to impose a clinical hold on any clinical investigation by Sonus or SonusSub, withdraw advertising or sales promotion materials, or any action to enjoin production at, or suspend or revoke the DEA registration or any facility of, or enter into a consent decree of permanent injunction with Sonus or SonusSub which would have a Material Adverse Effect on Sonus.

  (f)
  The development, manufacture and testing of Sonus Products, and all required pre-clinical toxicology studies and Sonus-sponsored clinical trials conducted or being conducted with respect thereto, by Sonus or any of its Subsidiaries have been and are being conducted in compliance in all material respects with applicable Sonus Licences and applicable Law, including, without limitation, the applicable requirements of Good Manufacturing Practices, Good Laboratory Practices, and Good Clinical Practices. The results of any such studies, tests and trials, and all other material information related to such studies, tests and trials, have been made available to OncoGenex. Each clinical trial with respect to Pharmaceutical Products of Sonus and SonusSub has been conducted in accordance with its clinical trial protocol and Sonus or SonusSub has filed all required notices (and made available to OncoGenex copies thereof) of adverse drug experiences, injuries or deaths relating to clinical trials of such Pharmaceutical Products, and Sonus or SonusSub has filed all required notices of any such occurrence, except where the failure to be in compliance with the protocol or relevant reporting requirements would not have a Material Adverse Effect on Sonus.

3.2.38    Unlawful Payments

        None of Sonus, SonusSub, or any officer, director, employee, agent or representative of Sonus or SonusSub has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of Sonus or SonusSub, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

3.2.39    Significant Suppliers

        Except as set out in Section 3.2.39 of the Sonus Disclosure Schedule, none of the suppliers of Sonus or any of its Subsidiaries is a sole supplier and the products and services provided by each such supplier are available from other suppliers.

3.2.40    Government Programs

        Except as set out in Section 3.2.40 of the Sonus Disclosure Schedule, no agreements, loans, funding arrangements or assistance programs are outstanding in favour of Sonus or any of its Subsidiaries from any Governmental Entity, and, to the knowledge of Sonus, no basis exists for any

Governmental Entity to seek payment or repayment from Sonus or any of its Subsidiaries of any amount or benefit received, or to seek performance of any obligation of Sonus or any of its Subsidiaries, under any such program.

3.2.41    Personal Information

  (a)
  Sonus has a written privacy policy which governs its collection, use and disclosure of employee Personal Information applicable to the Sonus Business and, since the date of adoption of such privacy policy, Sonus is in compliance in all material respects with such privacy policy.

  (b)
  There has not been any, and as of the date hereof, there is no complaint, investigation, proceeding or action completed, resolved, pending, or to the knowledge of Sonus, threatened against or involving in any way Sonus or the Sonus Business under or in relation to Laws relating to the protection of personal privacy.

3.2.42    Advisory Fees

        Except as set forth in Section 3.1.42 of the Sonus Disclosure Schedule, and except for the accountants and lawyers of Sonus retained to negotiate, advance, carry out and complete the transactions contemplated herein, there is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of Sonus or any of its directors, officers or shareholders who might be entitled to any fee, commission or reimbursement of expenses from Sonus upon consummation of the transactions contemplated by this Agreement.

3.2.43    Other Negotiations: Brokers; Third Party Expenses

        None of Sonus, its Subsidiaries or, to the knowledge of Sonus, any of its directors, officers or shareholders (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Sonus or at Sonus' direction) (a) has entered into any agreement that conflicts with any of the transactions contemplated by this Agreement, or (b) has entered into any agreement or had any discussions with any Person regarding any transaction involving Sonus or any of its Subsidiaries which could reasonably be expected to result in OncoGenex, Sonus or any of their officers, directors, employees, agents or shareholders of any of them being subject to any claim for liability to such Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. Section 3.2.43 of the Sonus Disclosure Schedule lists any agreement (other than any agreement with OncoGenex or any of its Affiliates) with respect to, and a reasonable estimate of, all Third Party Expenses which are reasonably expected to be incurred by Sonus in connection with the negotiation and implementation of the terms and conditions of this Agreement and the transactions contemplated hereby.

3.2.44    Disclosure

        The representations and warranties of Sonus contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement, including the Sonus Disclosure Schedule, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading to OncoGenex.

3.2.45    Approval of Arrangement

  (a)
  The Board of Directors of Sonus has determined that the transactions contemplated by this Agreement are advisable and in the best interests of Sonus and its shareholders and has resolved to recommend to such shareholders that they vote in favor of this Agreement and the transactions contemplated by this Agreement, and approve the issuance of Sonus Common Shares pursuant to this Agreement.

  (b)
  All of Sonus' directors have advised Sonus that they intend to vote the securities of Sonus held by them (or that the shareholder on whose behalf they act as nominee intends to vote the securities of Sonus held by it) in favour of this Agreement and the transactions contemplated by this Agreement and will, accordingly, so represent in the Proxy Statement.

3.2.46    Public Company Matters

  (a)
  Since January 1, 2006, Sonus has filed on a timely basis all Sonus SEC Documents required to be filed by it. As of their respective filing dates, all Sonus SEC Documents filed by Sonus since January 1, 2006 complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, as the case may be, and none of the Sonus SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such Sonus SEC Documents have been corrected, updated or superseded by a document subsequently filed with the SEC prior to the date hereof. Except as set forth in the Sonus Disclosure Schedule, the financial statements of Sonus, including the notes thereto, included in the Sonus SEC Documents comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and present fairly the consolidated financial position of Sonus at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments).

  (b)
  Sonus is exempt from the registration requirements of the Investment Company Act of 1940, as amended, pursuant to Rule 3a-8 thereunder.

  (c)
  Sonus is not, nor has it at any time previously been, a "shell company", as defined in Rule 405 under the Securities Act or Rule 12b-2 under the Exchange Act, nor will any Person who acquires Sonus Common Shares pursuant to the Arrangement or upon exercise of Assumed Options be subject to the resale restrictions set forth in Rule 145 under the Securities Act or prevented, by virtue of Rule 144(i) under the Securities Act, from relying upon Rule 144 under the Securities Act with respect to resales of such securities that are otherwise in compliance with Rule 144 under the Securities Act.

  (d)
  None of Sonus, its predecessors or affiliates have been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such Person for failure to comply with Rule 503 under the Securities Act.

  (e)
  As of the date hereof, no amendments or prospectus supplements are required to be filed by the Sonus with respect to any registration statement that has been filed by Sonus under the Securities Act and is presently effective, nor, excepting the Form S-8 registration statements contemplated by this Agreement, is Sonus required by Law or contract to file or seek the effectiveness of any additional registration statements. Sonus has not received any comments or inquiries from the SEC's staff with respect to any registration statement or other Sonus SEC Document filed by Sonus, except those which have been fully resolved to the satisfaction of the SEC's staff. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Sonus.

  (f)
  Except as set forth in Section 3.2.46(f) of the Sonus Disclosure Schedule, Sonus is on the date hereof in compliance with each of the continued listing requirements of the NGM and each of the initial listing requirements of the NCM.

  (g)
  Sonus has previously provided or made available to OncoGenex true and correct copies of all corporate governance policies of Sonus currently in effect, including, but not limited to, policies relating to insider trading, related party transactions, non-discrimination, whistleblowers, disclosure controls, records retention, contract approvals, codes of ethics, and the charters of all committees of the Board of Directors of Sonus and of all other committees (such as disclosure committees) of Sonus.

3.2.47    Sonus Common Shares

  (a)
  The Sonus Common Shares and Assumed Options to be issued pursuant to the Arrangement and Sonus Common Shares to be issued upon exercise from time to time of the Assumed Options, will, when issued and delivered in accordance with the terms of this Agreement and the Plan of Arrangement or the applicable terms attaching to the Assumed Options respectively, be duly and validly issued by Sonus on their respective dates of issue, in the case of Sonus Common Shares as fully paid and non-assessable shares and will not be issued in violation of the terms of any agreement or other understanding binding upon Sonus at the time that such securities are issued and will be issued in compliance with the constating documents of Sonus and all applicable Laws.

  (b)
  Assuming and subject to the satisfaction of all conditions precedent set forth in Sections 5.1 and 5.2, the issuance of Sonus Common Shares to be issued on the Effective Date pursuant to this Agreement and the Plan of Arrangement and the assumption and conversion of each OncoGenex Option into Assumed Options shall be exempt from the registration requirements of the Securities Act by virtue of the exemption provided in Section 3(a)(10) thereunder. The resale of Sonus Common Shares issued in exchange for OncoGenex Shares under the Arrangement will be exempt from the registration requirements of the Securities Act, except that Sonus Common Shares held by persons who are Affiliates of Sonus after the Arrangement may be resold by them only in compliance with the resale provisions of Rule 144 under the Securities Act or as otherwise permitted under the Securities Act. Upon the filing with the SEC of a registration statement on Form S-8 under the Securities Act with respect to Sonus Common Shares issuable upon exercise of the Assumed Options, the sale of Sonus Common Shares upon exercise of the Assumed Options will be registered under the Securities Act.

  (c)
  The issuance of Sonus Common Shares and Assumed Options on the Effective Date pursuant to this Agreement and the Plan of Arrangement will be exempt from the prospectus and dealer registration requirements under the applicable securities laws of the Canadian Jurisdictions. The issuance of Sonus Common Shares upon the exercise of Assumed Options from time to time in accordance with their terms, will be exempt from the prospectus and dealer registration requirements under the applicable securities laws of the Canadian Jurisdictions. Subject to the terms of any orders described in Section 2.6(a), and subject to Sonus obtaining such orders prior to the Effective Date, the "prospectus requirement" (within the meaning of applicable securities laws of the Canadian Jurisdictions will not apply to the first trade of Sonus Common Shares (i) issued pursuant to the Arrangement; or (ii) issued upon exercise of Assumed Options from time to time in accordance with their terms (collectively, in this section, the "Transaction Securities"). In the event that Sonus is unable to obtain the order referred to in Section 2.6(a) prior to the Effective Date and in the event that Sonus obtains the receipt (the "Prospectus Receipt") for the (final) prospectus contemplated in Section 2.6(b) after the Effective Date, the first trade of Transaction Securities, from time to time, after the date on which Sonus obtains the Prospectus Receipt will not be or deemed to be a "distribution" (within the meaning of applicable securities laws of the Canadian Jurisdictions provided that:

    (i)
    Sonus is a reporting issuer in a jurisdiction of Canada at the time of the trade;

    (ii)
    the trade is not a "control distribution" as defined in National Instrument 45-102—Resale of Securities;

    (iii)
    no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of the trade;

    (iv)
    no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

    (v)
    if the selling security holder is an insider or officer of Sonus, the selling security holder has no reasonable grounds to believe that Sonus is in default of securities legislation.

    The foregoing representation is based on Laws in effect or as proposed as of the date hereof and assuming that such Laws are not amended prior to the date of any particular trade referred to above and is also based on the qualification that no "cease-trade" or similar order restricting trades in any of the Transaction Securities is in effect at such time.

3.2.48    Other Transactions

        As at the date hereof, Sonus is not in any discussions to acquire any third party other than OncoGenex.

3.2.49    Intentionally deleted

3.2.50    Working Capital Position

        As of the date of this Agreement, the aggregate amount of (i) Sonus' cash on hand, plus (ii) liquid investments of Sonus with a maturity of three year or less, plus (iii) accounts receivable, plus (iv) interest receivable, minus (v) accounts payable, minus (vi) accrued liabilities (excluding deferred rent), plus (vii) a reserve for any severance paid or payable with respect to the termination of the Sonus CEO and Sonus CFO, plus (viii) an amount equal to fees and expenses actually incurred in connection with the preparation and filing of a prospectus in Canada pursuant to Section 2.6(b) of this Agreement and in connection with listing for trading of Sonus Common Shares on the Toronto Stock Exchange ((i) through (viii) "Sonus Current Working Capital") is at least $23.1 million. As of the date of this Agreement, Sonus has no indebtedness except as reflected in the audited consolidated financial statements of Sonus included in Sonus' Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as reflected in any Sonus SEC Document filed since December 31, 2007, or as otherwise incurred in the ordinary course of business.

3.2.51    Disclosure Controls

        Except as disclosed on Section 3.2.51 of the Sonus Disclosure Schedule, Sonus has established and maintains adequate disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Sonus' disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Sonus in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Sonus' management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to SEC regulation.

3.2.52    Disclosure of Material Weaknesses

        Sonus has disclosed, based on its evaluation for the fiscal year ended December 31, 2007, to its outside auditors and the audit committee of its Board of Directors (i) all significant deficiencies and material weaknesses, if any, in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to materially affect Sonus' ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, known to management that involves management or other employees who, in each case, have a significant role in Sonus' internal control over financial reporting.

3.3    Non-Waiver

        No investigations made by or on behalf of any of the parties at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by any other party herein or pursuant hereto, unless disclosure of the fact at issue is expressly made in writing in this Agreement, including the OncoGenex Disclosure Schedule (in the case of OncoGenex) and the Sonus Disclosure Schedule (in the case of Sonus) prior to the execution hereof and such disclosure contains no material untrue statement. Notwithstanding anything else in this Agreement, the OncoGenex Disclosure Schedule or the Sonus Disclosure Schedule, any matter disclosed or described in any appropriate representation or warranty of a Company contained in this Agreement or in any appropriate section of the OncoGenex Disclosure Schedule or the Sonus Disclosure Schedule shall be deemed to have been disclosed and described in all related representations and warranties of OncoGenex or Sonus and sections of the OncoGenex Disclosure Schedule or Sonus Disclosure Schedule, as the case may be.

3.4    Survival

        For greater certainty, the representations and warranties of OncoGenex and Sonus contained herein shall survive the execution and delivery of this Agreement and shall terminate on the earlier of the termination of this Agreement in accordance with its terms and the Effective Time on the Effective Date.

4.     ESCROW PROVISIONS

4.1    Establishment of the Escrow

        From the total number of Sonus Common Shares issuable to each OncoGenex Shareholder pursuant to Section 2.3(c), Sonus shall, at or promptly after the Effective Time, deduct and cause to be deposited, without any act or formality on the part of the OncoGenex Shareholder, that number of Sonus Common Shares as is equal to the number of OncoGenex Shares held by the OncoGenex Shareholder immediately prior to the Effective Time multiplied by the Escrow Ratio. All Sonus Common Shares deposited with the Escrow Agent shall be governed by the terms set forth in the Escrow Agreements. Pursuant to the terms of the Escrow Agreements, and subject to the provisions thereof, the Deposited Securities shall be released to the OncoGenex Shareholders in the amounts set forth opposite, and upon the achievement of, the milestones set forth on Schedule A to the Escrow Agreements.

4.2    Return to Treasury of Unreleased Deposited Securities

        Any Deposited Securities that have not been released to the Escrow Shareholders pursuant to the Escrow Agreements prior to the Expiration Date shall be delivered by the Escrow Agent to Sonus for cancellation, as soon as practicable after the Expiration Date.

5.     ADDITIONAL COVENANTS

5.1    Retention of Goodwill

        During the Pre-Effective Date Period, OncoGenex and Sonus will, subject to the fact that the Arrangement and related transactions are contemplated hereby, continue to carry on business in the ordinary course, working to preserve the attendant goodwill of the Companies and to contribute to retention of that goodwill to and after the Effective Date. The following provisions of this Section 5 are intended to be in furtherance of this general commitment, subject to the fact that the Arrangement and related transactions are contemplated hereby.

5.2    Covenants of OncoGenex

  (a)
  OncoGenex covenants and agrees that, until the Effective Date or the earlier termination of this Agreement in accordance with Section 7, except (i) with the consent of Sonus to any deviation therefrom, (ii) with respect to any matter contemplated by this Agreement or the Plan of Arrangement, or (iii) as set forth in Section 5.2 of the OncoGenex Disclosure Schedule, OncoGenex will and will cause its Subsidiaries, as applicable, to:

  (i)
  carry on the OncoGenex Business in the ordinary course consistent with past practice, except for changes which are a result of the Arrangement and the transactions contemplated by this Agreement and use all reasonable efforts to preserve intact its present business organization and keep available the services of its present officers and employees and others having business dealings with it to the end that its goodwill and business shall be maintained;

  (ii)
  not commence to undertake a substantial or unusual expansion of its business facilities or an expansion that is out of the ordinary course of business in light of current market and economic conditions, or make any capital expenditures other than capital expenditures in the ordinary and usual course of business consistent with past practice;

  (iii)
  not split, combine or reclassify any of the outstanding OncoGenex Shares, nor declare or pay any dividends on or make any other distributions (in either case, in stock or property) on or in respect of the outstanding OncoGenex Shares;

  (iv)
  not amend or change its articles or by-laws, except as contemplated by the Arrangement;

  (v)
  not allot, reserve, set aside or issue, authorize or propose the allotment, reservation, setting aside or issuance of, or purchase or redeem or propose the purchase or redemption of, any shares in its capital stock or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities, except for (A) the issuance of OncoGenex Common Shares pursuant to the exercise of fully vested OncoGenex Options granted prior to the date hereof and (B) the issuance of OncoGenex Common Shares to holders of OncoGenex Preferred Shares upon the exercise by the holders thereof of the right of conversion attached to such shares and (C) the issuance of OncoGenex Shares to holders of OncoGenex Debentures upon the exercise by the holders thereof of the right to convert OncoGenex Debentures;

  (vi)
  not, whether through its Board of Directors or otherwise, accelerate, or permit to be accelerated, the vesting of any unvested OncoGenex Options or otherwise amend, vary or modify, or take any other action under the OncoGenex Stock Option Plan other than as contemplated in this Agreement or Section 3.1.3(c)(iv) of the OncoGenex Disclosure Schedule;

    (vii)
    not acquire or agree to acquire any OncoGenex Shares or other of its outstanding securities, whether by public or private transaction, or otherwise;

    (viii)
    not reorganize, amalgamate or merge OncoGenex with any other Person, nor acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing a majority of the voting securities of, or purchasing substantially all of the assets of, or by any other means, any business of any Person;

    (ix)
    not loan any money, guarantee the payment of indebtedness or incur indebtedness for money borrowed or issue or sell any debt securities, other than in the ordinary course of business;

    (x)
    other than in the ordinary course of business or as specifically contemplated in this Agreement, or except to the minimum extent required to comply with applicable Law or to the minimum extent required in order to avoid adverse treatment under Section 409A of the Code, but subject to restrictions set out elsewhere in this Agreement, not enter into or modify any employment, severance, collective bargaining or other Employee Benefits, policies or arrangements with, or grant any bonuses, salary increases, stock options, restricted stock, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay to, or make any loan to, any officers, directors or employees of OncoGenex;

    (xi)
    not, except in the ordinary course of business:

    (A)
    satisfy or settle any claims or liabilities prior to the same being due, except such as have been reserved against in the OncoGenex Financial Statements or the OncoGenex Interim Financial Statements, which are, individually or in the aggregate, material; or

    (B)
    grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material;

    (xii)
    use its reasonable commercial efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

    (xiii)
    not waive, release, assign, settle or compromise any material claims, or any material litigation for an amount in excess of $25,000, individually, or $100,000 in the aggregate, or which would impose any material restriction on the business of OncoGenex or Sonus or any of their Subsidiaries or would reasonably be expected to create precedent for claims that are reasonably likely to be material to OncoGenex or Sonus or any of their Subsidiaries;

    (xiv)
    not forgive any loans to directors, officers or employees of OncoGenex or any of its Subsidiaries, nor settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the Arrangement prior to the Effective Date;

    (xv)
    make any material tax election, settle or compromise any material liability for Taxes, amend any Tax Return or file any refund for Taxes, other than in the ordinary course of business or as may be required by a Governmental Entity;

    (xvi)
    not enter into any material contract, agreement, licence, franchise, lease transaction, commitment or other right or obligation that would constitute an OncoGenex Material Agreement if entered into or otherwise relates to the development or commercialization of any pharmaceutical or medical device product, or amend, modify, relinquish, terminate or fail to renew in any material respect any OncoGenex Material Agreement, all other than in the ordinary course of business;

    (xvii)
    (A)  not acquire or sell, pledge, license, guarantee, encumber or otherwise dispose of, or authorize any of the foregoing with respect to, any material property or assets (including any OncoGenex Intellectual Property), except for the sale of inventory in the ordinary course of business; or

    (B)
    not incur or commit to incur capital expenditures prior to the Effective Date, other than in the ordinary course of business, and not, in any event, exceeding $50,000;

    (xviii)
    take all action necessary or advisable to protect or maintain the OncoGenex Intellectual Property owned by OncoGenex or any of its Subsidiaries that is material to the conduct of the OncoGenex Business as currently conducted and currently proposed to be conducted, including the prosecution of all pending applications for patents and trademarks, the filing of any documents or other information or the payment of any maintenance or other fees related thereto;

    (xix)
    not make any material changes to existing accounting practices relating to OncoGenex, except as required by applicable Law or required by GAAP or make any material tax election inconsistent with past practice; and

    (xx)
    authorize or enter into any contract or otherwise make any commitment to do any of the foregoing; and

    (xxi)
    promptly advise Sonus in writing:

    (A)
    of any event occurring subsequent to the date of this Agreement, other than in the ordinary course of business, that would render any representation or warranty of OncoGenex contained in this Agreement (except any such representation or warranty which speaks as of a date prior to the date of this Agreement), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

    (B)
    of any Material Adverse Change in respect of OncoGenex other than a Material Adverse Change specifically authorized by this Agreement; and

    (C)
    of any breach by OncoGenex of any covenant or agreement contained in this Agreement.

  (b)
  OncoGenex shall perform all obligations required or desirable to be performed by OncoGenex under this Agreement and shall do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, OncoGenex shall:

  (i)
  use all reasonable efforts to obtain the approvals of the OncoGenex Securityholders to the Arrangement at the OncoGenex Meetings or by consent resolution, as provided for in Section 2.2(b) and in the Interim Order, subject, however, to the exercise by the Board of Directors of OncoGenex of its fiduciary duties as provided herein;

  (ii)
  apply for and use all reasonable efforts to obtain all Appropriate Regulatory Approvals set out in Part II of Exhibit A and, in doing so, to keep Sonus reasonably informed as to the status of the proceedings relating to obtaining the Appropriate Regulatory Approvals, including providing Sonus with copies of all related applications and notifications, in draft form, in order for Sonus to provide its reasonable comments;

    (iii)
    use reasonable efforts to cause to be voted in favour of the Sonus Shareholder Resolutions at the Sonus Meeting all proxies granted to officers of OncoGenex under the Voting Agreements executed by the Sonus Affiliated Stockholders, to the maximum extent that such officers are authorized or permitted to do so under such proxies and under applicable Law;

    (iv)
    apply for and use all reasonable efforts to obtain the Interim Order and the Final Order;

    (v)
    carry out the terms of the Interim Order and Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on OncoGenex with respect to the transactions contemplated hereby and by the Arrangement;

    (vi)
    defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

    (vii)
    use all reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to OncoGenex which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

    (viii)
    on or before the Effective Date, effect all necessary registrations, filings and submissions of information required by Governmental Entities from OncoGenex relating to the transactions contemplated herein;

    (ix)
    in connection with the Arrangement and other transactions contemplated herein, use its reasonable efforts to obtain, before the Effective Date, all necessary waivers, consents and approvals required to be obtained by OncoGenex from other parties pursuant to the Material Agreements;

    (x)
    execute and deliver to Sonus, on or before the Effective Date, the Assumption Agreement;

    (xi)
    deliver to Sonus on or before the Effective Date evidence, in a form acceptable to Sonus acting reasonably, of the termination of the Shareholders' Agreement and termination of the UBC Shareholders Agreement;

    (xii)
    deliver to Sonus, not less than 12 Business Days prior to the Effective Date, a certificate duly executed by two directors or senior officers of OncoGenex setting forth the aggregate number of OncoGenex Shares issued and outstanding as at the date of such certificate (which shall also be the number of such shares outstanding as at the Effective Date) and the aggregate number of OncoGenex Shares which are or may at any future time become issuable upon the exercise in full of all OncoGenex Options outstanding as at the Effective Date, including all OncoGenex Options which are not fully vested or immediately exercisable as at the Effective Date (which shall also be the number of such shares issuable thereunder as at the Effective Date), and certifying that there are no further rights, agreements or arrangements of any nature or kind then outstanding for the acquisition of further OncoGenex Shares, or securities convertible into or exchangeable for OncoGenex Shares;

    (xiii)
    not, notwithstanding any other provision of this Agreement (including the Exhibits hereto and the OncoGenex Disclosure Schedule), allot, issue or grant any OncoGenex Shares, OncoGenex Options or other securities convertible into or exchangeable for OncoGenex

      Shares, or enter into any agreements or arrangements relating thereto, to or with any Person or for any reason between the date of the certificate referred to in Section 5.2(b)(xii) and the Effective Date;

    (xiv)
    subject to the Plan of Arrangement, use all reasonable efforts to assist all OncoGenex Securityholders who are not residents of Canada for purposes of the Income Tax Act (Canada) to obtain appropriate clearance certificates pursuant to Section 116 of such Act;

    (xv)
    use all reasonable efforts to obtain Major Investor Approval (as defined in the share rights attaching to the OncoGenex Preferred Shares (the "OncoGenex Preferred Share Rights")) to exclude the Arrangement and the transactions contemplated by this Agreement as a Liquidation Event (as defined in the OncoGenex Preferred Share Rights) and to approve the transactions contemplated by this Agreement;

    (xvi)
    use all reasonable efforts to cause the Escrow Shareholders or the Escrow Shareholders' Agent to execute, on or before the Effective Date, the Escrow Agreements; and

    (xvii)
    not approve or register the transfer of any OncoGenex Shares which are subject to the provisions of the Voting Agreements executed by OncoGenex Affiliated Shareholders, except as expressly permitted by such Voting Agreements.

  (c)
  OncoGenex shall not, directly or indirectly, through any officer, director, employee, representative or agent of OncoGenex:

  (i)
  solicit, initiate or knowingly encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal;

  (ii)
  participate in any discussions or negotiations regarding any Acquisition Proposal;

  (iii)
  withdraw or modify in a manner adverse to Sonus the approval of the Board of Directors of OncoGenex of the transactions contemplated hereby;

  (iv)
  approve or recommend any Acquisition Proposal; or

  (v)
  enter into any agreement, arrangement or understanding related to any Acquisition Proposal.

    OncoGenex agrees that it will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties regarding any Acquisition Proposal. OncoGenex shall ensure that its officers, directors and employees and any financial advisors or other advisors, representatives or agents retained by it are aware of the provisions of this Section 5.2(c), and it shall be responsible for any breach of this Section 5.2(c) by any such Person.

5.3    Covenants of Sonus

  (a)
  Sonus covenants and agrees that, until the Effective Date or the earlier termination of this Agreement in accordance with Section 7, except (i) with the consent of OncoGenex to any deviation therefrom, (ii) with respect to any matter contemplated by this Agreement or the Plan of Arrangement, or (iii) as set forth in Section 5.3 of the Sonus Disclosure Schedule, Sonus will and will cause its Subsidiaries, as applicable, to:

  (i)
  carry on the Sonus Business in the ordinary course consistent with past practice, except for changes which are as a result of the Arrangement and the transactions contemplated by this Agreement and use all reasonable efforts to preserve intact its present business organization and keep available the services of its present officers and employees and others having business dealings with it to the end that its goodwill and business shall be maintained;

    (ii)
    not commence to undertake a substantial or unusual expansion of its business facilities or an expansion that is out of the ordinary course of business in light of current market and economic conditions, or make any capital expenditures other than capital expenditures in the ordinary and usual course of business consistent with past practice;

    (iii)
    not, except as contemplated by the Reverse Stock Split, split, combine or reclassify any of the outstanding Sonus Common Shares, nor declare or pay any dividends on or make any other distributions (in either case, in stock or property) on or in respect of the outstanding Sonus Common Shares;

    (iv)
    not amend its certificate of incorporation or by-laws, except by filing the Certificate of Amendment;

    (v)
    not allot, reserve, set aside or issue, authorize or propose the allotment, reservation, setting aside or issuance of, or purchase or redeem or propose the purchase or redemption of, any shares in its capital stock or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities, except for (A) the issuance of Sonus Common Shares pursuant to the exercise of fully vested stock options granted prior to the date hereof and disclosed in Section 3.2.2 of the Sonus Disclosure Schedule and (B) the issuance of Sonus Common Shares to holders of warrants disclosed in Section 3.2.2 of the Sonus Disclosure Schedule upon the exercise by the holders thereof;

    (vi)
    not, whether through its Board of Directors or otherwise, amend, vary, modify, accelerate, or permit to be amended, varied, modified or accelerated, any stock options, restricted stock or other stock based compensation awards or otherwise amend, vary or modify, or take any other action under any of Sonus' stock-based compensation plans other than as contemplated in this Agreement or Section 3.2.3(c)(iv) of the Sonus Disclosure Schedule;

    (vii)
    not acquire or agree to acquire any Sonus Common Shares or other of its outstanding securities, whether by public or private transaction, or otherwise;

    (viii)
    not reorganize, amalgamate or merge Sonus with any other Person, nor acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing a majority of the voting securities of or purchasing substantially all of the assets of, or by any other means, any business of any Person;

    (ix)
    not loan any money, guarantee the payment of indebtedness or incur indebtedness for money borrowed or issue or sell any debt securities other than in the ordinary course of business;

    (x)
    other than in the ordinary course of business or as specifically contemplated in this Agreement, or except to the minimum extent required to comply with applicable Law or to the minimum extent required in order to avoid adverse treatment under Section 409A of the Code, but subject to restrictions set out elsewhere in this Agreement, not enter into or modify any employment, severance, collective bargaining or other Employee Benefits, policies or arrangements with, or grant any bonuses, salary increases, stock options, restricted stock, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay to, or make any loan to, any officers, directors or employees of Sonus;

    (xi)
    not, except in the ordinary course of business:

    (A)
    satisfy or settle any claims or liabilities prior to the same being due, except such as have been reserved against in the Sonus Financial Statements or the Sonus Interim Financial Statements, which are, individually or in the aggregate, material; or

    (B)
    grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material;

    (xii)
    use its reasonable commercial efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

    (xiii)
    not waive, release, assign, settle or compromise any material claims, or any material litigation for an amount in excess of $25,000, individually, or $100,000 in the aggregate, or which would impose any material restriction on the business of OncoGenex or Sonus or any of their Subsidiaries or would reasonably be expected to create precedent for claims that are reasonably likely to be material to OncoGenex or Sonus or any of their Subsidiaries;

    (xiv)
    not forgive any loans to directors, officers or employees of Sonus or any of its Subsidiaries, nor settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the Arrangement prior to the Effective Date;

    (xv)
    make any material tax election, settle or compromise any material liability for Taxes, amend any Tax Return or file any refund for Taxes, other than in the ordinary course of business or as may be required by a Governmental Entity;

    (xvi)
    not enter into any material contract, agreement, licence, franchise, lease transaction, commitment or other right or obligation that would constitute a Sonus Material Agreement if entered into or otherwise relates to the development or commercialization of any pharmaceutical or medical device product, or amend, modify, relinquish, terminate or fail to renew in any material respect any Sonus Material Agreement, all other than in the ordinary course of business;

    (xvii)
    (A)  not acquire or sell, pledge, license, guarantee, encumber or otherwise dispose of, or authorize any of the foregoing with respect to, any material property or assets (including any Sonus Intellectual Property), except for the sale of inventory in the ordinary course of business; or

    (B)
    not incur or commit to incur capital expenditures prior to the Effective Date, other than in the ordinary course of business, and not, in any event, exceeding $50,000;

    (xviii)
    take all action necessary or advisable to protect or maintain the Sonus Intellectual Property owned by Sonus or any of its Subsidiaries that is material to the conduct of the Sonus Business as currently conducted and currently proposed to be conducted, including the prosecution of all pending applications for patents and trademarks, the filing of any documents or other information or the payment of any maintenance or other fees related thereto;

    (xix)
    not make any material changes to existing accounting practices relating to Sonus, except as required by applicable Law or required by GAAP or make any material tax election inconsistent with past practice;

    (xx)
    authorize or enter into any contract or otherwise make any commitment to do any of the foregoing;

    (xxi)
    promptly advise OncoGenex in writing:

    (A)
    of any event occurring subsequent to the date of this Agreement, other than in the ordinary course of business, that would render any representation or warranty of Sonus contained in this Agreement (except any such representation or warranty which speaks as of a date prior to the date of this Agreement), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

    (B)
    of any Material Adverse Change in respect of Sonus other than a Material Adverse Change specifically authorized by this Agreement; and

    (C)
    of any breach by Sonus of any covenant or agreement contained in this Agreement; and

    (xxii)
    not allow any stock options to be exchanged for cash or other property of Sonus.

  (b)
  Sonus shall perform all obligations required or desirable to be performed by Sonus under this Agreement and shall do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, Sonus shall:

  (i)
  use all reasonable efforts to obtain the approvals of the Sonus Shareholders to the Sonus Shareholder Resolutions at the Sonus Meeting, as provided for in Section 2.5(b), subject, however, to the exercise by the Board of Directors of Sonus of its fiduciary duties as provided herein;

  (ii)
  apply for and use all reasonable efforts to obtain all Appropriate Regulatory Approvals set out in Part I of Exhibit A and, in doing so, to keep OncoGenex reasonably informed as to the status of the proceedings relating to obtaining the Appropriate Regulatory Approvals, including providing OncoGenex with copies of all related applications and notifications, in draft form, in order for OncoGenex to provide its reasonable comments;

  (iii)
  use reasonable efforts to cause to be voted in favour of the Arrangement at the OncoGenex Meetings all proxies granted to officers of Sonus under the Voting Agreements executed by the OncoGenex Affiliated Shareholders, to the maximum extent that such officers are authorized or permitted to do so under such proxies and under applicable Law;

  (iv)
  in the event Sonus is unable to obtain the orders described in Section 2.6(a) on or before June 27, 2008, Sonus shall forthwith take the actions specified in Section 2.6(b);

  (v)
  carry out the terms of the Interim Order and Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on Sonus with respect to the transactions contemplated hereby and by the Arrangement;

  (vi)
  defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

    (vii)
    use all reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to Sonus which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

    (viii)
    on or before the Effective Date, effect all necessary registrations, filings and submissions of information required by Governmental Entities from Sonus relating to the transactions contemplated herein;

    (ix)
    in connection with the Arrangement and other transactions contemplated herein, use its reasonable efforts to obtain, before the Effective Date, all necessary waivers, consents and approvals required to be obtained by Sonus from other parties pursuant to the Material Agreements;

    (x)
    reserve a sufficient number of Sonus Common Shares for issuance upon the completion of the Arrangement and the exercise from time to time of Assumed Options; and

    (xi)
    use all reasonable efforts to obtain authorization for listing on the NGM or NCM of Sonus Common Shares issuable: (A) pursuant to the Arrangement, and (B) upon exercise of the Assumed Options from time to time;

    (xii)
    cause the Board of Directors of Sonus to be established at seven (7) directors;

    (xiii)
    use all reasonable efforts to obtain, on or before the Effective Date, written resignations, effective as at the Effective Time, from directors of Sonus such that three (3) directors of Sonus remain and, effective as at the Effective Time, to cause the appointment of the Appointed Directors to fill the vacancies created thereby;

    (xiv)
    execute and deliver to OncoGenex, on or before the Effective Date, the Assumption Agreement;

    (xv)
    deliver to OncoGenex, not less than 12 Business Days prior to the Effective Date, a certificate duly executed by two directors or senior officers of Sonus setting forth the aggregate number of Sonus Common Shares issued and outstanding as at the date of such certificate (which shall also be the number of such shares outstanding as at the Effective Date) and the aggregate number of Sonus Common Shares which are or may at any future time become issuable upon the exercise in full of all warrants to purchase Sonus Common Shares and Sonus stock options outstanding as at the Effective Date, including all Sonus stock options which are not fully vested or immediately exercisable as at the Effective Date (which shall also be the number of such shares issuable thereunder as at the Effective Date), in each case, on both a pre-Reserve Stock Split basis and a post-Reserve Stock Split basis, and certifying that there are no further rights, agreements or arrangements of any nature or kind then outstanding for the acquisition of further Sonus Common Shares, or securities convertible into or exchangeable for Sonus Common Shares;

    (xvi)
    not, notwithstanding any other provision of this Agreement (including the Exhibits hereto and the Sonus Disclosure Schedule), allot, issue or grant any Sonus Common Shares, Sonus stock options or other securities convertible into or exchangeable for Sonus Common Shares, or enter into any agreements or arrangements relating thereto, to or with any Person or for any reason between the date of the certificate referred to in Section 5.3(b)(xiv) and the Effective Date; and

    (xvii)
    not approve or register the transfer of any Sonus Shares which are subject to the provisions of the Voting Agreements executed by Sonus Affiliated Stockholders, except as expressly permitted by such Voting Agreements.

  (c)
  Intentionally deleted; and

  (d)
  Sonus covenants and agrees to make all arrangements for the issuance of Sonus Common Shares required to be issued as contemplated pursuant to the Plan of Arrangement and make all arrangements for the issuance of Sonus Common Shares issuable upon the exercise from time to time of Assumed Options in accordance with their terms, and otherwise be bound by the provisions of the Plan of Arrangement upon the Plan of Arrangement becoming effective.

5.4    Applications for Regulatory Approvals

        Each of OncoGenex and Sonus covenant and agree to use all reasonable efforts required to apply for and obtain the Appropriate Regulatory Approvals, and shall proceed diligently with respect to such applications, in a coordinated and expeditious manner.

5.5    Covenants Regarding Non-Solicitation

  (a)
  Subject to this Section 5.5 and Section 5.6, Sonus shall not, directly or indirectly, through any officer, director, employee, representative or agent of Sonus:

  (i)
  solicit, initiate or knowingly encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal;

  (ii)
  participate in any discussions or negotiations regarding any Acquisition Proposal;

  (iii)
  withdraw or modify in a manner adverse to OncoGenex the approval of the Board of Directors of Sonus of the transactions contemplated hereby;

  (iv)
  approve or recommend any Acquisition Proposal; or

  (v)
  enter into any agreement, arrangement or understanding related to any Acquisition Proposal.

    Notwithstanding the preceding part of this Section 5.5(a) and any other provision of this Agreement, nothing shall prohibit the Board of Directors or representatives of Sonus from (subject to compliance with Section 5.6 hereof) (A) furnishing information to, or engaging in discussions or negotiations with, any Person in response to an unsolicited bona fide written Acquisition Proposal; or (B) recommending such an unsolicited bona fide written Acquisition Proposal to Sonus Shareholders, if, and only to the extent that, (w) the Board of Directors of Sonus concludes in good faith (after consultation with its financial advisors) that such Acquisition Proposal would reasonably be expected to constitute, or lead to, a Superior Proposal, (x) the Board of Directors of Sonus determines in good faith (after consultation with outside legal counsel) that the failure to take such action would result in a breach by the Board of Directors of Sonus of its fiduciary duties to Sonus Shareholders under applicable law, (y) prior to furnishing such information to, or entering into discussions or negotiations with, such Person Sonus provides prompt written notice to OncoGenex to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person (which notice shall identify the nature and material terms of the proposal), and (z) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Board of Directors of Sonus receives from such Person an executed confidentiality agreement with provisions no less favorable to Sonus than the Confidentiality Agreement.

  (b)
  Sonus agrees that it will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties regarding any Acquisition Proposal. Sonus shall promptly provide OncoGenex with a copy of any written Acquisition Proposal received and a written statement with respect to any nonwritten Acquisition Proposal received, which statement shall include the identity of the Person making the Acquisition Proposal and the material terms thereof. Sonus shall inform OncoGenex promptly of any change in the price, structure, form of consideration or material terms and conditions regarding the Acquisition Proposal and shall promptly provide to OncoGenex all written materials received by Sonus with respect thereto. Sonus agrees to keep OncoGenex fully and timely informed of the status of any discussions, negotiations, furnishing of non-public information, or other activities relating to an Acquisition Proposal. Sonus shall promptly provide to OncoGenex any non-public information concerning Sonus provided to any other person in connection with any Acquisition Proposal which was not previously provided to OncoGenex.

  (c)
  Nothing contained in this Section 5.5 shall prohibit Sonus from taking and disclosing to its stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to Sonus Shareholders which, in the good faith judgment of the Board of Directors of Sonus based on the advice of outside counsel, is required under applicable law; provided that in any such cases Sonus does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Arrangement or Sonus Shareholder Resolutions or approve or recommend, or propose to approve or recommend, an Acquisition Proposal unless Sonus and its Board of Directors have complied with all the provisions of this Section 5.5.

  (d)
  Sonus shall ensure that its officers, directors and employees and any financial advisors or other advisors, representatives or agents retained by it are aware of the provisions of this Section 5.5, and it shall be responsible for any breach of this Section 5.5 by any such Person.

5.6    Notice by Sonus of Superior Proposal Determination

        Notwithstanding Sections 5.5(a), (b) and (d), Sonus may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of a Superior Proposal if, and only if:

  (a)
  it has provided OncoGenex with a copy of the material terms of the Superior Proposal and otherwise be in compliance with this Agreement;

  (b)
  five Business Days shall have elapsed from the later of the date OncoGenex received written notice advising OncoGenex that Sonus' Board of Directors has resolved, subject only to compliance with this Section 5.6 and termination of this Agreement, to accept, approve, recommend or enter into an agreement in respect of such Superior Proposal, specifying the terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal, and the date OncoGenex received a copy of such Superior Proposal; and

  (c)
  it has previously or concurrently will have:

  (i)
  paid to OncoGenex the break fee, if any, payable under Section 7.5; and

  (ii)
  terminated this Agreement pursuant to Section 7.3.

        Any information provided by Sonus to OncoGenex pursuant to this Section 5.6 or pursuant to Section 5.7 shall constitute "Information" under Section 5.7(b).

        During such five Business Day period, Sonus agrees that OncoGenex shall have the right, but not the obligation, to offer to amend the terms of this Agreement. The Board of Directors of Sonus will review any offer by OncoGenex to amend the terms of this Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether OncoGenex's offer upon acceptance by Sonus would result in such Superior Proposal ceasing to be a Superior Proposal. If the Board of Directors of Sonus so determines, it will enter into an amended agreement with OncoGenex reflecting OncoGenex's amended proposal. If the Board of Directors of Sonus continues to believe, in good faith and after consultation with financial advisors and outside legal counsel, that such Superior Proposal remains a Superior Proposal and therefor rejects OncoGenex's amended proposal, Sonus may terminate this Agreement pursuant to Section 7.3(j); provided, however, that Sonus must concurrently therewith pay to OncoGenex the break fee, if any, payable to OncoGenex under Section 7.5 and must concurrently with such termination enter into a definitive agreement with respect to such Acquisition Proposal. Sonus acknowledges and agrees that payment of the break fee, if any, payable under Section 7.5 is a condition to valid termination of this Agreement under Section 7.3(j) and this Section 5.6.

        Sonus also acknowledges and agrees that each successive material modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of the requirement under clause (b) of this Section 5.6 to initiate an additional five Business Day notice period.

5.7    Access to Information

  (a)
  During the Pre-Effective Date Period, at the request of OncoGenex or Sonus, acting reasonably, the other party will execute or cause to be executed such consents, authorizations and directions as may be necessary to enable the requesting party or its officers, employees, counsel, accountants and other authorized representatives and advisors (the "Representatives") to obtain full access to all files and records relating to the other party or its assets maintained by any Governmental Entity.

  (b)
  Without limiting the Confidentiality Agreement, each of Sonus and OncoGenex acknowledges that certain information to be provided to it under Section 5.7(a) above, or provided to it prior to the execution of this Agreement, will be confidential, non-public and/or proprietary in nature (the "Information"). Except as permitted below, each of Sonus and OncoGenex will keep the Information confidential and will not, without the prior written consent of the other, disclose it, in any manner whatsoever, in whole or in part, to any other Person, and will not use it for any purpose other than to evaluate the transactions contemplated by this Agreement. Each of Sonus and OncoGenex will make all reasonable, necessary and appropriate efforts to safeguard the Information from disclosure to anyone other than as permitted hereby and to control the copies, extracts or reproductions made of the Information. The Information may be provided to the Representatives of each of Sonus and OncoGenex who require access to the same to assist it in proceeding in good faith with the transactions contemplated by this Agreement, and whose assistance is required for such purposes, provided that it has first informed such Representatives to whom Information is provided that the Representative has the same obligations, including as to confidentiality, restricted use and otherwise, that it has with respect to such Information. This provision shall not apply to such portions of the Information that:

  (i)
  are or become generally available to the public otherwise than as a result of disclosure by a party or its Representatives; or

  (ii)
  become available to a party on a non-confidential basis from a source other than, directly or indirectly, the other party or its Representatives, provided that such source is not, to the knowledge of the first party, upon reasonable enquiry, prohibited from transmitting the information by a contractual, legal or fiduciary obligation; or

  (iii)
  were known to a party or were in its possession on a non-confidential basis prior to being disclosed to it by the other party or by someone on its behalf; or

  (iv)
  are required by applicable Laws or court order to be disclosed, provided that if a party or any of its representatives (the "Compelled Party") is required to disclose any such information, the Compelled Party gives the other parties (the "Other Parties") prior written notice of such disclosure as soon as practicable, so that the Other Parties will have an opportunity to seek a protective order or to take other appropriate action.

    Where this Agreement is terminated for any reason then all Information of the disclosing party (including all paper and electronic copies thereof) shall be immediately returned to the disclosing party or destroyed as directed by the disclosing party.

    The provisions of this Section 5.7(b) shall survive the termination of this Agreement.

  (c)
  The parties acknowledge that certain Information may be competitively sensitive and that disclosure thereof shall be limited to that which is reasonably necessary for the purpose of:

  (i)
  preparing submissions or applications in order to obtain the Appropriate Regulatory Approvals; and

  (ii)
  preparing the Circular and Proxy Statement.

  (d)
  In the case of any conflict between subsections (b) or (c) of this Section 5.7 and the Confidentiality Agreement, the terms of the Confidentiality Agreement shall govern.

5.8    Covenant Regarding Representations and Warranties

        Each of OncoGenex and Sonus covenants that it will use all reasonable efforts to ensure that the representations and warranties given by it and contained in Section 3 are true and correct in all material respects on and as at the Effective Date (except to the extent such representations and warranties speak as of a specified date or except as affected by transactions contemplated or permitted by this Agreement or in the ordinary course of business or otherwise consented to by the other parties hereto).

5.9    Closing Matters

        Each of Sonus and OncoGenex shall deliver, at the closing of the Arrangement and other transactions contemplated hereby, such customary certificates (including "bring-down" certificates), resolutions, opinions (including appropriate legal opinions of Sonus' Canadian and U.S. legal counsel opining upon the issuance and resale of Sonus Common Shares) and other closing documents as may be required by the other party, acting reasonably. The closing of the Arrangement and the transactions contemplated hereby will take place at 11:00 a.m. (Pacific Time) on the Effective Date at the offices of Dorsey and Whitney LLP in Seattle, Washington, or such other place as may be agreed by Sonus and OncoGenex.

5.10    Directors and Officers Insurance.

        For a period of six (6) years after the Effective Date, Sonus shall maintain in effect directors and officers liability insurance on terms no less favorable and in an amount not less than the amount of directors and officers liability insurance covering each present and former director and officer of Sonus or of any Sonus Subsidiary (collectively, the "Indemnified Parties") under the Sonus directors and officers liability insurance policy on the date hereof, and shall purchase a "tail" insurance policy prior to the Effective Date for such purpose. After the Effective Date, Sonus will continue to fulfill and honor in all respects the obligations of Sonus pursuant to indemnification agreements with Sonus' officers, directors and key employees in existence on the Effective Date. Such indemnification agreements have been made available to OncoGenex. This Section 5.10 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their heirs and personal representatives and shall be jointly and severally binding on Sonus and its successors and assigns and shall survive the Effective Date.

6.     CONDITIONS

6.1    Mutual Conditions Precedent

        The respective obligations of the parties to complete the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Date, of the following conditions precedent, each of which may only be waived by the mutual consent of Sonus and OncoGenex:

  (a)
  the Arrangement shall have been approved at the OncoGenex Meetings in the manner contemplated by Section 2.2;

  (b)
  the Arrangement shall have been approved by the OncoGenex Securityholders in accordance with any conditions in addition to those set out in Section 6.1(a) which may be imposed by the CBCA or the Interim Order;

  (c)
  the Interim Order and the Final Order shall each have been obtained in form and terms satisfactory to each of OncoGenex and Sonus, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties, acting reasonably, on appeal or otherwise;

  (d)
  this Agreement and the Sonus Shareholder Resolutions shall have been approved at the Sonus Meeting in accordance with Delaware Law and Sonus' certificate of incorporation and by-laws;

  (e)
  the Proxy Statement shall have been approved by the SEC under the Securities Act prior to the mailing of the Proxy Statement by Sonus to the Sonus Shareholders and no stop order suspending the effectiveness of the Proxy Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Sonus or OncoGenex, threatened by the SEC;

  (f)
  the Reverse Stock Split, the Capital Adjustment and the Name Change shall have been effected;

  (g)
  the issuance of Sonus Common Shares and Assumed Options pursuant to the Arrangement shall be exemption from registration pursuant to Section 3(a)(10) of the Securities Act;

  (h)
  there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and there shall be no proceeding (other than an appeal made in connection with the Arrangement), of a judicial or administrative nature or otherwise, in progress or threatened that relates to or results from the transactions contemplated by this Agreement that would, if successful, result in an order or ruling that would preclude completion of the transactions contemplated by this Agreement in accordance with the terms hereof or would otherwise be inconsistent with the Appropriate Regulatory Approvals which have been obtained;

  (i)
  this Agreement shall not have been terminated pursuant to Section 7; and

  (j)
  all consents, waivers, permits, orders and approvals of any Governmental Entity (including the Appropriate Regulatory Approvals other than, in the case of the Sonus, the orders or receipts set forth in Section 2.6(a) or (b) or notice pursuant to Section 12 of the Investment Canada Act), and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Arrangement, the failure of which to be obtained or the non-expiry of which would constitute a criminal offense, or would have a Material Adverse Effect on Sonus or OncoGenex, as the case may be, shall have been obtained or received on terms that will not have a Material Adverse Effect on Sonus and/or OncoGenex and there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, in each case that has a reasonable likelihood of success,

    (i)
    seeking to prohibit or restrict the acquisition by Sonus or any of its Subsidiaries of any OncoGenex Shares, seeking to restrain or prohibit the consummation of the Plan of Arrangement or seeking to obtain from OncoGenex or Sonus any damages that are material in relation to OncoGenex and Sonus, taken as a whole;

    (ii)
    seeking to prohibit or materially limit the ownership or operation by Sonus or any of its Subsidiaries of any material portion of the business or assets of OncoGenex or to compel Sonus or any of its Subsidiaries to dispose of or hold separate any material portion of the business or assets of OncoGenex;

    (iii)
    seeking to impose limitations on the ability of Sonus or any of its Subsidiaries to acquire or hold, or exercise full rights of ownership of, any OncoGenex Shares, including the right to vote the OncoGenex Shares on all matters properly presented to the shareholders of OncoGenex;

    (iv)
    seeking to prohibit Sonus or any of its Subsidiaries from effectively controlling in any material respect the business or operations of OncoGenex; or

    (v)
    which otherwise is reasonably likely to have a Material Adverse Effect on OncoGenex or Sonus.

6.2    Additional Conditions Precedent to the Obligations of Sonus

        The obligations of the Sonus Parties to complete the transactions contemplated by this Agreement shall also be subject to the fulfillment of each of the following conditions precedent (each of which is for Sonus' exclusive benefit and may be waived by Sonus and any one or more of which, if not satisfied or waived, will relieve Sonus of any obligation under this Agreement):

  (a)
  all covenants and agreements of OncoGenex under this Agreement to be performed or observed on or before the Effective Date shall have been duly performed and observed by OncoGenex in all material respects;

  (b)
  the representations and warranties of OncoGenex contained in this Agreement shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date which is earlier than the date of this Agreement, in which event such representations and warranties shall be true and correct in all material respects as of such earlier specified date, or except as affected by transactions or changes in the ordinary course of business or otherwise contemplated or permitted by this Agreement or otherwise consented to by Sonus) and Sonus shall have received a certificate of OncoGenex addressed to Sonus and dated the Effective Date, signed on behalf of OncoGenex by two senior executive officers of OncoGenex, confirming the same as at the Effective Date;

  (c)
  between the date hereof and the Effective Date, there shall not have occurred, in the judgment of Sonus, acting reasonably, a Material Adverse Change to OncoGenex;

  (d)
  Sonus shall have received from OncoGenex evidence, in form and content acceptable to Sonus, acting reasonably, of (i) the termination of the Shareholders' Agreement and the UBC Shareholders Agreement, such terminations to be effective as at the Effective Time, and (ii) consent to the Arrangement from UBC under the terms of the OncoGenex license agreements with UBC;

  (e)
  holders of more than 2% of the issued and outstanding OncoGenex Shares shall not have exercised the Dissent Rights in respect of the Arrangement; and

  (f)
  each of the Voting Agreements executed by the OncoGenex Affiliated Shareholders shall be and remain in full force and effect, unamended, and each of the parties thereto (other than Sonus) shall be, in all material respects, in full compliance with their respective obligations thereunder.

Sonus may not rely on the failure to satisfy any of the above conditions precedent as a basis for a non-compliance by them with their obligations under this Agreement if the condition precedent would have been satisfied but for a material default by Sonus in complying with its obligations hereunder.

6.3    Additional Conditions Precedent to the Obligations of OncoGenex

        The obligations of OncoGenex to complete the transactions contemplated by this Agreement shall also be subject to the following conditions precedent (each of which is for the exclusive benefit of OncoGenex and may be waived by OncoGenex and any one or more of which, if not satisfied or waived, will relieve OncoGenex of any obligation under this Agreement):

  (a)
  all covenants of Sonus under this Agreement to be performed on or before the Effective Date shall have been duly performed by Sonus in all material respects;

  (b)
  all representations and warranties of Sonus contained in this Agreement shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date which is earlier than the date of this Agreement, in which event such representations and warranties shall be true and correct in all material respects as of such earlier specified date, or except as affected by transactions or changes in the ordinary course of business or otherwise contemplated or permitted by this Agreement) and OncoGenex shall have received a certificate of Sonus addressed to OncoGenex and dated the Effective Date, signed on behalf of Sonus by two senior executive officers of Sonus, confirming the same as at the Effective Date;

  (c)
  between the date hereof and the Effective Date, there shall not have occurred, in the judgment of OncoGenex, acting reasonably, a Material Adverse Change to Sonus;

  (d)
  the receipt by Sonus of written resignations of directors of Sonus such that three (3) directors of Sonus remain and the Board of Directors of Sonus shall have appointed the Appointed Directors to fill the vacancies created thereby;

  (e)
  Sonus shall have either (i) obtained the order described in Section 2.6(a) or (ii) filed and obtained a receipt for a preliminary prospectus, resolved any comments with respect to such preliminary prospectus made by the applicable securities regulatory authority and received confirmation from such securities regulatory authority that Sonus is clear to file a final prospectus and shall have prepared a final prospectus, all as contemplated pursuant to Section 2.6(b);

  (f)
  Sonus Common Shares issuable (i) pursuant to the Arrangement and (ii) upon exercise of the Assumed Options from time to time, shall have been authorized for listing on any stock exchange or trading market on which Sonus Common Shares are then listed for trading;

  (g)
  Sonus shall have delivered to OncoGenex satisfactory evidence of the filing of the Certificate of Amendment;

  (h)
  each of the Voting Agreements executed by the Sonus Affiliated Stockholders shall be and remain in full force and effect, unamended, and each of the parties thereto (other than OncoGenex) shall be, in all material respects, in full compliance with their respective obligations thereunder; and

  (i)
  Sonus shall have provided OncoGenex with an updated certificate containing true and accurate facts regarding certain matters completed and signed by a director or officer of Sonus and addressed to Working Opportunity Fund (EVCC) Ltd. and the administrator under the Employee Investment Act (British Columbia) in the form previously delivered to Sonus.

OncoGenex may not rely on the failure to satisfy any of the above conditions precedent as a basis for noncompliance by OncoGenex with its obligations under this Agreement if the condition precedent would have been satisfied but for a material default by OncoGenex in complying with its obligations hereunder.

6.4    Notice and Cure Provisions

        Sonus and OncoGenex will give notice to the other, promptly after discovery, of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, or would be likely to:

  (a)
  cause any of the representations or warranties of the other contained herein to be untrue or inaccurate in any material respect on the date hereof or on the Effective Date (except to the extent such representations and warranties speak as of a specified date or except as affected by transactions or changes in the ordinary course of business or otherwise contemplated or permitted by this Agreement); or

  (b)
  result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the other hereunder prior to the Effective Date.

Neither Sonus nor OncoGenex may elect not to complete the transactions contemplated hereby pursuant to the conditions precedent contained in Sections 6.1, 6.2 and 6.3, or exercise any termination right arising therefrom, unless forthwith and in any event prior to the filing of the Articles of Arrangement with the Director, Sonus or OncoGenex, as the case may be, has delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which Sonus or OncoGenex, as the case may be, are asserting as the basis for the non-fulfillment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that Sonus or OncoGenex, as the case may be, are proceeding diligently to cure such matter, if such matter is susceptible to being cured, the other may not terminate this Agreement until the earlier of September 30, 2008 and the expiration of a period of 30 days from such notice. If such notice has been delivered prior to the making of the application for the Final Order or the filing of the Articles of Arrangement with the Director, such application and such filing shall be postponed until the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein, this Agreement may not be terminated as a result of the occurrence of that matter.

6.5    Satisfaction of Conditions

        The conditions precedent set out in Sections 6.1, 6.2 and 6.3 shall be conclusively deemed to have been satisfied, waived or released when, with the approval of Sonus and OncoGenex, a certificate of arrangement in respect of the Arrangement is issued by the Director.

7.     AMENDMENT AND TERMINATION

7.1    Amendment

        This Agreement may, at any time and from time to time before or after the holding of the OncoGenex Meetings and Sonus Meeting but not later than the Effective Date, be amended by mutual written agreement of the parties hereto, and any such amendment may, without limitation:

  (a)
  change the time for performance of any of the obligations or acts of the parties;

  (b)
  waive any inaccuracies or modify any representation contained herein or in any document delivered pursuant hereto;

  (c)
  waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; and

  (d)
  waive compliance with or modify any conditions precedent herein contained, provided, however, that any such change, waiver or modification does not invalidate any required approval of the OncoGenex Securityholders to the Arrangement or any required approval of the Sonus Shareholders of the Sonus Shareholder Resolutions.

7.2    Mutual Understanding Regarding Amendments

        The parties agree that if the Sonus or OncoGenex, as the case may be, propose any amendment or amendments to this Agreement or to the Plan of Arrangement, the other will act reasonably in considering such amendment and if the other and its security holders are not prejudiced by reason of any such amendment the other will co-operate in a reasonable fashion with the Sonus or OncoGenex, as the case may be, so that such amendment can be effected subject to applicable Laws and the rights of the security holders.

7.3    Termination

        The right of any party hereto to terminate this Agreement pursuant to this Section 7.3 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement. This Agreement may be terminated at any time prior to the Effective Time, whether before or after holding of the OncoGenex Meetings and the Sonus Meeting:

  (a)
  by mutual consent of OncoGenex and Sonus;

  (b)
  by OncoGenex, (i) upon a breach of any covenant or agreement on the part of Sonus set forth in this Agreement, or (ii) if any representation or warranty of Sonus shall have become untrue, in either case such that the conditions set forth in Section 6.1 or Section 6.3 would not be satisfied (a "Terminating Sonus Breach"); subject to the notice and cure provisions in Section 6.4;

  (c)
  by Sonus, (i) upon breach of any covenant or agreement on the part of OncoGenex set forth in this Agreement, or (ii) if any representation or warranty of OncoGenex shall have become untrue, in either case such that the conditions set forth in Section 6.1 or Section 6.2 would not be satisfied (a "Terminating OncoGenex Breach"); subject to the notice and cure provisions in Section 6.4;

  (d)
  by either OncoGenex or Sonus, if there shall be any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity which is final and nonappealable preventing the consummation of the transactions contemplated by this Agreement; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.3(d) shall have used reasonable efforts to cause any such decree, permanent injunction, judgment or other order to be vacated or lifted;

  (e)
  by either OncoGenex or Sonus, if the Arrangement shall not have been consummated on or before September 30, 2008; provided, further, that the right to terminate this Agreement under this Section 7.3(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of the failure of the Arrangement to occur on or before such date;

  (f)
  by either OncoGenex or Sonus, if the Sonus Shareholder Resolutions shall not have been approved at the Sonus Meeting (including any adjournment or postponement thereof); provided, that the right to terminate this Agreement under this Section 7.3(f) shall not be available to Sonus if Sonus has not complied with its obligations under this Agreement;

  (g)
  by either Sonus or OncoGenex, if the Arrangement Resolution shall not have been approved at the OncoGenex Meetings (including any adjournment or postponement thereof); provided, that the right to terminate this Agreement under this Section 7.3(g) shall not be available to OncoGenex if OncoGenex has not complied with its obligations under this Agreement;

  (h)
  by OncoGenex, if (i) the Board of Directors of Sonus withdraws or modifies its recommendation of this Agreement or the Sonus Shareholder Resolutions or shall have resolved or publicly announced its intention to do any of the foregoing or the Board of Directors of Sonus shall have agreed to accept an Acquisition Proposal or recommended to the Sonus Shareholders any Acquisition Proposal or resolved to do so; or (ii) a tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of Sonus Common Shares is commenced or a registration statement with respect thereto shall have been filed and the Board of Directors of Sonus, within ten (10) Business Days after such tender offer or exchange offer is so commenced or such registration statement is so filed, either fails to recommend against acceptance of such tender or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender or exchange offer by its shareholders;

  (i)
  intentionally omitted;

  (j)
  by Sonus, if the Board of Directors of Sonus shall have determined to recommend an Acquisition Proposal to its shareholders after determining, pursuant to Section 5.5, that such Acquisition Proposal constitutes a Superior Proposal, and Sonus complies with Section 5.6;

  (k)
  intentionally omitted;

  (l)
  by OncoGenex, if there shall have occurred one or more events which shall have caused a Material Adverse Effect on Sonus which Material Adverse Effect shall have remained uncured (to the extent curable) after the notice and cure period specified in Section 6.4;

  (m)
  by Sonus, if there shall have occurred one or more events which shall have caused a Material Adverse Effect on OncoGenex which Material Adverse Effect shall have remained uncured (to the extent curable) after the notice and cure period specified in Section 6.4;

  (n)
  by OncoGenex, if the Sonus Current Working Capital on the day immediately prior to the proposed Effective Date is less than $21.2 million if the Effective Date is on or before June 30, 2008; $19.4 million if the Effective Date is after June 30, 2008 and on or before July 31, 2008; $18.4 million if the Effective Date is after July 31, 2008 and on or before August 31, 2008; or $17.2 million if the Effective Date is after August 31, 2008; or

  (o)
  by Sonus, if the OncoGenex Current Working Capital on the day immediately prior to the proposed Effective Date is negative.

7.4    Effect Of Termination

        Except as provided in Section 7.5, in the event of the termination of this Agreement pursuant to Section 7.3, this Agreement shall forthwith become void, there shall be no liability on the part of OncoGenex or Sonus or any of their respective officers, directors, shareholders or agents to the other, and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any willful breach by a party of any of its representations, warranties, covenants or agreements in this Agreement; and provided that the provisions of Sections 5.7 and 7.5 will remain in full force and effect and survive any termination of this Agreement.

7.5    Expenses

  (a)
  Except as otherwise set forth in this Agreement, all costs and expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such costs and expenses, whether or not the Arrangement is consummated.

  (b)
  If OncoGenex terminates this Agreement pursuant to Section 7.3(h) or Sonus terminates this Agreement pursuant to Section 7.3(j), then Sonus shall pay to OncoGenex the sum of $500,000 plus out of pocket expenses of up to $350,000 in immediately available funds. Such payment shall be made within 5 Business Days after termination of this Agreement.

7.6    Liquidated Damages

        Each of the parties acknowledges that the damages set forth in this Section 7 are a genuine pre-estimate of the damages which the other will suffer or incur as a result of the event giving rise to those damages and are not penalties. Each of the parties irrevocably waives any right it may have to raise as a defense in any proceedings that any such damages are abusive.

7.7    Remedies

        Subject to Section 7.8, the parties hereto acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party or its representatives and any such breach would cause the non-breaching party irreparable harm. Accordingly, the parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the parties, the non-breaching party will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to the parties.

7.8    Effect of Break Fee Payment

        Nothing in this Agreement shall preclude a party from seeking damages in respect of losses incurred or suffered by such party as a result of any breach of this Agreement by the other party, seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement or the Confidentiality Agreement or otherwise, or seeking specific performance of any of such covenants or agreements, without the necessity of posting bond or security in connection therewith. Notwithstanding Section 7.7, payment of the fee set forth in Section 7.5 shall be the exclusive remedy in the event of termination pursuant to 7.3(h) or 7.3(j).

8.     GENERAL

8.1    Notices

        All notices and other communications which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by telecopy, in each case addressed to the particular party at:

  (a)
  If to OncoGenex:

    OncoGenex Technologies Inc.
    400 - 1001 West Broadway
    Vancouver, BC V6H 4B1

    Attention:    President and Chief Executive Officer
    Facsimile:    (604) 736-3687

    with a copy to:

    DuMoulin Black LLP
    10th Floor, 595 Howe Street
    Vancouver, British Columbia V6C 2T5

    Attention:    J. Douglas Seppala
    Facsimile:    (604) 687-3635

    and to:

    Dorsey &Whitney LLP
    U.S. Bank Centre
    1420 Fifth Avenue
    Suite 3400
    Seattle, WA 98101-4010

    Attention:    Randal Jones
    Facsimile:    (206) 903-8820

  (b)
  If to a Sonus Party:

    Sonus Pharmaceuticals, Inc.
    1522 217th Place SE
    Suite 100
    Bothell, WA 98021

    Attention:    Chief Executive Officer
    Facsimile:    425-686-1600

    with a copy to:

    Fasken Martineau & DuMoulin LLP
    2900 - 550 Burrard Street
    Bentall 5, Box 29
    Vancouver, British Columbia V6C 0A3

    Attention:    Iain Mant
    Facsimile:    (604) 631-3232

    and to:

    Stradling Yocca Carlson & Rauth
    Orange County Office
    660 Newport Center Drive
    Suite 1600
    Newport Beach, CA 92660

    Attention:    Christopher Ivey
    Facsimile:    (949) 823-5121

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or telecopying thereof.

8.2    Assignment

        No party hereto may assign its rights or obligations under this Agreement or the Arrangement.

8.3    Binding Effect

        This Agreement and the Arrangement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors. For greater certainty, regardless of whether the Arrangement Resolution has been passed and regardless of whether the Interim Order or the Final Order has been granted, Sonus will not have any right pursuant to this Agreement or the Plan of Arrangement, in equity or otherwise, whether absolutely or contingently, to, or to acquire, OncoGenex Shares or OncoGenex Debentures prior to the Effective Time, and any such right will only come into existence when the Plan of Arrangement becomes effective and binding at the Effective Time.

8.4    Waiver and Modification

        OncoGenex and Sonus may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants herein contained for their respective benefit or waiver or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

8.5    No Personal Liability

  (a)
  No director or officer of Sonus shall have any personal liability whatsoever to OncoGenex under this Agreement, or any other document delivered in connection with the Arrangement by or on behalf of Sonus.

  (b)
  No director or officer of OncoGenex shall have any personal liability whatsoever to Sonus under this Agreement, or any other document delivered in connection with the Arrangement by or on behalf of OncoGenex.

8.6    Further Assurances

        Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and things and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

8.7    Consultation

        Sonus and OncoGenex agree to consult with each other as to the general nature of any news releases or public statements with respect to this Agreement or the Arrangement, and to use their respective reasonable efforts not to issue any news releases or public statements inconsistent with the results of such consultations. Subject to applicable Laws, each party shall use its reasonable efforts to enable the other parties to review and comment on all such news releases prior to the release thereof. The parties agree to issue jointly a news release with respect to this Arrangement as soon as practicable following the execution of this Agreement.

8.8    Governing Laws

        This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

8.9    Severability

        If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall in such event negotiate in good faith to modify the Agreement to preserve each party's anticipated benefits under this Agreement.

8.10    Counterparts

        This Agreement may be executed in one or more counterparts, each of which shall be deemed to be un original, but all of which together shall constitute one and the same instrument.

8.11    Withholding Rights

        Sonus, or its paying agent, shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement or the Arrangement such amounts as Sonus or its agent is required to deduct and withhold with respect to the making of such payment under the Code, the Income Tax Act (Canada) or any provision of state, or local or other law. To the extent that amounts are so withheld by Sonus or its agent, such withheld amounts shall be treated for all purposes of this Agreement and the Arrangement as having been paid to the OncoGenex Shareholders.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

SONUS PHARMACEUTICALS, INC.
By:	/s/ MICHAEL A. MARTINO Michael A. Martino President and Chief Executive Officer
ONCOGENEX TECHNOLOGIES INC.
By:	/s/ SCOTT CORMACK Scott Cormack President and Chief Executive Officer

EXHIBIT A
APPROPRIATE REGULATORY APPROVALS

PART I

To be obtained or filed by Sonus

  •
  exemption orders from the Ontario Securities Commission, the British Columbia Securities Commission and the Alberta Securities Commission from the prospectus requirements with respect to resale of Sonus Common Shares as described in Section 2.6(a)

  •
  if Sonus is unable to obtain the orders described in Section 2.6(a), filing a preliminary prospectus and final prospectus and obtaining receipts therefore as described in Section 2.6(b)

  •
  if Sonus Common Shares are then listed on the NGM or NCM, authorization for listing of Sonus Common Shares issuable in connection with the Arrangement and upon exercise of the Replacement Options on the NGM or NCM, subject to the official notice of issuance

  •
  amendments to Sonus' Form S8 and any prospectus relating thereto on file with the SEC

Such other material authorizations, orders or consents of or, registration, declaration or filing with, any Governmental Entities as required by or with respect to Sonus in connection with the execution and delivery by Sonus of this Agreement or the Arrangement or any other documents and agreements to be delivered under this Agreement, or consummation by Sonus of the transactions contemplated by this Agreement or the Arrangement.

PART II

To be obtained or filed by OncoGenex

  •
  notice to the Director of the application for the Interim Order

  •
  notice to the Director of the application for the Final Order

  •
  filing of the Articles of Arrangement with the Director under the CBCA upon receipt of the Final Order

  •
  in the event any OncoGenex Securityholders exercise Dissent Rights, application to Court to fix a fair value for the shares and debentures of any such OncoGenex Securityholder who fails to accept an offer by OncoGenex to pay an amount considered by the directors of OncoGenex to be the fair value for such shares

Such other material authorizations, orders or consents of or, registration, declaration or filing with, any Governmental Entities as required by or with respect to OncoGenex in connection with the execution and delivery by OncoGenex of this Agreement or the Arrangement or any other documents and agreements to be delivered under this Agreement, or consummation by OncoGenex of the transactions contemplated by this Agreement or the Arrangement.

EXHIBIT B
ARRANGEMENT RESOLUTION

SPECIAL RESOLUTION OF
THE ONCOGENEX TECHNOLOGIES INC. SECURITYHOLDERS

        IT WAS RESOLVED that:

  1.
  The arrangement (the "Arrangement") under Section 192 of the Canada Business Corporations Act (the "CBCA") involving OncoGenex Technologies Inc. (the "Corporation"), as more particularly described and set forth in the management proxy circular (the "Circular") of the Corporation accompanying the notice of this meeting dated    •    , 2008 (as the Arrangement may be modified or amended), is hereby authorized, approved and adopted.

  2.
  The plan of arrangement (the "Plan of Arrangement") involving the Corporation, the full text of which is set out as Exhibit C to the Arrangement Agreement made as of May 27, 2008 between Sonus Pharmaceuticals, Inc. and the Corporation (the "Arrangement Agreement") (as the Plan of Arrangement may be or may have been amended), is hereby approved and adopted.

  3.
  The Arrangement Agreement, the actions of the directors of the Corporation is approving the Arrangement and the actions of the directors and officers of the Corporation in executing and delivering the Arrangement Agreement are hereby ratified, authorized, approved and adopted.

  4.
  Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders, debentureholders and optionholders of the Corporation or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of the Corporation are hereby authorized and empowered (i) to amend the Arrangement Agreement, or the Plan of Arrangement to the extent permitted thereby, and (ii) not to proceed with the Arrangement without further approval of the shareholders, debentureholders and optionholders of the Corporation, but only if the Arrangement Agreement is terminated in accordance with Article 7 thereof.

  5.
  Any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute, under the seal of the Corporation or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the CBCA in accordance with the Arrangement Agreement for filing.

  6.
  Any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such termination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

EXHIBIT C
PLAN OF ARRANGEMENT UNDER SECTION 192 OF THE CANADA
BUSINESS CORPORATIONS ACT

ARTICLE 1
INTERPRETATION

1.1    Definitions.    In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

  "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control of, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise;

  "Announcement Date" means the day on which Sonus and OncoGenex first publicly announce the entering into the Arrangement Agreement;

  "Arrangement" means the arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with section 6.1 of the Arrangement Agreement or Article 5 hereof or made at the direction of the Court in the Final Order;

  "Arrangement Agreement" means the agreement made as of    •    between Sonus and OncoGenex, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

  "Arrangement Resolution" means the special resolutions passed by the holders of the OncoGenex Securities at the Meetings;

  "Articles of Arrangement" means the articles of arrangement of OncoGenex in respect of the Arrangement, required by the CBCA to be sent to the Director after the Final Order is made;

  "Assumed Option" has the meaning ascribed thereto in section 2.2(b), and, when used in the plural in a context where the number of such options is relevant, means the number of Sonus Common Shares issuable under such Assumed Option once such option has fully vested;

  "Assumption Agreement" means the Stock Option Assumption, Amending and Confirmation Agreement relating to the assumption by Sonus of the OncoGenex Stock Option Plan and OncoGenex Options to be made between Sonus and OncoGenex prior to the Effective Date;

  "Average Market Price" means the average closing price of a Sonus Common Share on the NGM (or any other exchange on which Sonus Common Shares are listed for trading) for the ten consecutive Trading Days commencing with the Announcement Date or commencing with the first Trading Day after the Announcement Date if the Announcement is after 1:00 p.m. Pacific Time;

  "BC Advantage Debenture" means the US$165,519 principal amount secured debenture of OncoGenex issued to BC Advantage Funds (VCC) Ltd. and outstanding at the date of the Arrangement Agreement;

  "BC Advantage Debenture Repayment Amount" means the principal and interest owing to the holder of the BC Advantage Debenture on the tenth Trading Day following the Announcement Date;

  "BC Advantage Shares Issuable" means the number of Sonus Common Shares issuable that is equal to the BC Advantage Debenture Repayment Amount divided by 85 percent of the Average Market Price;

  "Business Day" means any day on which commercial banks are open for business in Seattle, Washington and Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada or in Seattle, Washington under the laws of the State of Washington or the federal laws of the United States of America;

  "Canadian Resident" means a person who is not a non-resident of Canada for purposes of the ITA;

  "CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended;

  "Certificate" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed;

  "Circular" means the notice of the Meetings and accompanying management proxy circular to be sent to holders of OncoGenex Shares, OncoGenex Debentures and OncoGenex Options in connection with the Meetings;

  "Clearance Certificate" has the meaning ascribed thereto in Section 4.9;

  "Court" means the Supreme Court of British Columbia;

  "CRA" means Canada Revenue Agency;

  "Current Market Price" means on any date of determination, the average closing price of a Sonus Common Share on the NGM (or any other exchange on which Sonus Common Shares are listed for trading) for the ten consecutive Business Days immediately preceding such date;

  "Debenture Shares Issuable" means the BC Advantage Shares Issuable plus the Other Debenture Shares Issuable;

  "Depositary" means Computershare Trust Company of Canada, at such offices as will be set out in the Letter of Transmittal;

  "Deposited Securities" has the meaning ascribed thereto in section 2.2(e);

  "Director" means the Director appointed under section 260 of the CBCA;

  "Dissent Procedures" has the meaning set out in section 3.1;

  "Dissenting Securityholder" means a holder of OncoGenex Shares or OncoGenex Debentures who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures;

  "Effective Date" means the date shown on the Certificate;

  "Effective Time" means 12:01 a.m. (Pacific time) on the Effective Date;

  "Escrow Agent" means Computershare Trust Company of Canada or such other Person as the parties hereto may approve, in its capacity as escrow agent under the Escrow Agreements, and includes any successor escrow agent appointed thereunder;

  "Escrow Agreements" means the agreements to be made among Sonus, the Escrow Agent and each of the Escrow Shareholders (or the Escrow Shareholders' Agent on behalf of one or more Escrow Shareholders), which shall be substantially in the form and content of Appendix 1 hereto, as amended or supplemented from time to time in accordance with the terms thereof;

  "Escrow Ratio" means the number calculated by dividing 25,000,000 by the number of OncoGenex Shares outstanding immediately prior to the Effective Time;

  "Escrow Shareholder" means a Person who is an OncoGenex Shareholder immediately prior to the Effective Time and for whose benefit Deposited Securities have been deposited with the Escrow Agent under an Escrow Agreement;

  "Escrow Shareholders' Agent" means Howard Riback, or such other Person as the parties hereto may approve, in his capacity as shareholders' agent under the Escrow Agreements and includes any successor shareholders' agent appointed under the Escrow Agreements;

  "Escrowed Sonus Common Share Certificate" has the meaning ascribed thereto in section 4.1(a);

  "Exchanged Portion" means (i) with respect to the BC Advantage Debenture, the principal amount of the BC Advantage Debenture that is equal to the Original Principal Amount of the BC Advantage Debenture multiplied by the number of Sonus Common Shares issued under section 2.2(a)(i) divided by the BC Advantage Shares Issuable; and (ii) with respect to the Other Debentures, the principal amount of the Other Debentures that is equal to the aggregate Original Principal Amount of the Other Debentures multiplied by the number of Sonus Common Shares issued under section 2.2(a)(ii) divided by the Other Debenture Shares Issuable;

  "Final Order" means the final order of the Court approving the Arrangement, granted pursuant to section 192 of the CBCA, as such order may be amended at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

  "holder" means, when used with reference to any OncoGenex Securities, the holder of such OncoGenex Securities shown from time to time on the securities register maintained by or on behalf of OncoGenex in respect of such OncoGenex Securities;

  "Interim Order" means the interim order of the Court made in connection with the process for obtaining shareholder approval of the Arrangement and related matters;

  "ITA" means the Income Tax Act, R.S.C. 1985, c.1 (5th Supp.), as amended;

  "Letter of Transmittal" means the Letter of Transmittal for use by holders of OncoGenex Shares and/or OncoGenex Debentures, in the form which will accompany the Circular;

  "Meeting of Class A Shareholders" means the special meeting of the holders of OncoGenex Class A Preferred Shares (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement (unless each and every holder of OncoGenex Class A Preferred Shares consents in writing to a resolution approving the Arrangement, to the extent and in the manner permitted pursuant to the Interim Order);

  "Meeting of Class B Shareholders" means the special meeting of the holders of OncoGenex Class B Preferred Shares (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement (unless each and every holder of OncoGenex Class B Shares consents in writing to a resolution approving the Arrangement, to the extent and in the manner permitted pursuant to the Interim Order);

  "Meeting of Common Shareholders and Optionholders" means the special meeting of the holders of OncoGenex Common Shares and the holders of OncoGenex Options (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement (unless each and every holder of OncoGenex Common Shares and each and every holder of OncoGenex Options consents in writing to a resolution approving the Arrangement, to the extent and in the manner permitted pursuant to the Interim Order);

  "Meeting of Debentureholders" means the special meeting of the holders of OncoGenex Debentures (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement (unless each and every holder of OncoGenex Debentures consents in writing to a resolution approving the Arrangement, to the extent and in the manner permitted pursuant to the Interim Order);

  "Meetings" means the Meeting of Class A Shareholders, the Meeting of Class B Shareholders, the Meeting of Debentureholders and the Meeting of Common Shareholders and Optionholders;

  "Meetings Date" means the date of the Meetings;

  "NGM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq Global Market;

  "OncoGenex" means OncoGenex Technologies Inc., a corporation existing under the federal laws of Canada;

  "OncoGenex Class A Preferred Shares" means the OncoGenex Series 1 Class A Preferred Shares and the OncoGenex Series 2 Class A Preferred Shares;

  "OncoGenex Class B Preferred Shares" means the OncoGenex Series 1 Class B Preferred Shares and the OncoGenex Series 2 Class B Preferred Shares;

  "OncoGenex Common Shares" means the common shares in the capital of OncoGenex;

  "OncoGenex Debentures" means the BC Advantage Debenture and the Other Debentures, collectively;

  "OncoGenex Option" means an option to purchase OncoGenex Common Shares granted under the OncoGenex Stock Option Plan and being outstanding and unexercised at the Effective Time;

  "OncoGenex Preferred Shares" means the OncoGenex Class A Preferred Shares and OncoGenex Class B Preferred Shares;

  "OncoGenex Securities" means the OncoGenex Shares, the OncoGenex Debentures and the OncoGenex Options, collectively;

  "OncoGenex Series 1 Class A Preferred Shares" means the Series 1 Class A Preferred shares in the capital of OncoGenex;

  "OncoGenex Series 1 Class B Preferred Shares" means the Series 1 Class B Preferred shares in the capital of OncoGenex;

  "OncoGenex Series 2 Class A Preferred Shares" means the Series 2 Class A Preferred shares in the capital of OncoGenex;

  "OncoGenex Series 2 Class B Preferred Shares" means the Series 2 Class B Preferred shares in the capital of OncoGenex;

  "OncoGenex Shares" means the OncoGenex Common Shares and the OncoGenex Preferred Shares, collectively; and

  "OncoGenex Stock Option Plan" means the employee stock option plan of OncoGenex, as amended and in effect on the date of the Arrangement Agreement;

  "Original Principal Amount" means the principal amount of an OncoGenex Debenture immediately prior to the Effective Time;

  "Other Debenture Exchange Ratio" means 1,000 divided by 4,334,481;

  "Other Debenture Repayment Amount" means the aggregate principal and interest owing to the holders of the Other Debentures on the tenth Trading Day following the Announcement Date;

  "Other Debenture Shares Issuable" means the aggregate number of Sonus Common Shares issuable that is equal to the Other Debenture Repayment Amount divided by 85 percent of the Average Market Price;

  "Other Debentures" means the US$4,334,481 aggregate principal amount secured debentures of OncoGenex issued to Ventures West 7 Limited Partnership, Ventures West 7 U.S. Limited Partnership, H.I.G. Horizon Corp., Working Opportunity Fund (EVCC) Ltd., BDC Capital Inc. and WHI Morula Fund, LLC and outstanding at the date of the Arrangement Agreement;

  "Person" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, company, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

  "Remaining Portion" means, with respect to the OncoGenex Debentures, the aggregate Original Principal Amount less the Exchanged Portion;

  "Reverse Stock Split" means a reverse stock split of Sonus Common Shares on the basis of between 10 and 20 Sonus Common Shares being combined into one (1) Sonus Common Share or on such other basis as agreed upon by Sonus and OncoGenex prior to mailing the Proxy Statement (as defined in the Arrangement Agreement);

  "Share Cap" has the meaning ascribed thereto in section 2.2(a);

  "Share Exchange Ratio" means the number calculated by the following formula:

Share Exchange Ratio =	(A + B - C) D

Where:	A =	the number of Sonus Common Shares outstanding immediately prior to the Effective Time
	B =	25,000,000 Sonus Common Shares
	C =	the Debenture Shares Issuable, subject to a maximum equal to the Share Cap
	D =	the number of OncoGenex Shares outstanding immediately prior to the Effective Time;

  "Sonus" means Sonus Pharmaceuticals, Inc., a corporation existing under the laws of the State of Delaware;

  "Sonus Common Share" means a share of common stock, par value U.S. $0.001, in the capital of Sonus and any other securities into which such share may be changed;

  "Trading Day" means any day that the NGM (or any other exchange on which Sonus Common Shares are listed for trading) is open for trading.

1.2    Sections and Headings.    The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an exhibit refers to the specified section of or exhibit to this Plan of Arrangement.

1.3    Number, Gender and Persons.    In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

1.4    Date for any Action.    If any date on which any action is required to be taken under this Plan of Arrangement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

ARTICLE 2
ARRANGEMENT

2.1    Binding Effect.    This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) OncoGenex, (ii) Sonus (iii) all holders of OncoGenex Shares, (iv) all holders of OncoGenex Debentures, and (v) all holders of OncoGenex Options. For greater certainty, regardless of whether the Arrangement Resolution has been passed and regardless of whether the Interim Order or the Final Order has been granted, Sonus will not have any right pursuant to the Arrangement Agreement or this Plan of Arrangement, in equity or otherwise, whether absolutely or contingently, to, or to acquire, OncoGenex Shares or OncoGenex Debentures prior to the Effective Time, and any such right will only come into existence when this Plan of Arrangement becomes effective and binding at the Effective Time.

2.2    Arrangement.    Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

  (a)
  subject to section 2.2(b), each of the OncoGenex Debentures (other than OncoGenex Debentures held by Dissenting Securityholders who are ultimately entitled to be paid fair value of the OncoGenex Debentures held by them) will be transferred by the holder thereof, without any act or formality on its part, to Sonus (or an Affiliate thereof) in exchange for (i) in the case of the BC Advantage Debenture, that number of fully paid and non-assessable Sonus Common Shares equal to the BC Advantage Shares Issuable, and (ii) in the case of the Other Debentures, for each $1,000 principal amount of Other Debentures transferred, that number of fully paid and non-assessable Sonus Common Shares equal to the Other Debenture Exchange Ratio multiplied by the Other Debenture Shares Issuable; provided, however, in no event shall Sonus be obligated to issue pursuant to this section 2.2(a) a number of Sonus Common Shares that exceeds the number of Sonus Common Shares outstanding immediately prior to the Effective Time (the "Share Cap");

  (b)
  to the extent that the Share Cap limits the number of Sonus Common Shares otherwise issuable pursuant to section 2.2(a) and notwithstanding Section 2.2(a), only that portion of the OncoGenex Debentures as is equal to the Exchanged Portion shall be deemed to be transferred to Sonus and the Remaining Portion shall be deemed to remain outstanding and be held by the OncoGenex Debentureholders; and to the extent OncoGenex Debentures are transferred to Sonus pursuant to section 2.2(a) and (b), the name of each such holder will be removed from the register of holders of OncoGenex Debentures and added to the register of holders of Sonus Common Shares, and Sonus will be recorded as the registered holder of OncoGenex Debentures transferred and will be deemed to be the legal and beneficial owner thereof. To the extent that there is a Remaining Portion, the OncoGenex Debentureholders will continue to be recorded as the registered holders of that portion of the OncoGenex Debentures that are not transferred and will be deemed to be the legal and beneficial owners thereof. For the purposes of section 2.2(a) and this section 2.2(b), the Other Debentures and BC Advantage Debenture shall rank pari-passu with each other;

  (c)
  each OncoGenex Share (other than OncoGenex Shares held by Dissenting Securityholders who are ultimately entitled to be paid the fair value of the OncoGenex Shares held by them) will be transferred by the holder thereof, without any act or formality on its part, to Sonus in exchange for that number of fully paid and non-assessable Sonus Common Shares equal to the Share Exchange Ratio; and the name of each such holder will be removed from the register of holders of OncoGenex Shares and added to the register of holders of Sonus Common Shares, and Sonus will be recorded as the registered holder of such OncoGenex Shares so exchanged and will be deemed to be the legal and beneficial owner thereof;

  (d)
  each OncoGenex Option shall, without any act or formality, be exchanged by the holder thereof for an option (an "Assumed Option") to purchase a number of Sonus Common Shares equal to the product of the Share Exchange Ratio multiplied by the number of OncoGenex Common Shares subject to such OncoGenex Option. Such Assumed Option shall provide for an exercise price per Sonus Common Share equal to the exercise price per share of such OncoGenex Option immediately prior to the Effective Time divided by the Share Exchange Ratio and rounded up to the nearest one hundredth of a cent. If the foregoing calculation results in an Assumed Option being exercisable for a fraction of a Sonus Common Share, then the number of Sonus Common Shares subject to such Assumed Option shall be rounded down to the next whole number of Sonus Common Shares. The term to expiry, conditions to and manner of exercise, vesting schedule and other terms and conditions of each of the Assumed Options shall be the same as the terms and conditions of the OncoGenex

    Option for which it is exchanged (except as provided for in the Assumption Agreement), and any document or agreement previously evidencing an OncoGenex Option shall be deemed to be an agreement between Sonus and the holder thereof evidencing such Assumed Option. Notwithstanding the above, in the event a holder of an OncoGenex Option would be subject to Section 409A of the Code (as defined in the Arrangement Agreement) as a result of the application of this Section 2.2(d) (but for this sentence), the determination of the exercise price and number of Sonus Common Shares that constitute the Assumed Option shall be adjusted as necessary such that the Assumed Option satisfies the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D); and

  (e)
  each Person entitled to receive Sonus Common Shares to be issued pursuant to section 2.2(c) of this Plan of Arrangement, (i) who does not execute an Escrow Agreement will be deemed to have irrevocably appointed and authorized the Escrow Shareholders' Agent, as the agent of such Person, to enter into and act under an Escrow Agreement on behalf of such Person in the manner contemplated in the Escrow Agreement, (ii) will be deemed to have irrevocably authorized and directed Sonus, and its representatives and agents, to withhold from the total number of Sonus Common Shares issuable to such Person pursuant to section 2.2(c) of this Plan of Arrangement at the Effective Time and cause to be deposited with the Escrow Agent, that number of Sonus Common Shares as is equal to the number of OncoGenex Shares held by such Person immediately prior to the Effective Time multiplied by the Escrow Ratio, rounded down to the nearest whole number (the "Deposited Securities"), (iii) will be deemed to have irrevocably authorized the Escrow Agent to hold and deal with such Person's Deposited Securities in accordance with the terms of the Escrow Agreements, and (iv) will be bound by the provisions of the Escrow Agreements in respect of all of such Person's Deposited Securities.

2.3    Adjustments to Exchange Ratios.    The Share Exchange Ratio, the Escrow Ratio, the Other Debenture Shares Issuable and the BC Advantage Shares Issuable shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Sonus Common Shares or OncoGenex Shares), reorganization, recapitalization or other like change with respect to Sonus Common Shares or OncoGenex Shares occurring after the date of the Arrangement Agreement and prior to the Effective Time, including, but not limited to, the Reverse Stock Split.

ARTICLE 3
RIGHTS OF DISSENT

3.1    Rights of Dissent.    Holders of OncoGenex Shares and OncoGenex Debentures may exercise rights of dissent with respect to such shares and debentures pursuant to and in the manner set forth in section 190 of the CBCA and this section 3.1 (collectively, the "Dissent Procedures") in connection with the Arrangement; provided that, notwithstanding subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in subsection 190(5) of the CBCA must be received by OncoGenex not later than 5:00 p.m. (Vancouver time) on the last Business Day preceding the Meetings Date. Holders of OncoGenex Shares and OncoGenex Debentures who duly exercise such rights of dissent and who:

  (a)
  are ultimately entitled to be paid fair value by OncoGenex for their OncoGenex Shares or OncoGenex Debentures, as the case may be, shall be deemed to have transferred such OncoGenex Shares and OncoGenex Debentures to OncoGenex on the Effective Date, in exchange for the fair value therefor and shall receive such fair value in accordance with the Dissent Procedures, less any applicable tax withholdings; or

  (b)
  are ultimately not entitled, for any reason, to be paid fair value for their OncoGenex Shares or OncoGenex Debentures, shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of OncoGenex Shares or OncoGenex Debentures, as the case may be, and shall receive Sonus Common Shares on the basis determined in accordance with section 2.2(a), (b) or (c), as applicable,

but in no case shall Sonus, OncoGenex or any other Person be required to recognize such holders as holders of OncoGenex Shares or OncoGenex Debentures, as the case may be, after the Effective Time, and the names of such holders of OncoGenex Shares and OncoGenex Debentures shall be deleted from the registers of holders of OncoGenex Shares and OncoGenex Debentures, as the case may be, at the Effective Time.

ARTICLE 4
CERTIFICATES AND FRACTIONAL SHARES

4.1    Exchange of OncoGenex Share Certificates for Sonus Common Shares.    At or promptly after the Effective Time, Sonus shall deposit or cause the deposit with the Depositary, for the benefit of the holders of OncoGenex Shares who will receive Sonus Common Shares on the Arrangement, certificates representing that number of whole Sonus Common Shares to be delivered pursuant to section 2.2(c) (rounded down to the nearest whole number), upon the exchange of OncoGenex Shares and cause the Depositary to deliver such certificates as follows:

  (a)
  to the Escrow Agent, for each Person for whom Deposited Securities are to be deposited with the Escrow Agent, a certificate representing such Deposited Securities (the "Escrowed Sonus Common Share Certificate"); and

  (b)
  to each such Person a certificate representing the balance of the Sonus Common Shares that such Person is entitled to pursuant to section 2.2(c).

Upon surrender to the Depositary for cancellation of a certificate duly endorsed for transfer or accompanied by documents to effect a transfer, which certificate immediately prior to the Effective Time represented one or more OncoGenex Shares which were exchanged for Sonus Common Shares under the Arrangement, together with a duly executed Letter of Transmittal, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder or the Escrow Agent, as described above, certificates representing that number (rounded down to the nearest whole number) of Sonus Common Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.4, less any amounts withheld pursuant to section 4.8), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of OncoGenex Shares which was not registered in the transfer records of OncoGenex, certificates representing the proper number of Sonus Common Shares may, subject to section 2.2, be issued to the transferee if the certificate, which immediately prior to the Effective Time represented OncoGenex Shares which OncoGenex Shares were exchanged for Sonus Common Shares under the Arrangement, is presented to the Depositary and accompanied by all documents reasonably required to evidence and effect such transfer to such transferee, plus a Letter of Transmittal duly executed by such transferee. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Time represented one or more outstanding OncoGenex Shares which OncoGenex Shares were exchanged for Sonus Common Shares under the Arrangement, shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) certificates representing the Sonus Common Shares as contemplated by this section 4.1, (ii) a cash payment in lieu of fractional Sonus Common Shares as contemplated by section 4.5 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Sonus Common Shares as contemplated by section 4.4, in each case, less any amounts withheld pursuant to section 4.8.

4.2    Exchange of OncoGenex Debentures for Sonus Common Shares.    At or promptly after the Effective Time, Sonus shall deposit or cause the deposit with the Depositary, for the benefit of the holders of OncoGenex Debentures who will receive Sonus Common Shares on the Arrangement, certificates representing that number of whole Sonus Common Shares to be delivered pursuant to section 2.2(a), upon the exchange of OncoGenex Debentures. Upon surrender to the Depositary for cancellation of a certificate duly endorsed for transfer or accompanied by documents to effect a transfer, which certificate immediately prior to the Effective Time represented one or more OncoGenex Debentures which were exchanged for Sonus Common Shares under the Arrangement, together with a duly executed Letter of Transmittal, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Sonus Common Shares which such holder has the right to receive (together with any distributions with respect thereto pursuant to section 4.4, less any amounts withheld pursuant to section 4.8). In the event of a transfer of ownership of OncoGenex Debentures which was not registered in the transfer records of OncoGenex, a certificate representing the proper number of Sonus Common Shares may, subject to section 2.2, be issued to the transferee if the certificate which immediately prior to the Effective Time represented OncoGenex Debentures which OncoGenex Debentures were exchanged for Sonus Common Shares under the Arrangement, is presented to the Depositary and accompanied by all documents reasonably required to evidence and effect such transfer to such transferee, plus a Letter of Transmittal duly executed by such transferee. Until surrendered as contemplated by this section 4.2, each certificate which immediately prior to the Effective Time represented one or more outstanding OncoGenex Debentures which OncoGenex Debentures were exchanged for Sonus Common Shares under the Arrangement, shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) a certificate representing the Sonus Common Shares as contemplated by this section 4.2, (ii) a cash payment in lieu of fractional Sonus Common Shares as contemplated by section 4.5 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Sonus Common Shares as contemplated by section 4.4, in each case, less any amounts withheld pursuant to section 4.8.

4.3    Deposit of Securities in Escrow.    At or promptly after the Effective Time, Sonus shall deposit, or cause to be deposited, with the Escrow Agent the Escrowed Sonus Common Share Certificates representing all of the Sonus Common Shares comprising the Deposited Securities, being in the aggregate certificates representing all of the Deposited Securities, all of which shall be held and dealt with in accordance with the terms of the Escrow Agreements.

4.4    Distributions with Respect to Unsurrendered Certificates.    No dividends or other distributions declared or made after the Effective Time with respect to Sonus Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding OncoGenex Securities that were exchanged pursuant to section 2.2, unless and until the holder of record of such certificate surrenders such certificate and other documents in accordance with section 4.1 or section 4.2, or such other documents in accordance with section 4.5, as the case may be. Subject to applicable law, at the time of such surrender of any such certificate (or in the case of clause (ii) below, at the appropriate payment date), there shall be paid to such holder, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Sonus Common Share and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Sonus Common Share.

4.5    No Fractional Shares.    No certificates or scrip representing fractional Sonus Common Shares shall be issued upon the surrender for exchange of certificates pursuant to section 4.1 or section 4.2 or of documents pursuant to section 4.5, and no dividend, stock split or other change in the capital structure of Sonus shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Sonus. In lieu of any such fractional securities, each Person otherwise entitled to a fractional interest in a Sonus Common Share will receive a cash payment from the Depositary equal to the product of such fractional interest multiplied by the Current Market Price on the Effective Date. Sonus shall from time to time as necessary provide the Depositary with funds sufficient to satisfy these obligations. The aggregate number of Sonus Common Shares for which no certificates are issued as a result of the foregoing provisions of this section 4.5 shall be deemed to have been surrendered by the Depositary, on behalf of the owners thereof, to Sonus, for no additional consideration at the Effective Time.

4.6    Lost Certificates.    In the event any certificate which immediately prior to the Effective Time represented one or more outstanding OncoGenex Shares that were exchanged pursuant to section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such affidavit for such lost, stolen or destroyed certificate, one or more certificates representing one or more Sonus Common Shares (and any dividends or distributions with respect thereto) deliverable in accordance with such Person's Letter of Transmittal. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing Sonus Common Shares are to be issued shall, as a condition precedent to the issuance thereof, provide an indemnity to the Depositary, which indemnity is satisfactory to Sonus and its transfer agent so as to indemnify Sonus against any claim that may be made against Sonus, with respect to the certificate alleged to have been lost, stolen or destroyed.

4.7    Extinction of Rights.    Any certificate which immediately prior to the Effective Time represented outstanding OncoGenex Shares or OncoGenex Debentures that were exchanged pursuant to section 2.2 and not deposited, with all other documents required by section 4.1 or section 4.2, as the case may be, on or prior to the third anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder or debentureholder, as the case may be, against Sonus. On such date, the Sonus Common Shares to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to Sonus, together with all entitlements to dividends, distributions and interest thereon held for such former registered holder. None of Sonus, OncoGenex or the Depositary shall be liable to any person in respect of any Sonus Common Shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

4.8    Withholding Rights.    Each of Sonus and the Depositary shall be entitled to withhold from any Sonus Common Shares or other consideration otherwise issuable or payable pursuant to this Plan of Arrangement to any holder of OncoGenex Shares and OncoGenex Debentures who is not a Canadian Resident (a "Non-Resident Holder"), such amounts as Sonus or the Depositary, respectively, are required to deduct and withhold with respect to such issuance or payment, as the case may be, under Sections 116 and 212 of the ITA. Since the consideration paid to the Non-Resident Holder of OncoGenex Shares and OncoGenex Debentures under the Arrangement Agreement is in the form of Sonus Common Shares and not cash, and the liquidation value of those shares is unknown, Sonus or the Depositary will initially holdback all Sonus Common Shares otherwise issuable to a Non-Resident Holder. Any amount actually paid to the CRA by Sonus or by the Depositary when demanded by the CRA under the ITA on behalf of any Non-Resident Holder of OncoGenex Shares and OncoGenex Debentures will immediately become due and payable to Sonus by the Non-Resident Holder and shall bear interest at 15% per annum, compounded monthly. The Sonus Common Shares (including Deposited Securities) withheld according to this Section 4.8 will not be released to a Non-Resident Holder until the amounts owing to Sonus are paid in full or waived by Sonus or such conditions described in Section 4.9 are met. If there is no tax ultimately owing by the Non-Resident Holder to the CRA, the interest on the amounts remitted to the CRA by Sonus or the Depositary will be waived by Sonus. If there is an amount owing to Sonus (as a result of Sonus making a payment to the CRA on behalf of a Non-Resident Holder), Sonus shall be authorized to deposit the withheld shares in a segregated brokerage account in trust for the benefit of the Non-Resident Holder and the Non-Resident Holder shall be deemed to have provided the trustee of that account with irrevocable instructions to sell, on terms satisfactory to Sonus, a sufficient number of the withheld Sonus Common Shares to satisfy the taxes paid by Sonus or the Depositary on behalf of the Non-Resident Holder and interest accrued and remit those proceeds to Sonus. If upon the sale of all such Sonus Common Shares and the remittance of all of the related proceeds to Sonus, any remaining liability by the Non-Resident Holder to Sonus remains, that remaining liability shall be waived by Sonus. Notwithstanding the above, any Non-Resident Holder who remits in cash the full amount of tax withholdings potentially owing prior to the receipt of a Clearance Certificate or actually owing after the receipt of a Clearance Certificate, either directly to the CRA or to Sonus, shall have all of their withheld Sonus Common Shares released, subject to Section 2.2(e).

4.9    Clearance Certificates.    If any Sonus Common Shares or other consideration is deducted or withheld from a Non-Resident Holder pursuant to Section 116 of the ITA as described in section 4.8, Sonus or the Depositary, as the case may be, shall, subject to Section 4.8, remit such consideration to such Non-Resident Holder upon delivery by such Non-Resident Holder to Sonus or the Depositary, as the case may be, of a certificate of compliance (with a certificate limit not less than the fair market value of the aggregate consideration to be paid to such Non-Resident Holder for their OncoGenex Shares pursuant to the terms of the Arrangement) issued pursuant to section 116 of the ITA (a "Clearance Certificate"). If such Non-Resident Holder does not so deliver a Clearance Certificate and withholding payment is demanded by the CRA, Sonus will remit sufficient funds to the CRA to comply with this remittance requirement; provided that, if Sonus or the Depositary, as the case may be, is provided with a letter from the CRA advising that none of the amounts deducted or withheld in respect of such Non-Resident Holder are required to be remitted, Sonus or the Depositary, as the case may be, will continue to hold such amounts in accordance with that letter until a Clearance Certificate is provided or until the CRA requires the amounts to be remitted, whichever shall first occur. Subject to Section 4.8, to the extent that amounts are so deducted or Sonus Common Shares withheld, the corresponding amounts will be immediately due and payable to Sonus, provided that such amounts, are actually remitted upon demand to the CRA in accordance with this section.

ARTICLE 5
AMENDMENTS

5.1  OncoGenex reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/ or supplement must be (i) set out in writing, (ii) approved by Sonus, (iii) filed with the Court and, if made following the Meetings, approved by the Court, and (iv) communicated to holders of OncoGenex Shares, OncoGenex Debentures and OncoGenex Options if and as required by the Court.

5.2  Any amendment, modification or supplement to this Plan of Arrangement may be proposed by OncoGenex at any time prior to the Meetings (provided that Sonus shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Meetings (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

5.3  Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meetings shall be effective only if (i) it is consented to by each of OncoGenex and Sonus, and (ii) if required by the Court, it is consented to by holders of the OncoGenex Shares, OncoGenex Debentures or OncoGenex Options voting in the manner directed by the Court.

5.4  Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by OncoGenex, provided that it concerns a matter which, in the reasonable opinion of OncoGenex, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of OncoGenex Shares, OncoGenex Debentures or OncoGenex Options.

ARTICLE 6
FURTHER ASSURANCES

6.1  Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done or executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

APPENDIX 1 TO PLAN OF ARRANGEMENT

FORM OF ESCROW AGREEMENT

        THIS AGREEMENT made as of the    •    day of    •    , 2008

AMONG:

  SONUS PHARMACEUTICALS, INC., to be renamed    •    , a corporation existing under the laws of the State of Delaware

  (hereinafter referred to as "Purchaser" or "Sonus")

AND:

  COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada

  (hereinafter referred to as the "Escrow Agent")

AND:

      •    , the registered and beneficial owner of the Escrow Securities (as defined herein) (hereinafter referred to as the "Shareholder'') or, if applicable, [Howard Riback], as agent for and on behalf of the Shareholder (hereinafter referred to as the "Shareholder's Agent")

WHEREAS:

  A.    Pursuant to an arrangement agreement (the "Arrangement Agreement") dated as of May     •    , 2008 among the Purchaser and OncoGenex Technologies Inc. (the "OncoGenex") and the statutory plan of arrangement contemplated thereby (the "Plan of Arrangement"), the Purchaser acquired all of the issued and outstanding securities of OncoGenex from the securityholders of OncoGenex in exchange for securities of the Purchaser.

  B.    In connection with the completion of the Plan of Arrangement, an aggregate of 25,000,000 common shares of the Purchaser (the "Milestone Shares") that may be issued to certain securityholders of OncoGenex (the "Escrow Shareholders") have been or will be deposited with the Escrow Agent to be held in escrow pursuant to escrow agreements (collectively, the "Escrow Agreements") having terms and conditions identical to those set forth in this Agreement.

  C.    In connection with the completion of the Plan of Arrangement, the Shareholder is entitled to receive up to    •    Milestone Shares (the "Escrow Securities"), which are being deposited with the Escrow Agent to be held in escrow pursuant to the terms of this Agreement.

  D.    In the event that this Agreement has been executed by the Shareholder's Agent in lieu of the Shareholder itself, under the terms of the Arrangement Agreement and the Plan of Arrangement the Shareholder is deemed to have irrevocably appointed and authorized the Shareholder's Agent as the agent of the Shareholder, to enter into and act under this Agreement on its behalf as described in Section 10 below.

        NOW THEREFORE in consideration of the respective covenants and agreements in this Agreement and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby covenant and agree as follows:

1.0    DEFINITIONS AND INTERPRETATION

1.1    Each term denoted in this Agreement by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the Arrangement Agreement or the Plan of Arrangement, unless the context otherwise requires. The Purchaser shall provide the Escrow Agent with true and complete copies of the Arrangement Agreement and the Plan of Arrangement for its records and reference.

1.2    The division of this Agreement into sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references in this Agreement to a "section" followed by a number and/or a letter refer to the specified section of this Agreement. Unless otherwise indicated, the terms "this Agreement", "hereof", "herein", "hereunder" and "hereby" and similar expressions refer to this Agreement, as amended or supplemented from time to time pursuant to the applicable provisions hereof, and not to any particular section or other portion hereof.

1.3    Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

1.4    If any date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

2.0    ESCROW AND ESCROW SECURITIES

2.1.    The Purchaser and the Shareholder appoint the Escrow Agent to act as escrow agent under this Agreement in respect of the Escrow Securities. The Escrow Agent accepts such appointment, subject to the terms and conditions set forth in this Agreement.

2.2.    At or promptly after the Effective Time, the Purchaser shall deposit, or cause to be deposited, on behalf of the Shareholder, with the Escrow Agent the Escrow Securities to be held in escrow under this Agreement. In connection therewith the Purchaser shall deliver, or cause to be delivered, to the Escrow Agent any share certificates representing the Escrow Securities or other evidence of these securities.

2.3.    In the event of a subdivision of the Purchaser's share capital that correspondingly results in the subdivision of the Escrow Securities that have not been released from escrow at the time of such subdivision, any additional common shares of the Purchaser to which the Shareholder is entitled as a result of the subdivision of such Escrow Securities shall be deposited with the Escrow Agent to be held in escrow pursuant to the terms of this Agreement. All such additional shares shall thereafter be treated as Escrow Securities for the purposes of this Agreement.

2.4.    The Purchaser and the Shareholder direct the Escrow Agent to hold the Escrow Securities in escrow until they are released from escrow pursuant to the terms of this Agreement.

3.0    RELEASE OF ESCROW SECURITIES

3.1.    Subject to any other release or cancellation under this Agreement, the Escrow Securities are to be released from escrow upon the achievement of certain milestones by the Purchaser (the "Milestones"). Schedule "A" to this Agreement sets forth the applicable Milestones and the percentage or number of Escrow Securities to be released from escrow upon the achievement of each such Milestone. In Schedule "A", the percentage figure for the percent of Escrow Securities to be released from escrow upon the achievement of a particular Milestone represents the percent of the original number of Escrow Securities (as may be adjusted from time to time to account for any subdivision, consolidation, stock dividend, reclassification, or other like change affecting the Purchaser's common share capital subsequent to the Effective Time (each such change, a "Capital Change")) as opposed to the percent of the Escrow Securities remaining in escrow at the time of achievement of such Milestone. In respect of the release from escrow pursuant to the Escrow Agreements of any Milestone Shares, whether upon the Achievement of any Milestone or otherwise, the Milestone Shares shall be released from escrow to the Escrow Holders (including the Shareholder) on a pro-rata basis. Notwithstanding the occurrence of any or all of the Milestones, in no event shall the number of Milestone Shares releasable in the aggregate to all Escrow Shareholders exceed 25,000,000 (subject to adjustment from time to time to account for any Capital Change).

3.2.    For the purposes of this Agreement and the release from escrow of the Escrow Securities, the board of directors of the Purchaser shall have the sole responsibility of determining whether or not a Milestone has been achieved, subject to the rights of the Escrow Shareholders described in section 3.9. The Purchaser shall make any such determination acting reasonably and in good faith. Until the earlier to occur of (i) such time as all of the Escrow Securities have been released from escrow, or (ii) the

Expiration Date (as defined below), the Purchaser agrees to use, and to cause its Affiliates to use, reasonable efforts and devote a reasonable amount of resources (such efforts and resources are collectively referred to herein as the "Agreed Resources") in order to achieve, in the ordinary course of business, Milestones one (1) through nine (9) set forth on Schedule "A". Notwithstanding anything herein to the contrary, the Purchaser and the Shareholder acknowledge and agree that, in the event that the Purchaser's board of directors acting in good faith determines that it is in the best interests of the Purchaser and all of its stockholders to reduce or suspend the Agreed Resources, and that the failure to take such action could reasonably be determined to result in or lead to a breach of the fiduciary duties of the Purchaser's board of directors, then the Purchaser may reduce or suspend, as the case may be, the Agreed Resources until such time and by such amount as the board of directors determines to be reasonably necessary in light of the circumstances under which such action is taken. The Purchaser shall resume providing the Agreed Resources as soon as the continuation of providing such Agreed Resources could not reasonably be determined to result in or lead to a breach of the fiduciary duties of the Purchaser's board of directors.

3.3.    Upon the Purchaser having determined that a Milestone has been achieved, the Purchaser shall forthwith provide the Escrow Agent (with a copy to the Shareholder and, if applicable, the Shareholder's Agent) with written notice (a "Release Notice"): (a) confirming that such Milestone has been achieved and the date (a "Release Date") such Milestone has been achieved; and, subject to section 3.8, (b) providing an irrevocable direction to release a specified percentage or number of Escrow Securities to the Shareholder. A Release Notice must be signed by the Chief Executive Officer and the Chief Financial Officer of the Purchaser.

3.4.    In the event that a Capital Change occurs subsequent to the Effective Time and prior to six years after the Effective Date of the Arrangement (the "Expiration Date"), the Purchaser shall ensure that: (a) the percentage or number of Escrow Securities to be released from escrow on a Release Date takes into account the change in number of Escrow Securities that occurred as a result of such Capital Change and is adjusted, where necessary, such that the number of Escrow Securities released from escrow on a Release Date is equal to that number of Escrow Securities that would be eligible for release had such Capital Change been given effect immediately prior to the Effective Time; and (b) the applicable Release Notice sets out the Purchaser's calculations in this regard.

3.5.    Irrespective of when a Release Notice is delivered by the Purchaser or received by the Escrow Agent, the Release Date specified in such Release Notice shall be deemed to be the date on which the Escrow Securities covered by such Release Notice were released from escrow under this Agreement.

3.6.    The Purchaser and the Escrow Agent acknowledge and agree that on the basis that all of the Milestone Shares are to be held in escrow by the Escrow Agent pursuant to terms and conditions identical to this Agreement, the Purchaser may, for each Milestone that is achieved, provide a single Release Notice covering all Escrow Shareholders and their respective portion of the Milestone Shares in lieu of providing the Escrow Agent with a separate Release Notice for each Escrow Shareholder.

3.7.    Upon receipt of a Release Notice, the Escrow Agent shall deliver to the Shareholder, within three (3) Business Days, a share certificate registered in the name of the Shareholder evidencing the Escrow Securities released from escrow in connection with such Release Notice. If, on a date that Escrow Securities are to be released, the Escrow Agent holds a share certificate or other evidence representing more Escrow Securities than are to be released, the Escrow Agent shall deliver the share certificate or other evidence to the Purchaser or its transfer agent and request replacement share certificates or other evidence in denominations necessary to allow for: (a) the delivery to the Shareholder of the number of Escrow Securities so released; and (b) the balance of the Escrow Securities to remain in escrow with the Escrow Agent. After the Escrow Agent receives the replacement share certificates or other evidence, the Escrow Agent will send to the Shareholder the replacement share certificate or other evidence of the Escrow Securities released.

3.8.    As provided for in the Plan of Arrangement, the Purchaser is entitled to withhold from any consideration issuable or payable pursuant to the Plan of Arrangement to the Shareholder (including the Escrow Securities), provided that the Shareholder is not a Canadian Resident, such amounts as the

Purchaser is required to deduct and withhold with respect to such issuance or payment, as the case may be, under Section 116 of the Income Tax Act (Canada). Notwithstanding that the Purchaser has determined that Escrow Securities are eligible for release from escrow pursuant to section 2.3 hereof, the Purchaser shall not be obligated to deliver a Release Notice in respect of such determination until the Shareholder has (a) satisfied all amounts owing to the Purchaser under section 4.8 of the Plan of Arrangement and (b) complied with the requirements of section 4.9 of the Plan of Arrangement.

3.9.    The Purchaser shall, on a semi-annual basis commencing on the day that is six-months from the Effective Date, provide the Escrow Shareholders with a written update (a "Milestone Update") on the status of the achievement of Milestones one (1) through eight (8) set forth in Schedule "A". The initial Milestone Update shall set out in reasonable detail the then current status of achievement of the relevant Milestones while all subsequent Milestone Updates shall describe the progress in respect of each Milestone since the previous Milestone Update.

        If, at any time, the Purchaser receives, from Escrow Shareholders holding in the aggregate not less than two-thirds (2/3) of the Milestone Shares then remaining in escrow pursuant to the Escrow Agreements, a written request (a "Clarification Request") to provide a detailed account of the status of achievement of any Milestone, the Purchaser shall within 10 Business Days of the receipt of such Clarification Request provide a written response (a "Clarification Response") to the Escrow Shareholders setting out a detailed account of the status of achievement of such Milestone. A Clarification Request must: (a) identify the Escrow Shareholder(s) who are providing such Clarification Request; and (b) set out the specific Milestone or Milestones in respect of which the Escrow Shareholders are requesting clarification. For greater certainty, a particular Clarification Request may take the form of a single document submitted to the Purchaser on behalf of multiple Escrow Shareholders or multiple documents each submitted to the Purchaser on behalf of one or more Escrow Shareholders provided that such documents shall only collectively be treated as one Clarification Request if they all relate to the same Milestone or Milestones, as the case may be.

        If, within 15 Business Days of the delivery of a Clarification Response (or, if a Clarification Response is not delivered within the required 10 Business Day period, then within 25 Business Days of the delivery of the Clarification Request), the Purchaser receives, from Escrow Shareholders holding in the aggregate not less than two-thirds (2/3) of the Milestone Shares then remaining in escrow pursuant to the Escrow Agreements, a written notice (a "Dispute Notice") that said Escrow Shareholders (the "Disputing Shareholders") dispute the Purchaser's position that any one or more of the Milestones identified in the corresponding Clarification Request has not been achieved, the matter (a "Dispute") shall be resolved in accordance with the provisions of Schedule "C". For greater certainty, a particular Dispute Notice may take the form of a single document submitted to the Purchaser on behalf of multiple Escrow Shareholders or multiple documents each submitted to the Purchaser on behalf of one or more Escrow Shareholders provided that such documents shall only collectively be treated as one Dispute Notice if they all relate to the same Milestone or Milestones, as the case may be.

        If, upon following the procedures set forth in Schedule "C", it is determined that a particular Milestone has in fact been achieved, the Purchaser shall forthwith provide a Release Notice to the Escrow Agent in respect of such Milestone.

        Notwithstanding the Purchaser's obligation to provide the Milestone Updates and, if applicable, a Clarification Response, the Purchaser shall in no manner be obligated to disclose to the Escrow Shareholders in any such document, or otherwise, any undisclosed material information (as such term is commonly defined under applicable securities laws) in respect of the business and affairs of the Purchaser ("Undisclosed Information"). In the event of a Dispute, if any Undisclosed Information is provided by the Purchaser to the Disputing Shareholders for the purpose of settling such Dispute, such information shall only be provided to the Disputing Shareholders on the condition that the Disputing Shareholders agree to treat such information as confidential and agree not to trade in any securities of the Purchaser until such time that the Undisclosed Information is made public.

4.0    CANCELLATION OF ESCROW SECURITIES

4.1.    Subject to the Purchaser having complied with its obligations under this Agreement and not otherwise being in material breach of the terms of this Agreement, effective as of the Expiration Date the Shareholder shall cease to be the registered and beneficial owner of, and shall have no further rights and obligations in respect of, any Escrow Securities and any dividends or distributions received thereon, that have not, as of the Expiration Date, been released from escrow to the Shareholder in accordance with the terms of this Agreement (collectively, the "Unreleased Escrow Holdings").

4.2.    Subject to the Purchaser having complied with its obligations under this Agreement and not otherwise being in material breach of the terms of this Agreement, any Unreleased Escrow Holdings shall be delivered by the Escrow Agent to the Purchaser as soon as practicable after the Expiration Date.

4.3.    With respect to the transfer of Unreleased Escrow Holdings from the Escrow Agent to the Purchaser pursuant to sections 4.1 and 4.2, the Shareholder hereby irrevocably constitutes and appoints the Purchaser the true and lawful agent, attorney and attorney in fact of the Shareholder with respect to the Unreleased Escrow Holdings, with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable) to execute and deliver such instruments and documents as are necessary to carry out such transfer or other action in respect thereof.

5.0    DEALING WITH ESCROW SECURITIES

5.1.    For greater certainty, the provisions of Part 5 of this Agreement only apply to those Escrow Securities that remain in escrow under this Agreement. The provisions of Part 5 of this Agreement shall immediately cease to apply to any Escrow Securities once they have been released from escrow under this Agreement.

5.2.    Unless expressly permitted by this Agreement, the Shareholder shall not sell, transfer, assign, mortgage, enter into a derivative transaction concerning, or otherwise deal in any way with the Escrow Securities or any related share certificates or other evidence of the Escrow Securities. The Shareholder may transfer all or a portion of the Escrow Securities pursuant to a Permitted Transfer (as defined in Schedule "B") provided that any transferee of the Escrow Securities must become a party to this Agreement and any purported transfer of Escrow Securities to a person that does not become a party hereto shall be null and void ab initio. Each certificate representing Escrow Securities held in escrow shall have the following legend noted conspicuously thereon:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF THAT CERTAIN ESCROW AGREEMENT DATED                        , 2008 BY AND AMONG SONUS PHARMACEUTICALS, INC., COMPUTERSHARE TRUST COMPANY OF CANADA, AS ESCROW AGENT, AND                        , OR, IF APPLICABLE, [HOWARD RIBACK], AS SHAREHOLDER'S AGENT. THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER UNTIL RELEASED FROM SUCH RESTRICTIONS IN ACCORDANCE WITH THE TERMS OF SUCH ESCROW AGREEMENT

5.3.    Any dividend or other distribution on the Escrow Securities shall be deposited with the Escrow Agent to be held in escrow along with the corresponding Escrow Securities. Any such dividend or other distribution shall be released from escrow in conjunction with the release from escrow of the corresponding Escrow Securities and the Purchaser shall direct the Escrow Agent to do the same in the applicable Release Notice. If the Escrow Securities are reclassified or changed into other securities or property pursuant to a merger, consolidation or other reorganization of Purchaser after the Effective Time that does not otherwise constitute a Business Combination (as defined in Schedule "A") the occurrence of which constitutes the achievement of Milestone 10 set forth in Schedule "A", then such reclassified shares or other securities or property, as the case may be, shall be deposited with the Escrow Agent to be held in escrow and released from escrow in conjunction with the terms of this Agreement as if such merger, consolidation or other reorganization had been given effect immediately prior to the Effective Time.

5.4.    With respect to the voting rights attached to the Escrow Securities, the Shareholder hereby irrevocably constitutes and appoints the Purchaser the true and lawful agent, attorney and attorney in fact of the Shareholder with respect to the Escrow Securities, with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable) to execute and deliver such instruments of proxy, authorizations or consents, and to exercise such other similar rights of the Shareholder, in respect of the Escrow Securities at any annual, special or adjourned meeting of the shareholders of the Purchaser, or of any class of shareholders of the Purchaser, and in any written consent in lieu of any such meeting. The Purchaser agrees to act in such capacity and to vote the Escrow Securities on any matter for which the Escrow Securities are eligible to vote such that the votes attached to the Escrow Securities are voted in a manner consistent with the voting of all common shares of the Purchaser, excluding Milestone Shares, that were eligible to vote and for which votes were cast in respect of such matter. For example, if in respect of a particular matter: (a) 75% of the common shares of the Purchaser, excluding Milestone Shares, that were eligible to vote and for which votes were cast in respect of such matter voted in favour of such matter; and (b) 25% of the common shares of the Purchaser, excluding Milestone Shares, that were eligible to vote and for which votes were cast in respect of such matter voted against such matter, the Purchaser shall cause 75% of the Escrow Securities to be voted in favour of the matter and 25% of the Escrow Securities to be voted against such matter.

6.0    CONCERNING THE ESCROW AGENT

6.1.    The Escrow Agent accepts its duties and responsibilities under this Agreement, and the Escrow Securities and any share certificates or other evidence of these securities, solely as a custodian, bailee and agent. No trust is intended to be, or is or will be, created hereby and the Escrow Agent shall owe no duties hereunder as a trustee.

6.2.    The Escrow Agent will not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any Escrow Securities deposited with it.

6.3.    The Escrow Agent will have no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, including the representative capacity in which a party purports to act, that the Escrow Agent receives as a condition to a release from escrow or a transfer of Escrow Securities within escrow under this Agreement.

6.4.    The Escrow Agent will have no responsibility for Escrow Securities that it has released to the Shareholder according to this Agreement.

6.5.    The Purchaser hereby agrees to indemnify and hold harmless the Escrow Agent, its affiliates, and their current and former directors, officers, employees and agents from and against any and all claims, demands, losses, penalties, costs, expenses, fees and liabilities, including, without limitation, legal fees and expenses, directly or indirectly arising out of, in connection with, or in respect of, this Agreement, except where same result directly and principally from gross negligence, wilful misconduct or bad faith on the part of the Escrow Agent. This indemnity survives the release of the Escrow Securities, the resignation or termination of the Escrow Agent and the termination of this Agreement.

6.6.    The Escrow Agent will be protected in acting and relying reasonably upon any notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as "Documents") furnished to it and purportedly signed by any officer or person required to or entitled to execute and deliver to the Escrow Agent any such Document in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth or accuracy of any information therein contained, which it in good faith reasonably believes to be genuine.

6.7.    The Escrow Agent will not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing, and signed by the other parties including the Escrow Agent, as applicable, and, if the duties or indemnification of the Escrow Agent in this Agreement are affected, unless it has given its prior written consent.

6.8.    The Escrow Agent may consult with or retain such legal counsel and advisors as it may reasonably require for the purpose of discharging its duties or determining its rights under this Agreement and may rely and act upon the advice of such counsel or advisor. The Escrow Agent will give written notice to the Purchaser as soon as practicable that it has retained legal counsel or other advisors. The Purchaser will pay or reimburse the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel or advisors, upon delivery of a reasonably itemized invoice setting forth the services performed by such counsel or advisors.

6.9.    In the event of any disagreement arising under the terms of this Agreement, the Escrow Agent will be entitled, at its option, to refuse to comply with any and all demands whatsoever until the dispute is settled either by a written agreement among the parties or by a court of competent jurisdiction.

6.10.    The Escrow Agent will have no duties or responsibilities except as expressly provided in this Agreement and will have no duty or responsibility under the Arrangement Agreement or the Plan of Arrangement or arising under any other agreement, including any agreement referred to in this Agreement, to which the Escrow Agent is not a party.

6.11.    The Escrow Agent will have the right not to act and will not be liable for refusing to act unless it has received clear and reasonable documentation that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

6.12.    The Escrow Agent is authorized to cancel any share certificate delivered to it and hold the Escrow Securities in electronic, or uncertificated form only, pending release of such securities from escrow.

6.13.    The Escrow Agent will have no responsibility with respect to any Escrow Securities in respect of which no share certificate or other evidence or electronic or uncertificated form of these securities has been delivered to it, or otherwise received by it.

6.14.    The Escrow Agent will not be liable to any of the parties hereunder for any action taken or omitted to be taken by it under or in connection with this Agreement, except for losses directly, principally and immediately caused by its bad faith, wilful misconduct or gross negligence. Under no circumstances will the Escrow Agent be liable for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages hereunder, including any loss of profits, whether foreseeable or unforeseeable. Notwithstanding the foregoing or any other provision of this Agreement, in no event will the collective liability of the Escrow Agent under or in connection with this Agreement to any one or more parties, except for losses directly caused by its bad faith or willful misconduct, exceed the amount of its annual fees under this Agreement or the amount of three thousand dollars ($3,000.00), whichever amount shall be greater.

6.15.    The Escrow Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Escrow Agent reasonably determines that such an act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Escrow Agent reasonably determine at any time that its acting under this Agreement has resulted in it being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Purchaser, provided: (i) that the Escrow Agent's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Escrow Agent's satisfaction within such 10 day period, then such resignation shall not be effective. For greater certainty, section 8.1 shall not apply to a resignation of the Escrow Agent in these circumstances.

6.16.    The parties acknowledge that federal, provincial or state legislation that addresses the protection of individual's personal information (collectively, "Privacy Laws") applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, no party will take or direct any action that would contravene, or cause another to contravene, applicable Privacy Laws. The Purchaser will, prior to transferring or causing to be transferred personal information to the Escrow Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or will have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Escrow Agent will use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

6.17.    With respect to any cash balances held in escrow by the Escrow Agent pursuant to section 5.3, the Escrow Agent may hold such cash balances in an account established for such purposes with the Escrow Agent's financial institution.

6.18.    The Escrow Agent shall not be required to expend or risk its own funds or otherwise incur financial liabilities in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers hereunder.

7.0    COMPENSATION

7.1.    The Purchaser agrees to pay the Escrow Agent reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Escrow Agent for all reasonable expenses (including taxes other than taxes based on the net income of the Escrow Agent) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Escrow Agent in connection with its duties under this Agreement; provided that Purchaser shall have no obligation to reimburse the Escrow Agent for any expenses or disbursements paid, incurred or suffered by the Escrow Agent in any suit or litigation in which the Escrow Agent is determined to have acted fraudulently, in bad faith or with gross negligence or wilful misconduct. Any amount due under this Section and unpaid 30 days after request for such payment, will bear interest from the expiration of 30 days and a rate per annum equal to the then current rate charged by the Escrow Agent from time to time.

8.0    RESIGNATION AND REMOVAL OF THE ESCROW AGENT

8.1.    The Escrow Agent may resign as Escrow Agent at any time with or without cause by giving not less than 20 days prior written notice to the Purchaser and the Shareholder, such resignation to be effective 20 days following the date such notice is given. In addition, subject to the Escrow Agent being concurrently and similarly removed and replaced in respect of all of the Escrow Agreements, the Purchaser and the Shareholder may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument executed by the Purchaser and the Shareholder (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In no event shall any such resignation or removal become effective until the appointment of a successor escrow agent, to be appointed by the Purchaser and the Shareholder by mutual agreement and the Purchaser and the Shareholder shall use their best efforts to mutually agree upon a successor agent within 20 days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Purchaser, with the consent of the Shareholder, which shall not be unreasonably withheld, shall have the right to appoint a successor escrow agent. The successor escrow agent selected in the such manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as the Escrow Agent. If no successor escrow agent is named in the event of the Escrow Agent's resignation, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent. Thereafter, the predecessor Escrow Agent shall be discharged from any further duties and liabilities under this Agreement.

9.0    TERMINATION

9.1.    The escrow created by this Agreement shall continue until the earliest to occur of the following events:

  (a)
  all Escrow Securities having been released to the Shareholder;

  (b)
  the Escrow Agent having delivered all remaining Escrow Securities to the Purchaser in accordance with section 4.2; or

  (c)
  the Purchaser and the Shareholder agreeing in writing to terminate such escrow, in which case the Escrow Agent shall distribute the Escrow Securities in accordance with the written instructions of the Purchaser and the Shareholder.

10.0    SHAREHOLDER'S AGENT

10.1.    Pursuant to the Arrangement Agreement and the Plan of Arrangement, in the event that this Agreement has been executed by the Shareholder's Agent in lieu of the Shareholder itself, the Shareholder is deemed to have irrevocably appointed and authorized the Shareholder's Agent as the agent of the Shareholder, to enter into and act under this Agreement on its behalf.

10.2.    In the event that this Agreement has been executed by the Shareholder's Agent in lieu of the Shareholder:

  (a)
  a decision, act, consent or instruction of the Shareholder's Agent shall constitute a decision of the Shareholder and shall be final, binding and conclusive upon the Shareholder, and the Escrow Agent and the Purchaser may rely upon any such decision, act, consent or instruction of the Shareholder's Agent as being the decision, act, consent or instruction of the Shareholder and any notice or communications to or from the Shareholder's Agent shall constitute notice to or from the Shareholder;

  (b)
  the Escrow Agent and the Purchaser are hereby relieved from any liability to any person for any acts done by them in accordance with any decision, act, consent or instruction of the Shareholder's Agent;

  (c)
  the Shareholder's Agent shall not be liable for any act done or omitted under this Agreement as agent of the Shareholder while acting in good faith, or acting on the advice of counsel;

  (d)
  the Shareholder's Agent shall have no duty, obligation or responsibility to expend his personal funds in support of his activities as agent of the Shareholder; and

  (e)
  the Purchaser shall indemnify and hold harmless the Shareholder's Agent against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Shareholder's Agent's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Shareholder's Agent, may be paid, incurred or suffered by the Shareholder's Agent by reason or as a result of the performance by the Shareholder's Agent of its obligations set out in this Agreement.

11.0    GENERAL

11.1.    If any term or other provisions of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

11.2.    This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.3.    All notices and other communications between the parties to this Agreement shall be in writing and shall be deemed to have been given if delivered personally, sent by registered mail or delivered by facsimile to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

  (a)
  to the Purchaser:

      [Address]

      Attention:         •
       Facsimile:        •

  (b)
  to the Escrow Agent:

      [Address]

      Attention:         •
       Facsimile:        •

  (c)
  to the Shareholder:

      [Address]

      Attention:         •
       Facsimile:        •

  (d)
  to the Shareholder's Agent (if applicable):

      [Address]

      Attention:         •
       Facsimile:        •

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by facsimile shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

11.4.    This Agreement may only be amended by written agreement of the parties. No Escrow Agreement (including, without limitation, this Agreement) may be amended unless the same amendment is offered to all other Escrow Shareholders in respect of their respective Escrow Agreement. Each Escrow Shareholder shall have 30 days to either accept or decline the proposed amendment to their respective Escrow Agreement after which the Escrow Agreements for all those accepting the proposed amendment shall be amended accordingly. No Escrow Holder shall have a veto over whether or not a proposed amendment is given effect.

11.5.    Each of the parties, upon the request of any other party, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

11.6.    This Agreement shall be construed and enforced in accordance with the laws of British Columbia and the federal laws of Canada applicable therein.

11.7.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement and any counterpart thereof may be executed by telecopy and when delivered shall be deemed to be an original.

[Signature Page Follows]

        IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SONUS PHARMACEUTICALS INC.	COMPUTERSHARE TRUST COMPANY OF CANADA
Per:
Authorized Signatory	Per:	Authorized Signatory
	Per:	Authorized Signatory
•

SCHEDULE "A"

MILESTONES AND RELEASE SCHEDULE

        Further to section 3.1 of the Agreement, the Milestones and corresponding percentage or number of Escrow Securities to be released upon the achievement thereof are set forth in the table below. The percentage figures represent the percent of the original number of Escrow Securities (as may be adjusted to account for any subdivision or consolidation of the Escrow Securities). The percentage figures are not cumulative.

	Milestone	Escrow Securities to be Released

1.	The completion of the planned patient enrolment (as specified in the last submission to the regulatory authorities prior to the dosing of the first patient enrolled in the trial) in the Supportive Clinical Trial with OGX-011.	50%

2.	The completion of a SPA on the patient population, study design, trial endpoints, statistical analyses and size of a registration clinical trial with OGX-011.	25%

3.	Achievement of a survival advantage of 2 months or more in the OGX-011 randomized Phase 2a trial referred to as clinical trial OGX-011-03.	50%

4.	The enrolment of a first patient in a phase 2 clinical trial with OGX-427.	25%

5.	The completion of the planned patient enrolment (as specified in the last submission to the regulatory authorities prior to the dosing of the first patient enrolled in the trial) in the first phase 2 clinical trial with OGX-427.	50%

6.	Following a Type B Meeting with FDA and: (a) the confirmation from the FDA in such meeting of the use of pain palliation as an appropriate endpoint to support a product marketing approval in prostate cancer; and (ii) FDA guidance as to acceptable means of evaluating and analyzing pain palliation for a registration trial.	25%

7.	If: (a) the average closing share price for the Purchaser's common shares on the NASDAQ Global Market (or such other stock market on which the common shares are then listed) for a period of ten consecutive trading days is at least 50% above the closing share price of common shares on the NASDAQ Global Market on the Announcement Date (adjusted for stock splits, consolidations and other capital changes since the Announcement Date); and (b) there has been a prior release of at least 50% of the Escrowed Securities.	All remaining escrow shares

8.	Enrolment of a first patient in a randomized registration trial for either OGX-011 or OGX-427.	100%

9.	The signing of a partnering or licensing agreement with a pharmaceutical or biotechnology company, as approved by the board of directors of the Purchaser, for the development of OGX-011, OGX-427 or OGX-225.	100%

10.	The occurrence of a Business Combination in which the value per share of the consideration received by the holders of the Purchaser's common shares as a result of the Business Combination equals or exceeds 150% of the average closing sale prices of the Purchaser's common shares, as reported on the NASDAQ Global Market (or such other stock market on which the common shares are then listed), for the ten trading days both immediately prior to and immediately following the Announcement Date. In the event the consideration received includes property other than cash, the value of such property, including securities, shall be the fair market value of such property as determined in good faith by the board of directors of the Purchaser.	100%

        For the purposes of this Schedule, the following terms shall have the following meanings:

  "Business Combination" means any (i) merger, reverse merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, arrangement or other similar transaction involving the Purchaser, except for any such transaction in which the holders of the outstanding voting securities of the Purchaser immediately prior to such transaction continue to hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Purchaser or of the surviving entity (or the parent of the surviving entity) immediately after such transaction; or (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, all or substantially all of the assets of the Purchaser, in a single transaction or series of related transactions; or (iii) the sale, transfer, issuance or other disposition of, or the acquisition by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of, the beneficial ownership of fifty percent (50%) or more of the total combined voting power of all outstanding equity securities of the Purchaser or any of its subsidiaries, in a single transaction or series of related transactions.

  Notwithstanding the foregoing, in no event shall a Business Combination be deemed to have occurred upon the consummation of any transaction entered into primarily for financing purposes.

  "FDA" means the United States Food and Drug Administration.

  "SPA" means a Special Protocol Assessment as agreed by the Purchaser and the FDA in respect of the design and size of a clinical trial.

  "Supportive Clinical Trial" means a randomized clinical trial in patients with hormone refractory prostate cancer that will serve to support the registration trial(s) in a New Drug Application filing with the FDA and market approval.

  "Type B Meeting" means a meeting between the Purchaser and the FDA that is for the purpose of eliciting responses from FDA to specific issues raised by a sponsor.

SCHEDULE "B"

PERMITTED TRANSFERS OF ESCROW SECURITIES

        For the purposes of section 5.2 of the Agreement, each of the following shall be classified as a "Permitted Transfer":

  (i)
  Sale to a Controlled Corporation—The Shareholder may from time to time Transfer (as defined below) all or any part of its Escrow Securities to a corporation which is under the Control (as defined below) of the Shareholder provided that such corporation agrees as a condition of the Transfer to Transfer back such Escrow Securities to the Shareholder in the event that such corporation ceases to be under control of the Shareholder.

  (ii)
  Family, RSP Sales—A Shareholder may from time to time Transfer all or any part of its Escrow Securities to:

  A.
  a trust for the benefit of the Shareholder or his or her immediate family;

  B.
  a registered retirement savings plan of the Shareholder or his or her spouse; and

  C.
  provided that if such transferee (both legal and beneficial transferees in the case of a trust) is required to become a party to this Agreement, such transferees (if more than one) shall designate the Shareholder to represent all of the transferees and such representative will remain a party to and bound by this Agreement for and on behalf of such transferees and the Shareholder shall be deemed to be the legal and beneficial owner of such transferred Escrow Securities for the purposes of this Agreement.

  (iii)
  Death—Upon the death of the Shareholder, the Escrow Securities may be Transferred in accordance with a probated will of the deceased or by operation of laws for the administration of estates upon intestacy, provided that each such transferee enters into an agreement under which the transferee becomes party to and bound by this Agreement.

  (iv)
  Investor Exemptions—If the Shareholder is an Investor (as defined below) it may Transfer the whole or any part of its Escrow Securities:

  A.
  if it is required by law to do so;

  B.
  if it resolves to Transfer all or substantially all of its assets or if the Transfer is part of a portfolio sale of its assets;

  C.
  to any person, where the Transfer is in connection with a reorganization of the Investor;

  D.
  if the Transfer is to any manager, general partner, affiliate or associate of the Investor or affiliate or associate of such manager or general partner;

  E.
  to any corporation or other form of entity whose senior officers are, or which is managed by a corporate manager whose senior officers are, common officers of the Investor, the Investor's manager or the Investor's general partner, as the case may be, as at the date of the Transfer;

  F.
  to any limited partnership the general partner of which is Controlled, directly or indirectly, by the Investor, the manager or general partner of the Investor, or an affiliate or associate of the Investor, or its manager or general partner as at the date of the Transfer;

  G.
  to any persons who are bona fide investors (including limited partners, the general partner or fund manager, as the case may be, or directors, officers, or employees who are participants in an incentive program) in the Investor who are entitled to participate in a distribution of the assets of the Investor upon winding-up, liquidation or dissolution where the Escrowed Securities are distributed to them on such occurrence; provided that if such investors are required to become parties to this Agreement, such investors (if more than one) shall designate one person to represent all such investors and such representative will become party to and bound by this Agreement for and on behalf of such investors and the representative shall be deemed to be the legal and beneficial owner of such Transferred Escrow Securities for the purposes of this Agreement;

    H.
    in respect of Ventures West 7 Limited Partnership ("Ventures West Canada") and Ventures West 7 U.S. Limited Partnership ("Ventures West U.S."), without limiting any of the foregoing, to (i) any limited partner of Ventures West Canada or Ventures West U.S., (ii) Ventures West Capital Ltd., any subsidiary thereof, or any corporation whose senior officers are common officers of Ventures West Capital Ltd., or (iii) any fund managed by Ventures West Capital Ltd. or any subsidiary thereof; or

    I.
    in respect of Working Opportunity Fund (EVCC) Ltd., without limiting any of the foregoing, to any member of the GrowthWorks Group (as defined below)

    provided that each such transferee enters into an agreement under which the transferee becomes party to and bound by this Agreement.

Defined Terms:

  In this Schedule "B", the following terms shall have the following meanings:

  "affiliate" means with respect to any person:

    (i)
    any corporation which is directly or indirectly Controlled by that person;

    (ii)
    if a corporation, any corporation which Controls that person, and any corporation which is directly or indirectly Controlled by a corporation which Controls that corporate person; and

    (iii)
    if a partnership or limited partnership, any partner of the partnership or any corporation which Controls that partner and any corporation which is directly or indirectly Controlled by a corporation that Controls that partner.

  "associate" has the same meaning as has been designated to that term in the Canada Business Corporations Act (Canada), as amended from time to time.

  "Control", "Controls" or "Controlled" means, in relation to a corporation:

    (i)
    the right to cast a majority of the votes which may be cast at a general meeting of that corporation; or

    (ii)
    the right to elect or appoint, directly or indirectly, a majority of the directors of that corporation.

  "GrowthWorks Group" means:

    (i)
    Growth Works Capital Ltd. ("GrowthWorks");

    (ii)
    any investment fund (whether corporation, limited partnership, trust or other entity) to which GrowthWorks or any affiliate or associate of GrowthWorks provides management or investment advisory services; or

    (iii)
    any affiliate or an associate of the foregoing.

  "Investors" means Ventures West Canada, Ventures West US, H.I.G. Horizon Corp., Working Opportunity Fund (EVCC) Ltd., Business Development Bank of Canada, Milestone Medica Corporation and WHI Morula Fund, LLC and "Investor" means any one of them.

  "Transfer" includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one person to another, or to the same person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the foregoing; and the words "Transferred", "Transferring" and similar words have corresponding meanings.

SCHEDULE "C"

RESOLUTION OF DISPUTES

1.     Appointment of Shareholder Representative

        In the event of a Dispute under section 3.9 of the Agreement, within three (3) Business Days of the Purchaser's receipt of a Dispute Notice, the Purchaser shall provide written confirmation (a "Dispute Confirmation") to the Disputing Shareholders that it has received such Dispute Notice. Within ten (10) Business Days of the delivery of the Dispute Confirmation: (a) the Disputing Shareholders must appoint a representative (a "Shareholder Representative") to act on behalf of all of the Disputing Shareholders in all matters related to the settling of the Dispute; and (b) the Shareholder Representative must confirm in writing to the Purchaser its appointment and the fact that it has the full power and authority to act on behalf of all of the Disputing Shareholders in respect of the settlement of the Dispute. The Disputing Shareholders shall use whatever procedures they deem appropriate to appoint a Shareholder Representative provided that such appointment is duly and validly made and the Shareholder Representative is granted the full power and authority to act on behalf of all of the Disputing Shareholders in respect of the settlement of the Dispute.

2.     Reasonable Commercial Efforts to Settle Disputes.

        The Shareholder Representative (on behalf of the Disputing Shareholders) and the Purchaser shall use all reasonable commercial efforts to settle the Dispute. To this end, they shall consult and negotiate with each other in good faith and understanding of their mutual interests to reach a just and equitable solution satisfactory to the Disputing Shareholders and the Purchaser.

3.     Arbitration.

        If the Disputing Shareholders and the Purchaser do not reach a solution pursuant to Section 2 of this Schedule "C" within a period of 20 Business Days following the delivery of the Dispute Confirmation, then upon written notice (an "Arbitration Notice") by either the Shareholder Representative or the Purchaser to the other, the Dispute shall be finally settled by arbitration in accordance with the provisions of the Commercial Arbitration Act (British Columbia), as amended or replaced based upon the following:

  (a)
  the arbitration tribunal shall consist of one arbitrator appointed by mutual agreement of the Shareholder Representative and the Purchaser, or in the event of failure to agree within ten (10) Business Days following the delivery of the Arbitration Notice, either the Shareholder Representative or the Purchaser may apply to a judge of the Supreme Court of British Columbia to appoint an arbitrator. The arbitrator shall be qualified by education and training to pass upon the particular matter to be decided;

  (b)
  the arbitrator shall be instructed that time is of the essence in the arbitration proceeding and, in any event, the arbitration award must be made within 30 days of the appointment of the arbitrator;

  (c)
  after an Arbitration Notice is given, the Shareholder Representative and the Purchaser will meet within 15 Business Days of delivery of the Arbitration Notice and will negotiate in good faith to agree upon the rules and procedures for the arbitration, in an effort to expedite the process and otherwise ensure that the process is appropriate given the nature of the Dispute and the values at risk, failing which, the rules and procedures for the arbitration shall be determined by the arbitrator;

  (d)
  the arbitration shall take place in Vancouver, British Columbia;

  (e)
  the arbitration award shall be given in writing shall provide reasons for the decision, and shall be final and binding on the Disputing Shareholders and the Purchaser, not subject to any appeal. The arbitration award shall be limited to a determination by the arbitrator of whether or not the Milestone that is the subject of the Dispute has in fact been achieved (or in the case of a Dispute involving more than one Milestone, whether or not each such Milestone has in fact been achieved);

  (f)
  the fees and other costs of the arbitration associated with the arbitrator and the Shareholder Representative shall be paid by the Disputing Shareholders provided that should the arbitrator rule in favour of the Disputing Shareholders (i.e. should the arbitrator rule that any one or more of the Milestones that is the subject of the Dispute has in fact been achieved), the Purchaser shall pay all fees and other costs of the arbitration associated with the arbitrator and the Shareholder Representative and shall reimburse any such fees and costs previously paid by the Disputing Shareholders;

  (g)
  all Disputes referred to arbitration (including without limitation the scope of the agreement to arbitrate, any statute of limitations, conflict of laws rules, tort claims and interest claims) shall be governed by the substantive Law of British Columbia and the federal laws of Canada applicable therein; and

  (h)
  the Disputing Shareholders, the Shareholder Representative and the Purchaser shall agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) shall not be disclosed beyond the arbitrator, the parties to the arbitration, their counsel and any person necessary to the conduct of the proceeding, except as may lawfully be required in judicial proceedings relating to the arbitration or otherwise.

EXHIBIT E
FORM OF ONCOGENEX VOTING AGREEMENT

        This VOTING AGREEMENT (this "Agreement") is made and entered into as of May     , 2008, by and between Sonus Pharmaceuticals, Inc., a Delaware corporation ("Sonus"), and the signatory hereto (the "Securityholder"). Capitalized terms used and not defined herein have the same meaning as in the Arrangement Agreement, dated as of the date hereof (as such agreement may hereafter be amended or modified from time to time, the "Arrangement Agreement"), by and between Sonus and OncoGenex Technologies Inc., a corporation existing under the federal laws of Canada ("OncoGenex").

        WHEREAS, Sonus and OncoGenex will effect an arrangement under Section 192 of the CBCA, subject to the terms and conditions set forth in the Arrangement Agreement and Plan of Arrangement; and

        WHEREAS, as a condition to entering into the Arrangement Agreement, Sonus has required that the Securityholder, solely in the Securityholder's capacity as a holder of OncoGenex securities, enter into, and the Securityholder has agreed to enter into, this Agreement.

        NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1.    Representations and Warranties of the Securityholder.    The Securityholder hereby represents and warrants to Sonus as follows:

          1.1    Authority; Binding Obligation.    The Securityholder has all necessary power and authority to enter into this Agreement and perform all of the Securityholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by the Securityholder (and the Securityholder's spouse, if the Securities (as defined below) constitute community property under applicable law) and constitutes a valid and legally binding obligation of the Securityholder and such spouse, enforceable against the Securityholder and such spouse, as the case may be, in accordance with its terms.

          1.2    Ownership of Securities.    The Securityholder is the beneficial owner or record holder of the number of securities of OncoGenex listed on Schedule A attached hereto (the "Existing Securities" and, together with any securities of OncoGenex the record or beneficial ownership of which is acquired by the Securityholder after the date hereof, the "Securities"). The Existing Securities listed on Schedule A constitute all of the OncoGenex securities of record or beneficially owned by the Securityholder as of the date hereof. With respect to the Securities, the Securityholder has sole voting power and sole power to issue instructions with respect to or otherwise engage in the actions set forth in Section 2 hereof, and sole power of disposition, with no restrictions on the voting rights, rights of disposition or otherwise, subject to applicable laws and the terms of this Agreement.

          1.3    No Conflicts.    Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or constitute a violation of or a default under (with or without notice, lapse of time, or both) any contract, agreement, voting agreement, shareholders' agreement, trust agreement, voting trust, proxy, power of attorney, pooling arrangement, note, mortgage, indenture, instrument, arrangement or other obligation or restriction of any kind to which the Securityholder is a party or which the Securityholder or the Securityholder's Securities are subject to or bound, other than the Shareholders' Agreement, the applicable provisions of which have been waived by the Securityholder.

          1.4    Reliance.    The Securityholder understands and acknowledges that Sonus is entering into the Arrangement Agreement in reliance upon the Securityholder's execution and delivery of this Agreement.

        2.    Voting Agreement and Agreement Not to Transfer.

          2.1   The Securityholder hereby agrees to vote or cause to be voted all of the Securityholder's Securities (i) in favor of the approval of the Arrangement Resolution and the Arrangement; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of OncoGenex under the Arrangement Agreement; and (iii) except with the prior written consent of Sonus, against the following actions (other than the Arrangement): (A) any extraordinary corporate transactions, such as an amalgamation, consolidation or other business combination involving OncoGenex; (B) any sale, lease, transfer or disposition of a material amount of the assets of OncoGenex; (C) any change in the board of directors of OncoGenex; (D) any material change in the present capitalization of OncoGenex; (E) any amendment of OncoGenex's articles of incorporation or bylaws; (F) any other change in the corporate structure, business, assets or ownership of OncoGenex; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the contemplated economic benefits to Sonus or OncoGenex of the Arrangement and the transactions contemplated by the Arrangement Agreement. The Securityholder shall not enter into any agreement, arrangement or understanding with any Person prior to the Termination Date (as defined in Section 7 below) to vote or give instructions, whether before or after the Termination Date, in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

          2.2   Upon the failure of the Securityholder to vote any Securities in accordance with the terms of this Agreement, the Securityholder hereby grants to the Chief Executive Officer and Chief Financial Officer of Sonus, and each of them individually, a proxy coupled with an interest in all Securities owned by the Securityholder, which proxy shall be irrevocable and survive until the Termination Date, to vote all such Securities in the manner provided in this Agreement. If between the execution hereof and the Termination Date, the Securityholder should die or become incapacitated, or if any trust or estate holding the Securityholder's Securities should be terminated, or if any corporation or partnership holding the Securities should be dissolved or liquidated, or if any other such similar event or events shall occur before the Termination Date, any actions taken by Sonus under this Agreement shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not Sonus has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

          2.3   The Securityholder hereby agrees not to (i) sell, transfer, convey, assign or otherwise dispose of any of his, her or its Securities without the prior written consent of Sonus, other than Securities sold or surrendered or deemed sold or surrendered to pay the exercise price of any OncoGenex Options or to satisfy OncoGenex's withholding obligations with respect to any Taxes resulting from such exercise or resulting from the vesting of restricted stock or restricted performance stock, or (ii) pledge, mortgage or otherwise encumber such Securities. Notwithstanding the foregoing, the Securityholder may complete any Permitted Transfer (as defined in Schedule B) without the prior written consent of Sonus. Any permitted transferee of the Securityholder's Securities must become a party to this Agreement and any purported transfer of the Securityholder's Securities to a Person that does not become a party hereto shall be null and void ab initio.

        3.    Cooperation.    The Securityholder agrees that he or she will not (directly or indirectly) (i) encourage, initiate, solicit or take any other action designed to facilitate any Acquisition Proposal involving OncoGenex from any Person or (ii) exercise any dissent right that the Securityholder may have in connection with the Arrangement. Further, the Securityholder hereby agrees to execute and deliver, or cause to be executed or delivered, such additional proxies, consents, waivers and other instruments, and undertake any and all further action, necessary or desirable, in the reasonable opinion of Sonus, to carry out the purpose and intent of this Agreement and to consummate the Arrangement under the terms of the Arrangement Agreement.

        4.    Disclosure.    The Securityholder hereby agrees to permit Sonus to publish and disclose in the Proxy Statement (including all documents and schedules filed with the SEC), and in any press release or other disclosure document which Sonus reasonably determines to be necessary or desirable to comply with applicable laws or the rules and regulations of Nasdaq or such other regulatory authority having jurisdiction in connection with the Arrangement and any transactions related thereto, Securityholder's identity and ownership of OncoGenex Securities and the nature of Securityholder's commitments, arrangements and understandings under this Agreement, provided that any public announcement or disclosure is made in accordance with the terms of the Arrangement Agreement.

        5.    Confidentiality.    The Securityholder shall keep the existence and contents of this Agreement confidential and shall not disclose its existence or contents to any other person except as is necessary in order to enable the Securityholder to comply with its obligations hereunder or as may be required by Law. The Securityholder shall not, so long as Sonus has not announced the Arrangement to the public generally, disclose information about the Arrangement or this Agreement to any other person, unless such disclosure is necessary in the Securityholder's course of business and the person receiving the information acknowledges that he or she is also prohibited from disclosing such information to others.

        6.    Securityholder Capacity.    The Securityholder is entering this Agreement in his, her or its capacity as the record or beneficial owner of the Securities, and not in his, her or its capacity as a director or officer of OncoGenex.

        7.    Termination.    The obligations of the Securityholder hereunder shall terminate:

          7.1   if the Arrangement is consummated, upon the consummation of the Arrangement;

          7.2   if the Arrangement is not consummated, upon the termination of the Arrangement Agreement in accordance with its terms;

          7.3   upon any material amendment to the Arrangement Agreement or Plan of Arrangement being given effect that has not been approved by the OncoGenex Shareholders;

          7.4   on August 31, 2008 if not otherwise terminated prior to such date and provided that the Proxy Statement is not subject to a review by the SEC; or

          7.5   on September 30, 2008 if not otherwise terminated prior to such date and provided that the Proxy Statement is reviewed by the SEC.

The "Termination Date" for any particular provision hereunder shall be the date of termination of the Securityholder's obligations under such provision.

        8.    Specific Performance.    The Securityholder acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of its obligations under this Agreement and that the remedy at law for any breach, or threatened breach, would likely be inadequate and, accordingly, agrees that Sonus shall, in addition to any other rights or remedies which it may have at law or in equity, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Securityholder from violating any of its obligations under this Agreement. In connection with any action or proceeding for such equitable or injunctive relief, the Securityholder hereby waives any claim or defense that a remedy at Law alone is adequate and agrees, to the maximum extent permitted by Law, to have the obligations of the Securityholder under this Agreement specifically enforced against him or her, without the necessity of posting bond or other security, and consents to the entry of equitable or injunctive relief against the Securityholder enjoining or restraining any breach or threatened breach of this Agreement.

        9.    Non-Resident Tax Matters.    The Securityholder acknowledges and agrees as follows:

          9.1    Withholding Rights.    Each of Sonus and the Depositary (as defined in the Plan of Arrangement) shall be entitled to withhold from any Sonus Common Shares or other consideration otherwise issuable or payable pursuant to the Plan of Arrangement to any holder of OncoGenex Shares and OncoGenex Debentures who is not a Canadian Resident (a "Non-Resident Holder"), such amounts as Sonus or the Depositary, respectively, are required to deduct and withhold with respect to such issuance or payment, as the case may be, under Sections 116 and 212 of the Income Tax Act, R.S.C. 1985, c.1 (5th Supp.), as amended (the "ITA"). Since the consideration paid to the Non-Resident Holder of OncoGenex Shares and OncoGenex Debentures under the Arrangement Agreement is in the form of Sonus Common Shares and not cash, and the liquidation value of those shares is unknown, Sonus or the Depositary will initially holdback all Sonus Common Shares otherwise issuable to a Non-Resident Holder. Any amount actually paid to the Canada Revenue Agency (the "CRA") by Sonus or by the Depositary when demanded by the CRA under the ITA on behalf of any Non-Resident Holder of OncoGenex Shares and OncoGenex Debentures will immediately become due and payable to Sonus by the Non-Resident Holder and shall bear interest at 15% per annum, compounded monthly. The Sonus Common Shares (including Deposited Securities) withheld according to this Section 9(a) will not be released to a Non-Resident Holder until the amounts owing to Sonus are paid in full or waived by Sonus or such conditions described in Section 9(b) are met. If there is no tax ultimately owing by the Non-Resident Holder to the CRA, the interest on the amounts remitted to the CRA by Sonus or the Depositary will be waived by Sonus. If there is an amount owing to Sonus (as a result of Sonus making a payment to the CRA on behalf of a Non-Resident Holder), Sonus shall be authorized to deposit the withheld shares in a segregated brokerage account in trust for the benefit of the Non-Resident Holder and the Non-Resident Holder shall be deemed to have provided the trustee of that account with irrevocable instructions to sell, on terms satisfactory to Sonus, a sufficient number of the withheld Sonus Common Shares to satisfy the taxes paid by Sonus or the Depositary on behalf of the Non-Resident Holder and interest accrued and remit those proceeds to Sonus. If upon the sale of all such Sonus Common Shares and the remittance of all of the related proceeds to Sonus, any remaining liability by the Non-Resident Holder to Sonus remains, that remaining liability shall be waived by Sonus. Notwithstanding the above, any Non-Resident Holder who remits in cash the full amount of tax withholdings potentially owing prior to the receipt of a Clearance Certificate (as defined below) or actually owing after the receipt of a Clearance Certificate, either directly to the CRA or to Sonus, shall have all of their withheld Sonus Common Shares released, subject to Section 2.2(e) of the Plan of Arrangement.

          9.2    Clearance Certificates.    If any Sonus Common Shares or other consideration is deducted or withheld from a Non-Resident Holder pursuant to Section 116 of the ITA as described in Section 9(a), Sonus or the Depositary, as the case may be, shall, subject to Section 9(a), remit such consideration to such Non-Resident Holder upon delivery by such Non-Resident Holder to Sonus or the Depositary, as the case may be, of a certificate of compliance (with a certificate limit not less than the fair market value of the aggregate consideration to be paid to such Non-Resident Holder for their OncoGenex Shares pursuant to the terms of the Arrangement) issued pursuant to section 116 of the ITA (a "Clearance Certificate"). If such Non-Resident Holder does not so deliver a Clearance Certificate and withholding payment is demanded by the CRA, Sonus will remit sufficient funds to the CRA to comply with this remittance requirement; provided that, if Sonus or the Depositary, as the case may be, is provided with a letter from the CRA advising that none of the amounts deducted or withheld in respect of such Non-Resident Holder are required to be remitted, Sonus or the Depositary, as the case may be, will continue to hold such amounts in accordance with that letter until a Clearance Certificate is provided or until the CRA requires the amounts to be remitted, whichever shall first occur. Subject to Section 9(a), to the extent that amounts are so deducted or Sonus Common Shares withheld, the corresponding amounts will be immediately due and payable to Sonus, provided that such amounts, are actually remitted upon demand to the CRA in accordance with this section.

          9.3    Covenant to Apply for Clearance Certificate.    The Securityholder hereby covenants and agrees that it will apply to CRA for a Clearance Certificate as soon as practicable after the Arrangement becomes effective to satisfy delivery of such certificate to Sonus as such delivery is contemplated in section 9(b) herein.

        10.    Miscellaneous.

          10.1    Definitional Matters.

            10.1.1    For purposes of this Agreement, "beneficial ownership" shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

            10.1.2    The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          10.2    Entire Agreement.    This Agreement constitutes the entire agreement of the parties hereto with reference to the transactions contemplated hereby and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties or their respective representatives, agents or attorneys, with respect to the subject matter hereof.

          10.3    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be. Nothing in this Agreement, express or implied, is intended to confer upon any other Person, other than parties hereto or their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          10.4    Assignment.    This Agreement shall not be assignable by law or otherwise without the prior written consent of the other party hereto.

          10.5    Modifications; Waivers.    This Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach of the same or similar nature.

          10.6    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity and unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          10.7    Governing Law.    This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of British Columbia, without regard to the conflict of law principles thereof.

          10.8    Jurisdiction and Venue.    Any legal action or proceeding with respect to this Agreement shall be brought solely in a court of competent jurisdiction in the Province of British Columbia and, by execution and delivery of this Agreement, each of the Securityholder and Sonus hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of and venue in the aforesaid courts, notwithstanding any objections it may otherwise have. Each of the Securityholder and Sonus irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of notice as provided in Section 10(l) below, such service to become effective thirty (30) days after such delivery.

          10.9    Waiver of Trial by Jury.    Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of the other party has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10(i).

          10.10    Attorney's Fees.    The prevailing party in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party all fees and disbursements of counsel (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding results in a judgment) and (b) any post-judgment or post-award Proceeding including, without limitation, one to enforce or collect any judgment or award resulting from any Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, fees and disbursements of counsel.

          10.11    Counterparts.    This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which executed counterparts and any photocopies and facsimile copies thereof, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          10.12    Notices.    All notices, requests, and other communications given or delivered hereunder shall be in writing and shall be deemed to have been given, (a) when received if given in person, (b) on the date of electronic confirmation of receipt if sent by e-mail, facsimile or other wire transmission, (c) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (d) one day after being deposited with a reputable overnight courier. Notices, requests, and communications to the parties shall, unless another address is specified in writing in accordance with this Section 10(l), be sent to the address or facsimile number indicated below:

    If to Sonus, addressed to it at:

      Sonus Pharmaceuticals, Inc.
      1522 217th Place S.E.
      Bothell, Washington 98021
      Attention: Chief Executive Officer
      Telephone: (425) 686-1501
      Facsimile: (425) 686-1601

    with a copy to:

      Stradling Yocca Carlson & Rauth
      660 Newport Center Drive, Suite 1600
      Newport Beach, California 92660
      Attention: Christopher D. Ivey, Esq.
      Fax: (949) 725-4100

    If to the Securityholder, to the address noted on the signature page hereto.

          10.13    Delivery of Opinion.    Sonus covenants to and with the Securityholder to deliver to OncoGenex and the Securityholder at the closing of the Arrangement an opinion of counsel addressed to OncoGenex and the Securityholder, among others, pertaining to applicable United States and Canadian securities law matters in respect of the Sonus Common Shares issuable to the OncoGenex Shareholder on closing of the Arrangement, such opinion to be in a form satisfactory to the holders of a majority of the OncoGenex Shares acting reasonably.

          10.14    Advice of Counsel.    SECURITYHOLDER ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SECURITYHOLDER HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

SONUS PHARMACEUTICALS, INC.
By:
Name:
	Title:	President and Chief Executive Officer
SECURITYHOLDER:

Name:
Date:
SECURITYHOLDER'S SPOUSE (if applicable):

Name:
Date:
IF CORPORATE/ENTITY SECURITYHOLDER:
Name of Corporation or other Entity
By:
Name:
Title:
Date:
Address for Notices:

SCHEDULE A

Number of OncoGenex Common Shares:
Number of OncoGenex Options:
Number of OncoGenex Series 1 Class A Preferred Shares:
Number of OncoGenex Series 2 Class A Preferred Shares:
Number of OncoGenex Series 1 Class B Preferred Shares:
Number of OncoGenex Series 2 Class B Preferred Shares:
Outstanding Principal Amount of OncoGenex Other Debentures:
Outstanding Principal Amount of BC Advantage Debenture:

SCHEDULE "B"

PERMITTED TRANSFERS

        For the purposes of section 2(c) of the Agreement, each of the following shall be classified as a "Permitted Transfer":

  (i)
  Sale to a Controlled Corporation—The Securityholder may from time to time Transfer (as defined below) all or any part of its Securities to a corporation which is under the Control (as defined below) of the Securityholder provided that such corporation agrees as a condition of the Transfer to Transfer back such Securities to the Securityholder in the event that such corporation ceases to be under control of the Securityholder.

  (ii)
  Family, RSP Sales—A Securityholder may from time to time Transfer all or any part of its Securities to:

  D.
  a trust for the benefit of the Securityholder or his or her immediate family;

  E.
  a registered retirement savings plan of the Securityholder or his or her spouse; and

  F.
  provided that if such transferee (both legal and beneficial transferees in the case of a trust) is required to become a party to this Agreement, such transferees (if more than one) shall designate the Securityholder to represent all of the transferees and such representative will remain a party to and bound by this Agreement for and on behalf of such transferees and the Securityholder shall be deemed to be the legal and beneficial owner of such transferred Securities for the purposes of this Agreement.

  (iii)
  Death—Upon the death of the Securityholder, the Securities may be Transferred in accordance with a probated will of the deceased or by operation of laws for the administration of estates upon intestacy, provided that each such transferee enters into an agreement under which the transferee becomes party to and bound by this Agreement.

  (iv)
  Investor Exemptions—If the Securityholder is an Investor (as defined below) it may Transfer the whole or any part of its Securities:

  A.
  if it is required by law to do so;

  B.
  if it resolves to Transfer all or substantially all of its assets or if the Transfer is part of a portfolio sale of its assets;

  C.
  to any person, where the Transfer is in connection with a reorganization of the Investor;

  D.
  if the Transfer is to any manager, general partner, affiliate or associate of the Investor or affiliate or associate of such manager or general partner;

  E.
  to any corporation or other form of entity whose senior officers are, or which is managed by a corporate manager whose senior officers are, common officers of the Investor, the Investor's manager or the Investor's general partner, as the case may be, as at the date of the Transfer;

  F.
  to any limited partnership the general partner of which is Controlled, directly or indirectly, by the Investor, the manager or general partner of the Investor, or an affiliate or associate of the Investor, or its manager or general partner as at the date of the Transfer;

  G.
  to any persons who are bona fide investors (including limited partners, the general partner or fund manager, as the case may be, or directors, officers, or employees who are participants in an incentive program) in the Investor who are entitled to participate in a distribution of the assets of the Investor upon winding-up, liquidation or dissolution where the Securities are distributed to them on such occurrence; provided that if such investors are required to become parties to this Agreement, such investors (if more than one) shall designate one person to represent all such investors and such representative will become party to and bound by this Agreement for and on behalf of such investors and the representative shall be deemed to be the legal and beneficial owner of such Transferred Securities for the purposes of this Agreement;

    H.
    in respect of Ventures West 7 Limited Partnership ("Ventures West Canada") and Ventures West 7 U.S. Limited Partnership ("Ventures West U.S."), without limiting any of the foregoing, to (i) any limited partner of Ventures West Canada or Ventures West U.S., (ii) Ventures West Capital Ltd., any subsidiary thereof, or any corporation whose senior officers are common officers of Ventures West Capital Ltd., or (iii) any fund managed by Ventures West Capital Ltd. or any subsidiary thereof; or

    I.
    in respect of Working Opportunity Fund (EVCC) Ltd., without limiting any of the foregoing, to any member of the GrowthWorks Group (as defined below)

    provided that each such transferee enters into an agreement under which the transferee becomes party to and bound by this Agreement.

Defined Terms:

        In this Schedule "B", the following terms shall have the following meanings:

  "affiliate" means with respect to any person:

    (i)
    any corporation which is directly or indirectly Controlled by that person;

    (ii)
    if a corporation, any corporation which Controls that person, and any corporation which is directly or indirectly Controlled by a corporation which Controls that corporate person; and

    (iii)
    if a partnership or limited partnership, any partner of the partnership or any corporation which Controls that partner and any corporation which is directly or indirectly Controlled by a corporation that Controls that partner.

  "associate" has the same meaning as has been designated to that term in the Canada Business Corporations Act (Canada), as amended from time to time.

  "Control", "Controls" or "Controlled" means, in relation to a corporation:

    (i)
    the right to cast a majority of the votes which may be cast at a general meeting of that corporation; or

    (ii)
    the right to elect or appoint, directly or indirectly, a majority of the directors of that corporation.

  "GrowthWorks Group" means:

    (i)
    Growth Works Capital Ltd. ("GrowthWorks");

    (ii)
    any investment fund (whether corporation, limited partnership, trust or other entity) to which GrowthWorks or any affiliate or associate of GrowthWorks provides management or investment advisory services; or

    (iii)
    any affiliate or an associate of the foregoing.

  "Investors" means Ventures West Canada, Ventures West US, H.I.G. Horizon Corp., Working Opportunity Fund (EVCC) Ltd., Business Development Bank of Canada, Milestone Medica Corporation and WHI Morula Fund, LLC and "Investor" means any one of them.

  "Transfer" includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one person to another, or to the same person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the foregoing; and the words "Transferred", "Transferring" and similar words have corresponding meanings.

FORM OF SONUS VOTING AGREEMENT

        This VOTING AGREEMENT (this "Agreement") is made and entered into as of May     , 2008, by and between OncoGenex Technologies Inc., a corporation existing under the federal laws of Canada ("OncoGenex"), and the signatory hereto (the "Stockholder"). Capitalized terms used and not defined herein have the same meaning as in the Arrangement Agreement, dated as of the date hereof (as such agreement may hereafter be amended or modified from time to time, the "Arrangement Agreement"), by and between Sonus Pharmaceuticals, Inc., a Delaware corporation ("Sonus"), and OncoGenex.

        WHEREAS, Sonus and OncoGenex will effect an arrangement under Section 192 of the CBCA, subject to the terms and conditions set forth in the Arrangement Agreement and Plan of Arrangement; and

        WHEREAS, as a condition to entering into the Arrangement Agreement, OncoGenex has required that the Stockholder, solely in the Stockholder's capacity as a holder of Sonus Common Shares, enter into, and the Stockholder has agreed to enter into, this Agreement.

        NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1.    Representations and Warranties of the Stockholder.    The Stockholder hereby represents and warrants to OncoGenex as follows:

          1.1    Authority; Binding Obligation.    The Stockholder has all necessary power and authority to enter into this Agreement and perform all of the Stockholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder (and the Stockholder's spouse, if the Shares (as defined below) constitute community property under applicable law) and constitutes a valid and legally binding obligation of the Stockholder and such spouse, enforceable against the Stockholder and such spouse, as the case may be, in accordance with its terms.

          1.2    Ownership of Shares.    The Stockholder is the beneficial owner or record holder of the number of Sonus Common Shares listed on Schedule A attached hereto (the "Existing Shares" and, together with any Sonus Common Shares the record or beneficial ownership of which is acquired by the Stockholder after the date hereof, the "Shares"). The Stockholder also owns the number of Sonus stock options listed on Schedule A attached hereto ("Sonus Options"), which, together with the Existing Shares, constitute all of the shares of Sonus Common Stock and other Sonus securities owned of record or beneficially by the Stockholder as of the date hereof. With respect to the Existing Shares, the Stockholder has sole voting power and sole power to issue instructions with respect to or otherwise engage in the actions set forth in Section 2 hereof, and sole power of disposition, with no restrictions on the voting rights, rights of disposition or otherwise, subject to applicable laws and the terms of this Agreement.

          1.3    No Conflicts.    Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or constitute a violation of or a default under (with or without notice, lapse of time, or both) any contract, agreement, voting agreement, shareholders' agreement, trust agreement, voting trust, proxy, power of attorney, pooling arrangement, note, mortgage, indenture, instrument, arrangement or other obligation or restriction of any kind to which the Stockholder is a party or which the Stockholder or the Stockholder's Shares are subject to or bound.

          1.4    Reliance.    The Stockholder understands and acknowledges that OncoGenex is entering into the Arrangement Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

        2.    Voting Agreement and Agreement Not to Transfer.

          2.1   The Stockholder hereby agrees to vote or cause to be voted all of the Stockholder's Shares (i) in favor of (A) the approval of the issuance by Sonus of the Sonus Common Shares to be issued pursuant to the Arrangement, (B) the Reverse Stock Split, (C) the Name Change, (D) the Capital Adjustment, and (E) the election of those directors nominated to the Board of Directors of Sonus in accordance with the terms of the Arrangement Agreement; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Sonus under the Arrangement Agreement; and (iii) except with the prior written consent of OncoGenex, against the following actions (other than the Arrangement): (W) any extraordinary corporate transactions, such as a merger, consolidation or other business combination involving Sonus; (X) any sale, lease, transfer or disposition of a material amount of the assets of Sonus; (Y) any other change in the corporate structure, business, assets or ownership of Sonus; or (Z) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the contemplated economic benefits to OncoGenex of the Arrangement and the transactions contemplated by the Arrangement Agreement. The Stockholder shall not enter into any agreement, arrangement or understanding with any Person prior to the Termination Date (as defined below) to vote or give instructions, whether before or after the Termination Date, in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

          2.2   Upon the failure of the Stockholder to vote any Shares in accordance with the terms of this Agreement, the Stockholder hereby grants to the Chief Executive Officer and Chief Financial Officer of OncoGenex, and each of them individually, a proxy coupled with an interest in all Shares owned by the Stockholder, which proxy shall be irrevocable and survive until the Termination Date, to vote all such Shares in the manner provided in this Agreement. If between the execution hereof and the Termination Date, the Stockholder should die or become incapacitated, or if any trust or estate holding the Stockholder's Shares should be terminated, or if any corporation or partnership holding the Shares should be dissolved or liquidated, or if any other such similar event or events shall occur before the Termination Date, any actions taken by OncoGenex under this Agreement shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not OncoGenex has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

          2.3   The Stockholder hereby agrees not to (i) sell, transfer, convey, assign or otherwise dispose of any of his, her or its Shares without the prior written consent of OncoGenex, other than Shares sold or surrendered or deemed sold or surrendered to pay the exercise price of any Sonus Options or to satisfy OncoGenex's withholding obligations with respect to any Taxes resulting from such exercise or resulting from the vesting of restricted stock or restricted performance stock, or (ii) pledge, mortgage or otherwise encumber such Shares. Any permitted transferee of the Stockholder's Shares must become a party to this Agreement and any purported transfer of the Stockholder's Shares to a Person that does not become a party hereto shall be null and void ab initio.

        3.    Cooperation.    The Stockholder agrees that he or she will not (directly or indirectly) encourage, initiate, solicit or take any other action designed to facilitate any Acquisition Proposal involving Sonus from any Person. Further, the Stockholder hereby agrees to execute and deliver, or cause to be executed or delivered, such additional proxies, consents, waivers and other instruments, and undertake any and all further action, necessary or desirable, in the reasonable opinion of OncoGenex, to carry out the purpose and intent of this Agreement and to consummate the Arrangement under the terms of the Arrangement Agreement.

        4.    Disclosure.    The Stockholder hereby agrees to permit OncoGenex to publish and disclose in the Circular (and all other documentation required in connection with the OncoGenex Meetings), and in any press release or other disclosure document which OncoGenex reasonably determines to be necessary or desirable to comply with applicable laws or the rules and regulations of any regulatory authority having jurisdiction in connection with the Arrangement and any transactions related thereto, Stockholder's identity and ownership of the Shares and the nature of Stockholder's commitments, arrangements and understandings under this Agreement, provided that any public announcement or disclosure is made in accordance with the terms of the Arrangement Agreement.

        5.    Confidentiality.    The Stockholder shall keep the existence and contents of this Agreement confidential and shall not disclose its existence or contents to any other Person except as is necessary in order to enable the Stockholder to comply with its obligations hereunder or as may be required by Law. The Stockholder shall not, so long as Sonus or OncoGenex has not announced the Arrangement to the public generally, disclose information about the Arrangement or this Agreement to any other person, unless such disclosure is necessary in the Stockholder's course of business and the Person receiving the information acknowledges that he or she is also prohibited from disclosing such information to others.

        6.    Stockholder Capacity.    The Stockholder is entering this Agreement in his, her or its capacity as the record or beneficial owner of the Shares, and not in his or her capacity as a director or officer of Sonus.

        7.    Termination.    If the Arrangement is consummated, the obligations of the Stockholder hereunder shall terminate upon the consummation of the Arrangement. If the Arrangement is not consummated, the obligations of the Stockholder hereunder shall terminate upon the termination of the Arrangement Agreement in accordance with its terms. The "Termination Date" for any particular provision hereunder shall be the date of termination of the Stockholder's obligations under such provision.

        8.    Specific Performance.    The Stockholder acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of its obligations under this Agreement and that the remedy at law for any breach, or threatened breach, would likely be inadequate and, accordingly, agrees that OncoGenex shall, in addition to any other rights or remedies which it may have at law or in equity, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Stockholder from violating any of its obligations under this Agreement. In connection with any action or proceeding for such equitable or injunctive relief, the Stockholder hereby waives any claim or defense that a remedy at Law alone is adequate and agrees, to the maximum extent permitted by Law, to have the obligations of the Stockholder under this Agreement specifically enforced against him or her, without the necessity of posting bond or other security, and consents to the entry of equitable or injunctive relief against the Stockholder enjoining or restraining any breach or threatened breach of this Agreement.

        9.    Miscellaneous.

          9.1    Definitional Matters.

            9.1.1  For purposes of this Agreement, "beneficial ownership" shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

            9.1.2  The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          9.2    Entire Agreement.    This Agreement constitutes the entire agreement of the parties hereto with reference to the transactions contemplated hereby and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties or their respective representatives, agents or attorneys, with respect to the subject matter hereof.

          9.3    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be. Nothing in this Agreement, express or implied, is intended to confer upon any other Person, other than parties hereto or their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          9.4    Assignment.    This Agreement shall not be assignable by law or otherwise without the prior written consent of the other party hereto.

          9.5    Modifications; Waivers.    This Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach of the same or similar nature.

          9.6    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity and unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          9.7    Governing Law.    This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof.

          9.8    Jurisdiction and Venue.    Any legal action or proceeding with respect to this Agreement shall be brought solely in the courts of the Court of Chancery of Delaware and the Federal Courts of the United States of America located in the State of Delaware and, by execution and delivery of this Agreement, each of the Stockholder and OncoGenex hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of and venue in the aforesaid courts, notwithstanding any objections it may otherwise have. Each of the Stockholder and OncoGenex irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of notice as provided in Section 9(l) below, such service to become effective thirty (30) days after such delivery.

          9.9    Waiver of Trial by Jury.    Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of the other party has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9(i).

          9.10    Attorney's Fees.    The prevailing party in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party all fees and disbursements of counsel (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding results in a judgment) and (b) any post-judgment or post-award Proceeding including, without limitation, one to enforce or collect any judgment or award resulting from any Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, fees and disbursements of counsel.

          9.11    Counterparts.    This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which executed counterparts and any photocopies and facsimile copies thereof, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          9.12    Notices.    All notices, requests, and other communications given or delivered hereunder shall be in writing and shall be deemed to have been given, (a) when received if given in person, (b) on the date of electronic confirmation of receipt if sent by e-mail, facsimile or other wire transmission, (c) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (d) one day after being deposited with a reputable overnight courier. Notices, requests, and communications to the parties shall, unless another address is specified in writing in accordance with this Section 9(l), be sent to the address or facsimile number indicated below:

    If to OncoGenex, addressed to it at:

      OncoGenex Technologies Inc.
      400 - 1001 West Broadway
      Vancouver, BC V6H 4B1
      Attention: President and Chief Executive Officer
      Facsimile: (604) 736-3687

    with a copy to:

      DuMoulin Black LLP
      10th Floor, 595 Howe Street
      Vancouver, British Columbia V6C 2T5
      Attention: J. Douglas Seppala
      Facsimile: (604) 687-3635

      and to:

      Dorsey &Whitney LLP
      U.S. Bank Centre
      1420 Fifth Avenue
      Suite 3400
      Seattle, WA 98101-4010
      Attention: Randal Jones
      Facsimile: (206) 903-8820

    If to the Stockholder, to the address noted on the signature page hereto.

          9.13    Advice of Counsel.    STOCKHOLDER ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, STOCKHOLDER HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

ONCOGENEX TECHNOLOGIES INC.
By:
Name:
	Title:	President and Chief Executive Officer
STOCKHOLDER:
Name: Date:
STOCKHOLDER'S SPOUSE (if applicable):
Name: Date:
Address for Notices:

SCHEDULE A

Number of Sonus Common Shares:
Number of Sonus Options:

Index of Schedules*

OncoGenex Disclosure Schedule
3.1.2	Capitalization
3.1.3	Authority and No Violation
3.1.5	Issued Shares and Options
3.1.6	Subsidiaries
3.1.7	OncoGenex Financial Statements
3.1.8	Interim Statements
3.1.12	Accuracy of Books and Records
3.1.15	OncoGenex Business Carried on in Ordinary Course
3.1.16	Partnerships or Joint Ventures
3.1.18	Interested Persons
3.1.19	Directors and Officers
3.1.20	Employment and Employee Benefit Matters
3.1.21	Employee Benefit Plans
3.1.23	Leases and Leased Property
3.1.24	Insurance
3.1.25	Material Agreements
3.1.29	Legal Proceedings
3.1.30	Banking Information
3.1.31	Tax Matters
3.1.32	Compliance with Applicable Laws
3.1.35	Environmental Matters
3.1.36	Condition and Sufficiency of Assets
3.1.37	Intellectual Property
3.1.40	Regulatory Compliance
3.1.41	Significant Suppliers
3.1.46	Other Negotiations: Brokers; Third Party Expenses
Sonus Disclosure Schedule
3.2.2	Capitalization
3.2.3	Authority and No Violation
3.2.5	Subsidiaries
3.2.8	Liabilities
3.2.9	Debt Instruments
3.2.12	Guarantees
3.2.14	Sonus Business Carried on in Ordinary Course
3.2.16	Minute Books and Corporate Records
3.2.18	Directors and Officers
3.2.19	Employment and Employee Benefit Matters
3.2.20	Employee Benefit Plans
3.2.22	Leases and Leased Property
3.2.23	Insurance
3.2.24	Material Agreements
3.2.29	Banking Information
3.2.31	Compliance with Applicable Laws
3.2.34	Environmental Matters
3.2.35	Condition and Sufficiency of Assets
3.2.36	Intellectual Property
3.2.39	Significant Suppliers
3.2.41	Personal Information
3.2.42	Advisory Fees

3.2.43	Other Negotiations: Brokers; Third Party Expenses
3.2.46	Public Company Matters
3.2.52	Disclosure of Material Weaknesses
5.3	Covenants

*
Exhibits and schedules to the Arrangement Agreement are not being filed herewith. The Registrant undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request, pursuant to Item 601(b)(2) of Regulation S-K.

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  Exhibit 2.1
ARRANGEMENT AGREEMENT
TABLE OF CONTENTS
ARRANGEMENT AGREEMENT
EXHIBIT A APPROPRIATE REGULATORY APPROVALS
EXHIBIT B ARRANGEMENT RESOLUTION
SPECIAL RESOLUTION OF THE ONCOGENEX TECHNOLOGIES INC. SECURITYHOLDERS
EXHIBIT C PLAN OF ARRANGEMENT UNDER SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT
ARTICLE 1 INTERPRETATION
ARTICLE 2 ARRANGEMENT
ARTICLE 3 RIGHTS OF DISSENT
ARTICLE 4 CERTIFICATES AND FRACTIONAL SHARES
ARTICLE 5 AMENDMENTS
ARTICLE 6 FURTHER ASSURANCES
APPENDIX 1 TO PLAN OF ARRANGEMENT FORM OF ESCROW AGREEMENT
SCHEDULE "A" MILESTONES AND RELEASE SCHEDULE
SCHEDULE "B" PERMITTED TRANSFERS OF ESCROW SECURITIES
SCHEDULE "C" RESOLUTION OF DISPUTES
EXHIBIT E FORM OF ONCOGENEX VOTING AGREEMENT
SCHEDULE A
SCHEDULE "B" PERMITTED TRANSFERS
FORM OF SONUS VOTING AGREEMENT
SCHEDULE A